EXHIBIT 10.102

AGREEMENT WITH BP CORPORATION NORTH AMERICA, INC. AND AMENDMENTS

THERETO FOR A PORTION OF THE AON CENTER CHICAGO BUILDING

AMOCO BUILDING

200 EAST RANDOLPH DRIVE

CHICAGO, ILLINOIS

OFFICE LEASE

BETWEEN

BRE/RANDOLPH DRIVE L.L.C.,

a Delaware limited liability company

LANDLORD

AND

AMOCO CORPORATION

an Indiana corporation

TENANT

DATED: As of December 11, 1998

TABLE OF CONTENTS

SECTIONS:

1.	Premises; Renewal Options	14
2.	Rent	18
3.	Use of Premises	34
4.	Contraction Option	34
5.	Leasing Restrictions	36
6.	Alterations	37
7.	Services	38
8.	Condition and Care of Premises	48
9.	Return of Premises	49
10.	Holding Over	50
11.	Rules and Regulations	51
12.	Rights Reserved to Landlord	52
13.	Assignment and Subletting	54
14.	Waiver of Certain Claims; Indemnification Provisions	58
15.	Damage or Destruction by Casualty	59
16.	Eminent Domain	61
17.	Default; Landlord’s Rights and Remedies	62
18.	Default by Landlord; Tenant’s Remedies; Self-Help	66
19.	Subordination and Attornment	69
20.	Time is of the Essence	70
21.	Subrogation and Insurance	70
22.	Nonwaiver	71
23.	Estoppel Certificate	72
24.	Authority to Execute Lease	73
25.	Real Estate Brokers	73
26.	Notices	74
27.	Miscellaneous	74
28.	Landlord’s Authority and Quiet Enjoyment	76
29.	Landlord	76
30.	Title and Covenant Against Liens	76
31.	Relocation of Tenant	77
32.	Easements	77
33.	WAIVER OF TRIAL BY JURY; VENUE	77
34.	No Representations by Landlord	78
35.	Successors and Assigns	78
36.	Building and Tenant Identity	78
37.	Rooftop Communications Equipment	80
38.	Expansion Space	81
39.	Tenant’s Right of First Offer For Additional Space	83
40.	Arbitration	84

i

41.	Sale of Building; Right of First Offer	88
42.	79th Floor Cancellation Right	90
43.	Parking	90
44.	Press Releases; Confidentiality	91
45.	Environmental Covenants	92
46.	Building Plaza	92
47.	Other Agreements; Release of Tenant	93

EXHIBITS
Exhibit A	Land Description
Exhibit B	Initial Premises
Exhibit C	Rent Schedule
Exhibit D	Loading Docks
Exhibit E	Main Lobby
Exhibit F	Plaza Use Policy
Exhibit G	Comparable Buildings
Exhibit H	Temporary Premises
Exhibit I	Cleaning Specifications
Exhibit J	Monument Location
Exhibit K	Intentionally Omitted
Exhibit L	HVAC Specifications
Exhibit M	Base Building and Tenant’s Fixtures
Exhibit N	Electrical Service Specifications
Exhibit O	Trademark License Agreement
Exhibit P	Rules and Regulations
Exhibit Q	Non-Disturbance and Attornment Agreement (Sub-Tenant)
Exhibit R	Service Notice
Exhibit S	Self-Help Repair Notice
Exhibit T	Subordination, Non-Disturbance and Attornment Agreement (Lender)
Exhibit U	Short Form of Lease
Exhibit V	Workletter
Exhibit W	Building Rentable Square Feet
Exhibit X	Security System Integration
Exhibit Y	Calculation of HVAC Rate

ii

LEASE with AMOCO CORPORATION,

an Indiana corporation

on Premises at the Amoco Building at

200 East Randolph Drive

Chicago, Illinois

This Lease, made as of the 11th day of December, 1998 (“Commencement Date”), by and between BRE/Randolph Drive L.L.C., a Delaware limited liability company (“Landlord”) and the Tenant identified immediately above (as hereinafter defined).

DEFINITIONS

“79th Floor Premises” shall mean the Three Thousand Five Hundred Eleven (3,511) Rentable Square Feet of Space on the 79th floor of the Building leased by Tenant on the Commencement Date, as designated on Exhibit B.

“1989 BOMA” shall mean the Standard Method for Measuring Floor Area adopted by Building Owners and Managers Association, International that was in effect in 1989 (ANSI Z65.l-1980)(Reaffirmed 1989).

“AAA” shall mean the American Arbitration Association or any successor organization.

“Acceptable Cleaning Service” shall have the meaning set forth in Section 7(a)(iii)(B).

“Acceptance Notice” shall have the meaning set forth in Section 41.

“Additional Rent” shall have the meaning set forth in Section 2(b).

“Additional Rent Progress Payment” shall have the meaning set forth in Section 2(d).

“Adjustment Date” shall have the meaning set forth in Section 2(b)(i).

“Adjustment Year” shall have the meaning set forth in Section 2(b)(ii).

“Affiliate(s)” shall mean, with respect to any person or entity, any corporation or other entity which shall control, be under the control of, or be under common control with, such person or entity. The term “control” as used herein shall be deemed to mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise

“Alteration Notice” shall have the meaning set forth in Section 6(c).

“Americans with Disabilities Act” shall mean the Americans With Disabilities Act of 1990 (42 U.S.C. §§12-101 et seq), as amended, and the regulations promulgated thereunder.

“Antennae” shall have the meaning set forth in Section 37(a).

“Antennae Sites” shall have the meaning set forth in Section 37(a).

“Appointment Date” shall have the meaning set forth in Section 40(c)(i).

“Approved Architect” shall mean an architect chosen by Landlord and reasonably acceptable to Tenant.

“Arbitration” shall have the meaning set forth in Section 40(a).

“Arbitration Notice” shall have the meaning set forth in Section 40(c)(i).

“Arbitrator” shall have the meaning set forth in Section 40(c)(i).

“Bankruptcy Code” shall mean 11 U.S.C. Section 101 et seq., or any statute of similar nature and purpose.

“Base Building” shall mean the core, shell and Building Systems, and the improvements to the common areas inside and outside the Building, including the items set forth in Exhibit M, but specifically excluding the Tenant’s Property.

“Base Rent” shall have the meaning set forth in Section 2(a) hereof.

“Building” shall mean all of the real property improvements located on the Land, including collectively the office space, Garage, podium building, Retail Space, Building plaza, mechanical, common and public areas.

“Building Systems” shall mean the mechanical, electrical, sanitary, HVAC Systems, elevator, plumbing, fiber optic cabling, life-safety (including sprinkler), security and other systems of the Building.

“Building’s Proprietary Card Access System” shall mean any master card system used by Landlord in the Building from time to time during the Term to restrict or control entry into the Building, the use of the elevators or entry into other tenant spaces.

“Business Days” shall mean all days, excluding Saturdays, Sundays and all Holidays.

“Business Hours” shall have the meaning set forth in Section 7(a)(i) hereof.

“Casualty Damage” shall have the meaning set forth in Section 15(a).

“Chauffeur’s Lounge” shall mean the lounge for use by the Tenant’s chauffeur(s) at the location identified on Exhibit B attached hereto.

“Cleaning Specifications” shall mean the cleaning specifications set forth in Exhibit I attached hereto, as such specifications shall be revised from time to time by Landlord consistent with the operation of the Building as a first-class office building in downtown Chicago. Any material changes made by Landlord to the Cleaning Specifications shall require the prior consent of Tenant, which consent may not be unreasonably withheld; provided, however, that it shall not be unreasonable for Tenant to withhold its consent if Tenant believes in Tenant’s reasonable judgment that the proposed change would result in a material reduction in the quality or quantity of the services provided to Tenant.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Commencement Date” shall have the meaning set forth in the heading of this Lease.

“Comparable Buildings” shall mean the first-class office buildings in downtown Chicago identified on Exhibit G attached hereto. The Comparable Buildings initially agreed upon shall be updated annually by mutual written agreement between Landlord and Tenant, provided that if in any year no such update occurs, the most recently agreed upon Comparable Buildings shall remain in place until such time as the parties agree upon a new list of such first-class office buildings. With respect to any calendar year, if Landlord and Tenant cannot mutually agree upon any such update by January 1 of such calendar year, either Landlord or Tenant may submit the matter to Arbitration.

“Consolidated Shareholder’s Equity” shall mean, with respect to the Tenant or any proposed assignee of this Lease, as of any date of determination, the total assets of such entity on a consolidated basis, less the total liabilities of such entity.

“Contested Matters” shall have the meaning set forth in Section 2(f).

“Contraction Notice” shall have the meaning set forth in Section 4(a).

“Contraction Rights” shall have the meaning set forth in Section 4(a).

“Contribution Agreement” shall mean that certain Contribution and Sale Agreement among AmProp Finance Company, Blackstone Real Estate Randolph Drive L.L.C. and Landlord.

“Cosmetic Alterations” shall have the meaning set forth in Section 6(b).

“Critical Area” shall mean any LAN room, telephone PBX room or other area that is critical for the operation by Tenant of its daily business in the Premises, the aggregate area of which constitutes approximately 20,000 Rentable Square Feet on the date of this Lease and which is as identified on Exhibit B attached hereto. To the extent Tenant intends to relocate the functions then being utilized in any Critical Area to a different portion of the Premises, then, upon written notice from Tenant to Landlord, such different portion of the Premises shall be deemed replacement Critical Area; provided, however, that the aggregate amount of Critical Area shall not exceed 25,000 Rentable Square Feet (including after any expansion). Tenant may expand the size of the Critical Area up to but not more than 5,000 Rentable Square Feet without Landlord’s prior written approval.

“Default” shall have the meaning set forth in Section 17(a).

“Default Rate” shall mean the Prime Rate plus two percent (2%).

“Delivery Window” shall have the meaning set forth in Section 38(a).

“Designated Arbitrator” shall have the meaning set forth in Section 40(b)(i).

“Determination” shall have the meaning set forth in Section 40(c)(ii)(D).

“Environmental Laws” shall have the meaning set forth in Section 45(a).

“Estoppel Certificate” shall have the meaning set forth in Section 23(a).

“Exhibit W Standard(s)” for each floor of the Building shall mean the square footage shown under the column marked “Building Standard” on Exhibit W attached hereto.

“Expansion Option” shall have the meaning set forth in Section 38(a).

“Expansion Space” shall have the meaning set forth in Section 38(a).

“Expansion Space Delivery Date” shall have the meaning set forth in Section 38(b).

“Expense Adjustment” shall have the meaning set forth in Section 2(c)(i).

“Expenses” shall have the meaning set forth in Section 2(b)(iii).

“Expiration Date” shall mean the fifteenth (15th) anniversary of the Commencement Date of the Lease or if this Lease is renewed pursuant to Section 1 hereof,

then the last day of any renewal period as to which Tenant shall have exercised its rights then hereunder.

“Fair Market Rental Value” shall have the meaning set forth in Section 1(b)(iii).

“Final Holdover Period” shall have the meaning set forth in Section 10(c).

“Final Holdover Rent” shall have the meaning set forth in Section 10(c).

“Final Plans” shall have the meaning set forth in the Workletter.

“First Holdover Period” shall have the meaning set forth in Section 10(a).

“First Holdover Rent” shall have the meaning set forth in Section 10(a).

“First Lease Termination Date” shall have the meaning set forth in Section 38(a).

“FMRV Arbitrator” shall have the meaning set forth in Section 40(c)(i).

“Force Majeure” shall mean, with respect to either Landlord’s or Tenant’s performance obligations hereunder, any national strike, national lockout, national labor trouble, civil disorder, riots, insurrections, war, fuel shortages, accidents, fire or other casualties (not caused by the party claiming Force Majeure), and acts of God.

“Freight Elevator Expenses” shall have the meaning set forth in Section 7(a)(iv).

“Freight Hours” shall have the meaning set forth in Section 7(a)(iv).

“GAAP” shall mean generally accepted accounting principles consistently applied.

“Garage” shall mean the parking garage and all other parking structures located on the Land (including the Monthly Parking Area).

“Governmental Authority(ies)” shall mean any nation or government, any federal, state, local or other political subdivision thereto and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, to the extent each of the foregoing has jurisdiction over the Real Property or over Landlord or Tenant with respect to the Real Property.

“Hazardous Substances” shall mean those substances included within the definitions of any one or more of the terms “hazardous substances,” “hazardous materials,” “toxic substances,” and “hazardous waste” in the Comprehensive Environmental Response,

Compensation and Liability Act, 42 U.S.C. § 9601 et seq., (as amended) and any other similar term in any other similar Environmental Law in effect from time to time during the Term and applicable to the Real Property.

“Holidays” shall have the meaning set forth in Section 7(a)(i).

“HVAC Systems” shall mean heating, ventilation and air conditioning systems serving the Building, other than any supplemental systems owned by Tenant.

“Illinois Uniform Arbitration Act” shall mean 111. Rev. Stat. ch. 10, 101 et seq.

“including or include” shall mean “including, without limitation.”

“Incremental Leased Premises” shall have the meaning set forth in Section 2(b)(vii).

“Independent Contractor” shall have the meaning set forth in Section 2(b)(iii)(B).

“Indiana Room” shall mean the meeting room commonly known as the “Indiana Room” located on Lower Level One (LLl) of the Building.

“Initial Cure Period” shall have the meaning set forth in Section 18(f)(ii).

“Initial Premises” shall mean the space located on the floors 3 through 26, 29 through 32, 34 and 35 inclusive of the Building leased by Tenant on the Commencement Date, the 79th Floor Premises and the Podium Space (but not including the Temporary Premises), all as more specifically identified on Exhibit B attached hereto and made a part hereof, which Initial Premises shall in the aggregate contain 963,511 Rentable Square Feet.

“Initial Term” shall mean the period beginning with the Commencement Date and ending on the day immediately preceding the fifteenth (15th) anniversary of the Commencement Date, unless earlier terminated as provided herein.

“Labor Costs” shall have the meaning set forth in Section 2(b)(iii)(B).

“Land” shall mean the land which is legally described in Exhibit A attached hereto.

“Landlord” shall have the meaning set forth in Section 29.

“Landlord Default” shall have the meaning set forth in Section 18(a).

“Landlord Indemnitee(s)” shall mean Landlord and Manager and their Affiliates and any partners, shareholders, officers, directors, employees, principals, agents, consultants, servants and contractors, directly or indirectly, of such party.

“Landlord’s Accountant” shall have the meaning set forth in Section 2(e)(i).

“Landlord’s Actual Cost(s)” shall mean any and all reasonable direct out-of-pocket costs and expenses reasonably incurred by Landlord in performing certain services set forth in this Lease, including the hiring of any consultants (which consultants may include Manager or an Affiliate of either Landlord or Manager, provided that the amount paid to any such Affiliate does not exceed the amount that would have been incurred by Landlord in the absence of such relationship.) Landlord will minimize Landlord’s Actual Costs in a manner consistent with first-class office buildings in downtown Chicago. Landlord’s Actual Cost shall not include any mark-up for administrative costs for work performed by employees of either Landlord or its Affiliates. Before utilizing any third party, Landlord shall first seek to use the employees of Landlord, Landlord’s Affiliates or Manager, whose salaries are included in Expenses, to the extent any of such employees are or would have been capable of performing the review or work at issue, provided that Landlord may use third parties for emergency situations in the event such employees are not available due to their other duties at the Building.

“Landlord’s Expenses Statement” shall have the meaning set forth in Section 2(e)(i).

“Landlord’s Leasing Notice” shall have the meaning set forth in Section 39.

“Landlord’s Statement” shall mean a Landlord’s Expenses Statement and/or a Landlord’s Taxes Statement.

“Landlord’s Taxes Statement” shall have the meaning set forth in Section 2(e)(ii).

“Late Hours” shall have the meaning set forth in Section 7(a)(iv).

“Lease” shall mean this lease and all Exhibits and Schedules attached hereto and all amendments, modifications, supplements and restatements thereto, whether or not such Exhibits or Schedules are specifically referred to when the term “Lease” is used herein.

“Leasehold Mortgage” shall have the meaning set forth in Section 13(f).

“Lease Year” shall mean each twelve (12) month period occurring during the Term, commencing with the Commencement Date, provided that if the Commencement Date occurs on other than the first day of a month, the first Lease Year shall include the partial month in which the Commencement Date occurs and the next twelve (12) full months and succeeding Lease Years shall commence on the respective anniversaries of the first day of the first full month after the Commencement Date.

“LLC Agreement” shall mean that certain BRE/Randolph Drive L.L.C. Amended and Restated Limited Liability Company Agreement between Blackstone Real Estate Randolph Drive L.L.C. and AmProp Randolph LLC, dated as of the date hereof, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Loading Dock(s)” shall mean the loading dock or load docks and related area as identified on Exhibit D .

“Major Accounting Firm” shall have the meaning set forth in Section 2(f).

“Main Lobby” shall mean that portion of the Building identified on Exhibit E attached hereto.

“Manager” shall mean the manager of the Building or any replacement or additional manager designated in writing to Tenant by Landlord.

“Material Default” shall mean the occurrence and continuance of any monetary Default or any other material Default, in each such case after the expiration of any applicable notice and cure period.

“Monetary Landlord Default” shall have the meaning set forth in Section 18(a).

“Monthly Base Rent” shall have the meaning set forth in Section 2(a).

“Monthly Parking Area” shall mean that portion of the Garage designated as of the date hereof as the monthly parking area and for which access cannot be gained without a monthly parking pass.

“Monthly Tax Deposits” shall have the meaning set forth in Section 2(d)(C).

“Mortgage(s)” shall mean any trust indenture or mortgage which may now or hereafter affect Landlord’s interest in the Real Property, or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

“Mortgagee(s)” shall mean any ground lessor, trustee, mortgagee or holder of a Mortgage.

“Most Favored Tenant Rate” shall mean the lowest rate given to any other tenant of the Building, excluding rates which are granted to tenants under the terms of the Building leases in effect on the Commencement Date (“Existing Leases”), but specifically including any rates granted in any New Area Leases and any amendments, modifications, supplements, addenda and/or restatements of any of the Existing Leases that are entered into after the Commencement Date.

“New Area Lease(s)” shall have the meaning set forth in Section 2(b)(vii).

“Net Sublease Proceeds” shall have the meaning set forth in Section 13(d)(i).

“Net Worth” shall mean, with respect to any person or entity, the excess of total assets of such person or entity over the total liabilities of such person or entity.

“Nondisturbance Agreement” shall have the meaning set forth in Section 19(c).

“Non-Renewed Premises” shall have the meaning set forth in Section 1(b)(i)(C).

“Nonstructural Alterations” shall have the meaning set forth in Section 6(b).

“Occupancy,” “Occupies,” “Occupy” or “Occupied” shall mean that Tenant is physically occupying space and operating its business in such space for its intended use as set forth in the Lease.

“Offer to Purchase” shall have the meaning set forth in Section 41.

“Office Area(s)” shall mean the area(s) where a tenant normally houses personnel and/or furniture.

“OTP Offer Period” shall have the meaning set forth in Section 41.

“OTP Response Period” shall have the meaning set forth in Section 41.

“PBX Space” shall mean those portions of the 25th and 26th floors of the Building (and the wiring, cabling, conduits and/or other equipment located outside of the space shown on Exhibit B which are necessary to the use of the PBX Equipment) consisting of approximately 2,400 Rentable Square Feet and identified on Exhibit B which contain Tenant’s PBX equipment.

“Permitted Expenses” shall have the meaning set forth in Section 1(b)(i)(C).

“Podium Space” shall mean the space identified as the “Podium Space” on Exhibit B attached hereto, which shall include the Chauffeur’s Lounge and which shall initially be deemed to consist of 48,000 Rentable Square Feet.

“Possession” or “Possess” shall mean, with respect to the Premises, the right to enter any space to be added to the Premises for the purpose of planning, performing, or preparing for, the construction of Tenant Improvements, as opposed to the use of such space as the Premises as set forth in Section 3 hereof which would constitute Occupancy of the Premises.

“Premises” shall mean the Initial Premises as expanded or reduced pursuant to the terms of this Lease.

“Prime Rate” shall mean the then current “prime lending rate” as published from time to time in the Wall Street Journal or successor publication.

“Proceedings” shall have the meaning set forth in Section 2(j).

“Projection Notice” shall have the meaning set forth in Section 2(d)(A).

“Projections” shall have the meaning set forth in Section 2(d)(A).

“Proposed Plans” shall have the meaning set forth in the Workletter.

“Prudential Easement” shall mean that certain Cross Easement and Operating Agreement between AmProp Finance Company, an Indiana corporation (whose interest has been assigned to Landlord as of the date hereof), and Prudential Plaza Associates, an Illinois general partnership, dated as of May 16, 1991, a memorandum of which was recorded in the Cook County, Illinois records May 24, 1991 as Document No. 91248078.

“Real Property” shall mean the Land and the Building.

“Recapture Portion” shall have the meaning set forth in Section 13(c).

“Reduction of Services” shall mean with respect to the Premises or any portion thereof a condition deemed to be a Reduction of Services as specifically set forth in this Lease.

“Rejection Notice” shall have the meaning set forth in Section 41.

“Renewal Allowance” shall have the meaning set forth in Section 1(b)(iv).

“Rent” shall have the meaning set forth in Section 2(a).

“Rent Per Square Foot” shall have the meaning set forth in Section 13(d)(iii).

“Rentable Square Feet (Foot or Footage)” and “RSF” shall mean (i) with respect to any portion of the Premises or Temporary Space that constitutes a full floor, the number set forth for the applicable floor on Exhibit B, Exhibit H or Exhibit W and (ii) with respect to any portion of the Premises or Temporary Space that constitutes any partial floor, a proportionate amount of the total Rentable Square Feet of such floor.

“Requirement(s)” shall mean all laws, court orders, ordinances, regulations, statutes, requirements and codes of all Governmental Authorities now existing or hereafter created.

“Retail Space” shall mean the space in the Building which is or may be rented to tenants for retail purposes.

“Right of First Offer Space” shall have the meaning set forth in Section 39.

“Roof” shall have the meaning set forth in Section 37(a).

“Rules and Regulations” shall have the meaning set forth in Section 11.

“Sale Notice” shall have the meaning set forth in Section 41.

“Second Holdover Period” shall have the meaning set forth in Section 10(b).

“Second Holdover Rent” shall have the meaning set forth in Section 10(b).

“Self-Help Repair Notice” shall have the meaning set forth in Section 18(f)(ii).

“Self-Help Repairs” shall have the meaning set forth in Section 18(f)(iii).

“Service Notice” shall have the meaning set forth in Section 18(f)(i).

“Service Representative” shall have the meaning set forth in Section 18(f)(i).

“Structural Alterations” shall have the meaning set forth in Section 6(a).

“Sublease Proceeds” shall have the meaning set forth in Section 13(d)(iv).

“Sublease Rent” shall have the meaning set forth in Section 13(d)(v).

“Sublease Rent Per Square Foot” shall have the meaning set forth in Section13(d)(vi).

“Submission Date” shall have the meaning set forth in Section 40(c)(ii)(E).

“Superior Lease(s)” shall mean all ground or underlying leases of the Building hereafter made by Landlord.

“Surrendered Space” shall have the meaning set forth in Section 4(a).

“Taxes” shall have the meaning set forth in Section 2(b)(iv).

“Tax Adjustment” shall have the meaning set forth in Section 2(c)(ii).

“Temporary Premises” shall mean the thirty-third (33rd) floor and that portion of the Building located above the thirty-fifth (35th) floor that is Occupied by Tenant on the Commencement Date but is not part of the Initial Premises and not leased by Tenant pursuant to separate leases, all as more specifically identified on Exhibit H, which Temporary Premises shall in the aggregate be deemed to contain 63,130 Rentable Square Feet.

“Temporary Premises Period” shall have the meaning set forth in Section 1(a).

“Temporary Sublet Premises” shall have the meaning set forth in Section 13(c).

“Tenant” shall, on the Commencement Date, mean Amoco Corporation. Thereafter, “Tenant” shall mean only the tenant under this Lease at the time in question.

“Tenant Improvements” shall mean the Tenant’s leasehold improvements and other improvements made by Tenant or its agents or contractors to the Premises which are of a nature and character that they may be depreciated during the Term, excluding Tenant’s furniture, fixtures and equipment.

“Tenant Indemnitee(s)” shall mean Tenant and its Affiliates and any partners, shareholders, officers, directors, employees, principals, agents, consultants, servants and contractors, directly or indirectly, of Tenant or its Affiliates.

“Tenant Leasing Requirement” shall mean the requirement that Tenant be liable to Landlord under this Lease for no less than four hundred thousand (400,000) Rentable Square Feet of space in the Building, provided that such number shall be reduced by the number of Rentable Square Feet of space recaptured by Landlord pursuant to the terms of Section 13(c) hereof, but in no event shall the Tenant Leasing Requirement be reduced below three hundred thousand (300,000) Rentable Square Feet.

“Tenant Occupancy Requirement” shall mean the requirement that Tenant occupy no less than four hundred thousand (400,000) Rentable Square Feet of space in the Building, provided that such number shall be reduced by the number of Rentable Square Feet of Space recaptured by Landlord pursuant to the terms of Section 13(c) hereof, but in no event shall the Tenant Occupancy Requirement be reduced below three hundred thousand (300,000) Rentable Square Feet.

“Tenant’s Actual Cost(s)” shall mean any and all reasonable direct out-of-pocket costs and expenses reasonably incurred by Tenant in connection with the exercise of Tenant’s self-help rights in accordance with Section 18, including the hiring of any consultants (which consultants may include Tenant’s Affiliates, provided the amount paid to any such Affiliate does not exceed the amount that would have been incurred by Tenant in the absence of such relationship). Tenant will always use reasonable efforts to minimize Tenant’s Actual Cost. Tenant’s Actual Cost shall not include any mark-up for administrative costs for work performed by employees of either Tenant or its Affiliates.

“Tenant’s Address for Notices” shall mean the Premises, Attention Facilities and Services, Chicago Regional Manager (Mail Code 2203) and Manager of Regional Administration, Facilities and Services, Chicago Region (Mail Code 2203), with a copy to Manager of Real Estate (Mail Code 4N), 28100 Torch Parkway, Warrenville, Illinois 60555.

“Tenant’s Construction” shall mean any construction by Tenant and Tenant’s Contractors of Tenant Improvements.

“Tenant’s Contractors” shall mean collectively, all general, mechanical and electrical contractors, subcontractors, sub-subcontractors engaged by or proposed to be engaged by Tenant, its agents and representatives.

“Tenant’s Emergency Representative” shall mean the Manager Facilities and Services, Chicago Regional Manager for Tenant, or such other person or persons as Tenant may designate from time to time by written notice to Landlord.

“Tenant’s Expansion Notice” shall have the meaning set forth in Section 38(a).

“Tenant’s Fixtures” shall mean those items identified as Tenant’s Fixtures on Exhibit M attached hereto.

“Tenant’s Freight Elevator” shall mean freight elevator number 43, or such other of the freight elevators located in the Building as Landlord and Tenant may agree from time to time.

“Tenant’s Loading Dock” shall mean that certain loading dock number 3 comprising part of the Loading Docks (as designated on Exhibit D), or such other loading dock comprising a part of the Loading Docks as Landlord and Tenant may agree from time to time, and the associated truck bays and immediately adjacent areas necessary for loading and unloading.

“Tenant’s Plans” shall mean Tenant’s construction drawings, including mechanical, electrical, structural and architectural.

“Tenant’s Property” shall mean all personal property, furniture, equipment, moveable partitions, Tenant Improvements, Tenant’s Fixtures, and all other items contained in the Premises or forming a part thereof as of the Commencement Date, including, without limitation, those items identified on Exhibit M (excluding Base Building) which are not included as part of Base Building (including, without limitation, all of the floor readers, panels and related wiring used in Tenant’s card access system for the Premises and any other item that, if altered, would qualify as a Nonstructural Alteration), regardless of whether or not such items of Tenant’s Property are attached or otherwise affixed to the Building. In the event any additional space is added to the Premises after the Commencement Date, Landlord shall convey to Tenant any items actually located within such additional space on the date such space is delivered by Landlord to Tenant that would fall within the definition of “Tenant’s Property” by bill of sale, effective as of the date the additional space is added to the Premises.

“Tenant’s Proportionate Share for Expenses” shall have the meaning set forth in Section 2(b)(v), as modified from time to time by the provisions of Section 2(b)(vii).

“Tenant’s Proportionate Share for Taxes” shall have the meaning set forth in Section 2(b)(vi), as modified from time to time by the provisions of Section 2(b)(vii).

“Tenant’s Secure Area(s)” shall mean those areas of the Premises identified on Exhibit B attached hereto, as such areas may, upon written notice to Landlord from Tenant, be revised by Tenant from time to time during the Term.

“Term” shall mean the Initial Term as extended by any renewal periods or shortened (by earlier termination or otherwise) pursuant to the terms of this Lease.

“Third Party Lease” shall have the meaning set forth in Section 39(b).

“Unresolved Contested Matters” shall have the meaning set forth in Section 2(f).

“Untenantable” and “Untenantability” shall mean that the Premises, or any portion thereof, cannot reasonably be (i) Occupied by Tenant (including Occupancy for supporting and ancillary uses), and is not so occupied by Tenant or (ii) accessed by Tenant, and, in either case, such condition was not primarily caused by Tenant or its employees. The Premises, or any portion thereof, may be determined to be Untenantable, regardless of whether or not a Reduction of Services has occurred.

“Workletter” shall mean the Workletter attached hereto as Exhibit V. The terms and provisions of the Workletter are hereby incorporated into this Lease by this reference.

WITNESSETH:

1. Premises; Renewal Options.

(a) Subject to the terms and conditions set forth herein, Landlord hereby agrees to lease the Premises to Tenant, and Tenant hereby agrees to accept the Premises for the Term, paying as Rent therefore the sums hereinafter provided, without any setoff, abatement, counterclaim, recoupment or deduction whatsoever, except as otherwise set forth herein. Tenant shall also have the non-exclusive right to use the common areas of the Building for ingress and egress subject to the terms and conditions set forth herein. In addition, Landlord shall lease to Tenant, and Tenant agrees to lease from Landlord, the Temporary Premises for a period (“Temporary Premises Period”) beginning with the Commencement Date and ending upon the earlier of (i) a date specified by Tenant in written notice to Landlord delivered at least ninety (90) days prior to such date and (ii) the date which is one calendar year after the Commencement Date. The leasing of the Temporary Premises shall be subject and pursuant to the terms and conditions set forth herein, including, without limitation, the payment of Base Rent and Additional Rent with respect to the Temporary Space, and all calculations of Tenant’s Proportionate Share of Expenses and Tenant’s Proportionate Share of Taxes shall include the Temporary Premises. During such time as Tenant retains possession of all or any portion of the Temporary Premises, such Temporary Premises shall be considered to be part of the Premises for purposes of this Lease. Upon the end of the Temporary Premises Period, Tenant shall vacate the Temporary Premises and surrender the space to Landlord in an “AS IS” “WHERE IS” condition, without any requirement to remove any of Tenant’s Property or any other property of Tenant located outside of the Temporary Premises or to perform repairs, improvements or other work (other than repairs requested by Landlord within five (5) days after the date upon which Tenant vacates the Temporary Premises and which are necessary to repair any damage to the Building (other than to the paint, carpeting or wall coverings) caused by the removal of Tenant’s Property), regardless of whether or not such space, upon delivery to Landlord, complies with the Requirements, provided that Tenant shall not intentionally commit waste in the Temporary Premises.

(b) Provided that this Lease shall be in full force and effect and Tenant shall not be in Material Default at the time of exercise of any right of renewal or as of the date set for commencement of the renewal term, Tenant shall have the right to renew the Initial Term for four (4) successive periods of five (5) years each, on the following terms and provisions:

(i) Each such renewal term shall be upon the same terms, covenants and conditions as provided in this Lease except as follows:

(A) the annual Base Rent rate for the renewal terms shall be equal to ninety-five percent (95%) of the anticipated Fair Market Rental Value as of the date of the commencement of the relevant renewal term. Upon determination of the Base Rent, the parties shall promptly execute an amendment to this Lease to establish and evidence such Base Rent;

(B) there shall be no further rights to renew beyond the four (4) renewal terms specified herein; and

(C) Tenant shall have the right to renew for all or any portion of the Premises, provided that Tenant’s renewal of space in the office tower portion of the Building shall be in full floor increments (except that Tenant may renew the 79th Floor Premises and for any amount of space on the highest floor other than the 79th floor that is renewed so long as Tenant renews at least approximately one-half of the Rentable Square Feet on such highest floor, and Tenant shall be permitted on the 25th and 26th floors to renew only the PBX

Space). Notwithstanding the foregoing, the office tower portion of the Premises with respect to which Tenant elects not to renew this Lease (the “Non-Renewed Premises”) shall be limited to full contiguous floors of the Premises prior to the renewal (not including the 79th floor, the highest floor that is renewed or any space that has been recaptured by Landlord pursuant to Section 13(c)) which constitute the highest floors contained in the office tower portion of the Premises prior to the renewal; provided, however that in no event shall Tenant be required to delete floors 29-31 nor shall Tenant be required to delete the PBX Space on the 25th and 26th floors.

(ii) Tenant shall exercise its right to the renewal terms provided herein, if at all, by notifying Landlord in writing of its election to exercise the right to renew the Term for each additional five (5) year period not less than eighteen (18) months prior to the then current expiration of the Term, and a failure to give such a notice on or before such date shall constitute a waiver of Tenant’s right to renew. On or before the date that is fourteen (14) months prior to the then current expiration of the Term, Landlord shall notify Tenant in writing of the Landlord’s determination of the Fair Market Rental Value for the applicable renewal period. If the Tenant objects to such determination, then the parties agree to negotiate in good faith to resolve the dispute. If Landlord and Tenant are unable to resolve the dispute on or before the date that is twelve (12) months prior to the then current expiration of the Term, then the Fair Market Rental Value shall be determined by Arbitration, and Landlord and Tenant shall within ten (10) Business Days thereafter give each other notice of the proposed Fair Market Rental Values that they intend to use in the Arbitration; provided that Tenant shall have the right to rescind its election to renew upon written notice to Landlord within thirty (30) days after Landlord has notified Tenant of the proposed Fair Market Rental Value which Landlord will offer in the Arbitration. If Tenant does not notify Landlord within such thirty-day period that Tenant is rescinding its election to renew, Tenant shall have no further right to rescind such election and the Arbitration shall proceed with both parties agreeing to be bound by the Fair Market Rental Value determined thereby. If for any reason a renewal period begins and the Fair Market Rental Value of the Premises has not yet been determined, then Tenant shall pay rent to Landlord for the Premises equal to the Base Rent and Additional Rent that Tenant was paying in the last month of the Term immediately prior to the applicable renewal period until the Arbitration is resolved. Once the amount of Fair Market Rental Value for the Premises for such renewal period has been determined by the FMRV Arbitrators, Tenant shall immediately begin paying 95% of the Fair Market Rental Value so determined. If the amount of rent Tenant had been paying is less than the Fair Market Rental Value so determined, Tenant shall pay such difference to Landlord within fifteen (15) days after such determination. If, however, the amount of rent Tenant had been paying is greater than 95% of the Fair Market Rental Value so determined, Landlord shall refund such difference to Tenant within fifteen (15) days after such determination.

(iii) “Fair Market Rental Value” shall mean the anticipated base rent as of the commencement of the relevant renewal term at which the Premises, or applicable portion thereof to be renewed, would be leased for the renewal term or for the Expansion Space, in its then-existing condition, in an arms-length transaction between a willing landlord and tenant in the office space market existing for comparable first-class buildings in the central business district of Chicago, Illinois (taking into account the location of the Building in the central business district), taking into account all relevant facts and considerations, including base rents, rent escalations, rent abatements, allowances (such as tenant improvement, space planning, working drawing and moving allowances), commencement date of the comparable leases, commissions, operating expenses, real estate taxes and other economic terms and relevant non-economic terms (including, without limitation, the provision of special services and rights to Tenant) contained in the Lease and in recently signed leases for premises of similar size, location and configuration in comparable first-class buildings in the central business district of Chicago (taking into account the location of the Building in the central business district and the location of the Premises within the Building). The Landlord and Tenant hereby agree that the creditworthiness of tenants shall be a relevant factor in determining Fair Market Rental Value hereunder.

(iv) In connection with the first (1st) and third (3rd) of Tenant’s renewals of the Term after the Initial Term, Landlord shall, upon written request of Tenant, provide Tenant, prior to the beginning of the applicable renewal term, with a tenant improvement allowance as requested by Tenant, but in any event, which for each renewal shall not exceed the amount equal to the product of (A) the number of Rentable Square Feet contained in the portion of the Premises being renewed (renewals on partial floors shall be determined in accordance with the Exhibit W Standard) and (B) $30.00 (the “Renewal Allowance”). Disbursement of the Renewal Allowance shall be subject to all of the terms and conditions of this Lease and the Workletter (including, without limitation, any rent credit or offset rights granted to Tenant for Landlord’s failure to comply with the provisions hereof). If Tenant elects to receive a Renewal Allowance for the first and/or third renewal period, the Fair Market Rental Value for such renewal period shall take into account that such Renewal Allowance is to be amortized over the term of such renewal period at a rate equal to one percent (1%) per annum plus the Prime Rate.

(v) Notwithstanding anything to the contrary contained herein, in the event the amount of space in the Building being leased by Tenant falls below three hundred thousand (300,000) Rentable Square Feet, (i) Tenant shall only be permitted to renew the Initial Term for two (2) additional successive five (5) year periods, and (ii) if Tenant elects to renew, Tenant must renew for all of the space comprising the Premises on the date of the commencement of the relevant renewal term.

2. Rent.

(a) Tenant shall pay an annual base rent (herein called “Base Rent”) to Landlord for the Premises in the amount stipulated in Exhibit C payable in monthly installments (herein called “Monthly Base Rent”) in the amount stipulated in Exhibit C, in advance beginning on the Commencement Date and on the first day of each calendar month thereafter of the Term (subject to any rent abatement set forth herein), and at the same rate prorated for fractions of a month if the Term shall begin on any date except the first day, or shall end on any day except the last day of a calendar month. Base Rent, Additional Rent (as hereinafter defined), Additional Rent Progress Payments (as hereinafter defined) and all other amounts becoming due from Tenant to Landlord herein (herein collectively called the “Rent”) shall be paid in lawful money of the United States of America in immediately available funds to Landlord. Landlord hereby authorizes Tenant to pay Rent and all other sums due and owing to Landlord hereunder, either by wire transfer or check, to Landlord at the office of the Building, or to such other person, entity or address as otherwise designated from time to time by written notice from Landlord to Tenant. The obligation to pay Rent hereunder is independent of each and every other covenant and agreement contained in this Lease and shall, except as otherwise set forth herein, be paid without any setoff, abatement, counterclaim, recoupment or deduction; provided, however, notwithstanding anything contained in this Lease to the contrary, Tenant shall be entitled to: (i) offset against Rent (and any other amounts owed by Tenant to Landlord pursuant to this Lease), any overpayments of the estimated payments made by Tenant with respect to Additional Rent (including, without limitation, any Additional Rent Progress Payments), as disclosed on the applicable Landlord’s Expense Statement or Landlord’s Taxes Statement (if any) or determined pursuant to a contest as provided in Section 2(f), any other unappealable final judgment amounts determined by a court or arbitrator of competent jurisdiction to be owed by Landlord to Tenant under this Lease, if the same are not paid when due, and any amounts incurred by Tenant pursuant to Tenant’s self-help rights in accordance with Section 18 and/or (ii) cure any Landlord Default as permitted under Section 18 or elsewhere under this Lease.

(b) Additional Rent. In addition to paying the Base Rent specified in Subsection (a) hereof Tenant shall pay as Additional Rent the amounts determined in accordance with the following provisions of this Subsection (b) (herein called “Additional Rent”).

Definitions. As used in this Lease:

(i) “Adjustment Date” shall mean the first day of the Term and each January 1 thereafter falling within the Term.

(ii) “Adjustment Year” shall mean each calendar year during which an Adjustment Date falls.

(iii) “Expenses” shall mean and include, except as limited or excluded as set forth below, those costs and expenses paid or incurred by Landlord in connection with the operation, management, and maintenance of the Building and the Land in accordance with GAAP and which are included in the operating expenses of other first-class office buildings in downtown Chicago, including the following:

(A) All costs and expenses directly related to the Real Property for operating and cleaning tenant, common and public areas, and for water and utilities therefor, and for removing snow, ice, and debris;

(B) Salaries and fringe benefits (“Labor Costs”) (including social security taxes, unemployment insurance taxes, the cost of providing coverage for disability benefits, the cost of any pensions, hospitalization, welfare or retirement plans or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other reasonable and customary cost or expense paid or incurred to provide benefits) for any employee at or below the grade of the Building manager or the charges of any independent contractor who performs the functions of a typical building owner or manager or any of their employees (“Independent Contractor”);

(C) Subject to the provision set forth below, all costs and expenses of repairing or replacing paving, curbs, walkways, landscaping (including replanting and replacing flowers and other plantings), common area and public lighting facilities located on the Real Property;

(D) All utilities, costs and expenses directly related to the Real Property, including, without limitation, electricity for lighting the common and public areas, and for running the elevators and other Building equipment and systems (but excluding electricity for the lights and outlets of any tenant in the Building), fuel and water used in the HVAC System and chilled water made available to tenants of the Building using such chilled water, excluding therefrom any chilled water which has been separately metered or otherwise specifically charged to tenants;

(E) Maintenance and repair of mechanical and electrical equipment, including the HVAC System, but excluding expenditures (except as set forth in (H) below) which under GAAP are required to be capitalized;

(F) Window cleaning and janitor and cleaning service, including janitor and cleaning equipment and supplies for tenant, common and public areas;

(G) Maintenance, repair and, where applicable, decoration of elevators, alarm and security systems, restrooms, sprinklers, plumbing systems, lobbies and hallways located in the common areas of the Building, and other common and public areas of the Building and Land;

(H) A management fee for the managing agent of the Building at actual cost, including, without limitation, the charges of any Independent Contractor hired by Landlord to manage the Building, not to exceed two percent (2%) of Landlord’s gross receipts from the operation of the Building;

(I) The cost of any capital improvement made to the Building at any time after the Commencement Date: (i) that is made for the purpose of reducing some of the costs included within Expenses, provided the cost of such improvements to Tenant does not exceed the Expense savings to Tenant, (ii) in compliance with any Requirement that is mandatory or advisory (regardless of the validity thereof) which was not applicable to the Building at any time prior to the Commencement Date, or (iii) for the purpose of reducing the risks to the life, safety or health of the occupants of the Building, in each case, such cost being amortized on an annual straight line basis over the useful economic life of such improvement, together with interest at a rate equivalent to the Prime Rate in effect on the date such capital improvement is completed, provided that: Expenses shall not include (x) any cost to comply with the Americans with Disabilities Act (as in effect on the date of this Lease) or to effect a required phase out or replacement, if any, of Chloro Fluoro Carbons from the Building, (y) any costs of any equipment lease that is intended to avoid any of the limitations on the inclusion of capital expenditures in this definition of Expenses or (z) any of the costs incurred in connection with any changes to the Building that are necessary in order to permit the Building elevators to stop on the 2nd floor;

(J) Legal, accounting and other professional expenses incurred in respect of the operation, use, occupation, or maintenance of the Building and incurred in seeking or obtaining reductions in and refunds of Taxes, provided any such expenses may only be included to the extent they are incurred in connection with expenditures that may be included in Expenses;

(K) Supplies, equipment and sundries in connection with the services listed above, together with sales or use taxes on such supplies, equipment, sundries or services;

(L) Premiums paid by Landlord for property, liability, elevator, rent loss, worker’s compensation and other commercially reasonable insurance carried by Landlord in connection with the operation of the Building, provided that such insurance is consistent with the types and amounts of insurance maintained with respect to other comparable office buildings in downtown Chicago and any brokerage costs paid by Landlord in connection with the foregoing insurance; and

(M) Notwithstanding the foregoing, Expenses shall not include the following:

(1)	Taxes (as hereinafter defined) and the taxes and other items mentioned in the definition of but excluded from Taxes;

(2)	expenditures which, under GAAP, could be capitalized (except to the extent included in Subsection (I) above);

(3)	depreciation;

(4)	all costs and expenses incurred in leasing or procuring tenants for the Building (including, without limitation, lease commissions, professional fees, office space provided for leasing agents, advertising and promotional expenses, relocation and build out allowances and expenses of renovating space for tenants);

(5)	interest or amortization payments on any mortgage loan or other debt (including, without limitation, any Mortgage) and any financing or refinancing costs in connection therewith;

(6)	rental under any ground or underlying lease (including, without limitation, any Superior Lease) and any costs in connection therewith;

(7)	all Labor Costs of any employee above the grade of the building manager and, if any employee shall devote less than all of their time to the operation, management, repair and maintenance of the Building, the Labor Costs allocable to the portion of their time not so devoted;

(8)	all Labor Costs of clerks or attendants employed to work in any concessions, newsstands or messenger services operated by Landlord;

(9)	all costs, expenses, utilities, equipment and services allocable to the operation, management, repair and maintenance of the Garage or any Retail Space, other than the Landlord’s Actual Cost of furnishing security to the Garage or such Retail Space;

(10)	all costs and expenses of correcting defects in the construction of the Building, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear shall not be deemed defects;

(11)	any cost or expense (or portion thereof) paid to a related entity of Landlord which is in excess of the amount which would be paid in the absence of such relationship;

(12)	all costs and expenses for which Landlord has been reimbursed or is entitled to reimbursement therefor (other than pursuant to rent adjustment, escalation or other additional rent provisions in leases);

(13)	all costs and expenses allocable to the operation, management, repair and maintenance of any antennae or similar devices located in or on the Building which are not generally available to all tenants of the Building without additional charge;

(14)	all costs and expenses of complying with any Requirement enacted on or prior to the Commencement Date (including, without limitation, the Americans with Disabilities Act (as in effect on the date of this Lease)) and any costs and expenses incurred by Landlord by reason of non-compliance with such Requirements (or claim of non-compliance with such Requirements), including fines, penalties and professional fees;

(15)	all fines, interest, charges, penalties, damages, costs and expenses incurred by Landlord by reason of any default (or claim of default) or late payment by it under any lease of space in the Building or other contract or instrument (regardless of whether or not the payment itself is allowed to be included in Expenses) with which Landlord is required to comply, including, without limitation, any legal and other professional fees in connection therewith;

(16)	painting or decorating costs and expenses, other than reasonable costs and expenses incurred by Landlord to paint or decorate the common or public areas of the Building as required to maintain the Building as a first-class office building;

(17)	“takeover expenses” (i.e., expenses incurred by Landlord with respect to space located in another building of any kind or nature in connection with the leasing of space in the Building);

(18)	all costs and expenses for clean-up, repair or rebuilding, in each case, by reason of fire or other casualty insurable under an “all-risk” policy of insurance, regardless of whether Landlord is so insured;

(19)	all damages or other costs and expenses for bodily injury, personal injury or property damage (other than ordinary repairs and maintenance);

(20)	all costs and expenses for repairs and maintenance required as a result of any negligence or willful misconduct by Landlord, Manager or any of Landlord’s Affiliates, any tenant (or any other occupant of the Building) of any space in the Building or any of their respective agents, employees or contractors;

(21)	all costs and expenses relating to any Hazardous Substances or any removal, treatment, clean-up or remediation thereof, other than those Hazardous Substances that Landlord or Manager is required to use in connection with the normal operation and maintenance of the Building or that Landlord is required to remove, treat, clean-up or remediate as the result of Requirements enacted after the date of this Lease;

(22)	all costs and expenses relating to (i) any repairs and replacements in or to the Building, and (ii) compliance with Requirements, if and to the extent, the costs and expenses identified in clauses (i) and (ii) above are not, and would not be, required because of Tenant’s use or Occupancy of the Premises, but are required because of the particular manner of the use or occupancy of space by another tenant in the Building;

(23)	any costs and expenses relating to overtime work performed by or on behalf of Landlord to cure a default of Landlord under this Lease or any other lease or occupancy agreement for the Real Property or under any Requirements;

(24)	Legal, accounting and other professional fees and expenses incurred in the collection of rent, eviction of tenants, resolution of disputes with tenants and enforcement of leases;

(25)	management fees, including, without limitation, the charges of any Independent Contractor hired by Landlord to manage the Building, in excess of two percent (2%) of gross receipts from the Building;

(26)	costs of any disputes between Landlord, any employee or agent of Landlord, and any mortgagees or ground lessors of Landlord;

(27)	overtime HVAC costs, chilled water that is separately metered or otherwise specifically charged to tenants using such chilled water, electricity costs or other overtime charges for other Building tenants;

(28)	the cost of performing additional services or installation to or for tenants to the extent that such service exceeds that provided by Landlord to Tenant without charge (other than as Additional Rent) hereunder;

(29)	any cost or expenses of any capital improvements which is not specifically permitted under the terms of Subsection (I) above;

(30)	contributions to reserves for Expenses to be incurred after the applicable Adjustment Year, including, without limitation, reserves for future Expenses and capital improvements to the Building;

(31)	expenses resulting from increased insurance premiums attributable to insuring alterations, improvements, rehabilitation, repairs or construction performed for the benefit of tenants of the Building (other than Tenant);

(32)	the costs, expenses, fees or other charges paid or incurred in connection with any pedways or connections to the pedway system or other buildings which are constructed after the Commencement Date;

(33)	all costs and expenses allocable to the operation, management, repair and maintenance of any cafeteria or restaurant, concierge desk, shuttle service or similar facilities located on the Real Property which are available for use by the public or other tenants in the Building and the operating costs of which are covered through fees charged users or patrons of such facilities;

(34)	all costs and expenses allocable to the operation, management, repair and maintenance of the Indiana Room to the extent covered through fees charged users or patrons of such facilities; provided, however, that if the Indiana Room ever becomes unavailable for Tenant’s use for an extended period of time, costs and expenses related thereto shall be excluded from Expenses for such period regardless of whether covered through fees;

(35)	contribution to political or charitable organizations;

(36)	costs of acquiring, installing, moving or restoring objects of art and insurance premiums thereon that are in the aggregate in excess of $5,000 per annum; and

(37)	any cost associated with Landlord’s relocation, or attempted relocation, of any tenant in the Building.

In addition, Tenant shall not be charged (and shall receive a credit on that portion of the Premises that is vacant, which amount per Rentable Square Foot shall be subject to adjustment from time to time by Landlord based upon Landlord’s contract with the janitorial service) for janitorial services for any portion of the Premises that is vacant, provided that (i) such portion is either an entire floor or is a partial floor which is separately partitioned, (ii) Landlord is not currently performing janitorial services in such space pursuant to Tenant’s request, (iii) said portion of the Premises is not being used in Tenant’s business operations, other than as storage space and (iv) such exclusion shall commence only upon the first day of a calendar month after written request from Tenant as set forth in Section 7 hereof. In the event and to the extent Tenant is providing its own janitorial services for the entire Premises in compliance with the terms of Section 7 hereof, then Expenses shall not include the cost of such janitorial services for other tenants in the Building but shall continue to include the cost of janitorial services with respect to common areas in the Building. In addition, if Tenant elects not to use the Building cleaning contractor to clean any portion of the Premises (including, without limitation, any computer room, kitchen and similar types of special use areas), then Tenant shall receive a credit for the Landlord’s Actual Cost of providing basic cleaning service to those areas, provided that the amount of such credit shall in no event exceed the amount of credit, if any, Landlord receives from the Building cleaning contractor.

Landlord agrees that it shall use its good faith efforts to incur Expenses in maintaining and operating the Building at a level that is comparable to and consistent with other first-class office buildings in downtown Chicago, in particular the Comparable Buildings. Upon written request from Tenant, Landlord shall use good faith efforts to cooperate with Tenant in obtaining expense and tax information on the Comparable Buildings in sufficient detail to be used by Tenant as a comparison of the Expenses and Taxes for the Building.

For any Adjustment Year in which the aggregate Rentable Square Footage of the office space of the Building has not been ninety-five percent (95%) occupied during all or any portion of such Adjustment Year, Expenses shall, except to the extent Tenant has elected to perform its own janitorial services for all or a portion of the Premises, include expenses which Landlord shall reasonably determine would have been incurred had the Building been ninety-five percent (95%) occupied for all or the applicable portion of such Adjustment Year provided, however, that (i) Landlord shall not collect more than 100% of the actual costs incurred in operating the Building from the tenants of the Building and (ii) in no event shall Tenant be liable for more than Tenant’s Proportionate Share for Expenses (excluding additional costs or charges properly allocable to Tenant which are not common to all of the Tenants in the Building generally).

Notwithstanding anything to the contrary contained in this Lease, in no event shall Landlord collect and retain more than 100% of the actual costs incurred in operating the Building from the tenants of the Building.

(iv) “Taxes” shall mean all real estate taxes, assessments (whether they be general or special), sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent and all other federal, state or local governmental taxes, general, special, ordinary or extraordinary (but not including, income taxes, franchise, capital or stock taxes, gift or inheritance taxes, or any other tax imposed upon or measured by Landlord’s income or profits (unless the same shall be imposed in lieu of real estate taxes) or any penalties or interest on any Taxes resulting from the late payment thereof) which is now or hereafter levied, imposed or assessed against the Building or the Land or both and which become due and payable during the Term. Taxes shall also include any personal property taxes imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used by Landlord in connection with the Building or the Land for the operation thereof which are due and payable during the Term.

Notwithstanding the foregoing provisions of this Subsection 2(b)(iv):

(A) If at any time during the Term of this Lease the method of taxation then prevailing shall be altered so that any new tax, license fee, assessment, levy, imposition or charge or any part thereof shall be imposed upon Landlord in place or partly in place of any such Taxes, and shall be measured by or be based in whole or in part upon the Real Property or the rents or other income therefrom, then all such new taxes, license fee, assessments, levies, impositions or charges or part thereof, to the extent that they are so measured or based, shall be included in Taxes levied, imposed, or assessed against Real Property to the extent that such items would be payable if the Real Property were the only property of Landlord subject thereto and the income received by Landlord from the Real Property were the only income of Landlord.

(B) Notwithstanding the year for which any such taxes or assessments are levied, in the case of special taxes or special assessments which may be payable in installments, the amount of each installment due and payable during a calendar year shall be included in Taxes for that year. Except as provided in the preceding sentence, for purposes of this Section 2, all references to Taxes “for” a particular year shall be deemed to refer to Taxes payable in such year notwithstanding that in each case the assessments for such Taxes may have been made for a different year or years than the year in which such Taxes are payable.

(C) The rights of Landlord and Tenant with respect to Tax contests are as set forth in Section 2(j).

(v) “Tenant’s Proportionate Share for Expenses” shall, subject to the adjustments provided for in (vii) below, mean the percentage obtained by dividing the number of Rentable Square Feet contained in the Premises by 2,332,000, the Rentable Square Footage of the office tower portion of the Building.

(vi) “Tenant’s Proportionate Share for Taxes” shall, subject to the adjustments provided for in (vii) below, mean the percentage obtained by dividing the number of Rentable Square Feet contained in the Premises by 2,442,000 square feet, the Rentable Square Footage of the entire Building.

(vii) Landlord and Tenant acknowledge that although the Premises is measured pursuant to the Exhibit W Standard, the leases with respect to the remainder of the Building contain rentable square foot measurements determined by 1989 BOMA. The numbers set forth in subsections (v) and (vi) above that comprise the denominators for determining the two Tenant’s Proportionate Share ratios are the aggregate rentable square feet contained in the office tower portion and the Building, respectively, as agreed to between Landlord and Tenant, which reflects the Rentable Square Feet contained in the Initial Premises (calculated on Exhibit W Standard) and in each other lease of space in the Building in effect as of the Commencement Date (calculated pursuant to 1989 BOMA). Landlord agrees that with respect to all leases of space in the Building entered into after the Commencement Date (including amendments, modifications, supplements, addenda or restatements of existing leases where existing tenants are leasing new space) (“New Area Leases”), for purposes of recalculating the denominators set forth in subsections (v) and (vi) above, the rentable square feet of the new or additional area (“Incremental Leased Premises”) demised under the New Area Leases shall be the Exhibit W Standard (regardless of the actual terms of the New Area Leases). As the space in the Building (other than the Premises) is leased under the New Area Leases, the denominators in subsections (v) and (vi) representing the aggregate rentable square feet contained in the office tower portion and the entire Building, respectively, shall be increased by the positive difference between (x) the number of rentable square feet contained in the Incremental Leased Premises pursuant to the Exhibit W Standard (as reflected on Exhibit W), and (y) the rentable square feet contained in the Incremental Leased Premises pursuant to 1989 BOMA (as reflected on Exhibit W).

As an example of the foregoing, if a lease in effect on the Commencement Date demises 20,000 rentable square feet of space on a floor of the Building to a particular tenant and the Exhibit W Standard for such space is 22,000 rentable square feet, when a New Area Lease is executed for such space, the aggregate rentable square footage numbers in subsections (v) and (vi) above shall be increased by 2,000 rentable square feet.

As a further example, if a tenant under a lease in effect on the Commencement Date amends such lease to add an additional floor to its premises, such amendment shall be a New Area Lease and such additional floor shall constitute Incremental Leased Premises, and the positive difference between the Exhibit W Standard and the 1989 BOMA measurement for such Incremental Leased Premises shall be added to the rentable square foot numbers in subsections (v) and (vi) above.

Upon written request of Tenant, not more often than quarterly, Landlord and Tenant shall meet in order to determine any adjustments to the Additional Rent Progress Payments that may be appropriate as the result of any New Area Leases. Landlord shall indicate on each Landlord’s Expenses Statements and Landlord’s Taxes Statement delivered to Tenant the cumulative effect on and the timing of changes in the denominators in subsections (v) and (vi) above as a result of all New Area Leases and renewals and amendments increasing the rentable square feet of the applicable premises entered into during the applicable Adjustment Year.

(c) Computation of Additional Rent. Tenant shall pay Additional Rent for each Adjustment Year determined as hereinafter set forth. Additional Rent payable by Tenant with respect to each Adjustment Year during which an Adjustment Date falls shall be the following amounts:

(i) the product of Tenant’s Proportionate Share for Expenses multiplied by the Expenses for such Adjustment Year (herein called the “Expense Adjustment”), plus

(ii) the product of Tenant’s Proportionate Share for Taxes multiplied by the Taxes for such Adjustment Year (herein called the “Tax Adjustment”).

(d) Payments of Additional Rent; Projections. Tenant shall pay Additional Rent to Landlord in the manner hereinafter provided. Landlord shall use reasonable efforts to provide Tenant with a statement prior to the beginning of each month showing the amount of Rent, but any failure of Landlord to provide such a statement prior to the beginning of any month shall in no way excuse or delay any payment of Additional Rent from Tenant required herein. If Landlord fails to provide such statement, Tenant shall pay Rent based on the previous month’s statement until Tenant receives the new statement.

Subject to Subsection (C) below, Tenant shall make payments on account of the Expense Adjustment and Tax Adjustment (such payments with respect to any Adjustment Year being called an “Additional Rent Progress Payment” and, in the aggregate, the “Additional Rent Progress Payments”) effective as of the Adjustment Date for each Adjustment Year as follows:

(A) Landlord may, prior to each Adjustment Date or from time to time during the Adjustment Year in which such Adjustment Date falls (but not more than two times each for Taxes and Expenses each Adjustment Year, including the initial Projection Notice), deliver to Tenant a written notice or notices (“Projection Notice”) setting forth (1) Landlord’s reasonable estimates, forecasts or projections (collectively, the “Projections”) of Expenses and Taxes for such Adjustment Year based on Landlord’s budgets of Expenses and estimate of Taxes, and (2) Tenant’s Additional Rent Progress Payments with respect to each component of Additional Rent for such Adjustment Year based upon the Projections.

(B) With respect to Expenses, until such time as Landlord furnishes a Projection Notice for an Adjustment Year, Tenant shall, at the time of each payment of Monthly Base Rent, pay to Landlord a monthly installment of an Additional Rent Progress Payment with respect to the Expenses component of Additional Rent equal to the greater of the latest monthly installment of an Additional Rent Progress Payment for Expenses or one-twelfth (1/12) of Tenant’s latest determined Expense Adjustment. On or before the first day of the first calendar month following Landlord’s service of a Projection Notice (or if the Projection Notice is delivered after the fifteenth day of a month, then the second calendar month following service of such Projection Notice), and on or before the first day of each month thereafter, Tenant shall pay to Landlord one-twelfth (1/12) of the Expenses component of the Additional Rent Progress Payments shown in the Projection Notice. Within thirty (30) days following Landlord’s service of a Projection Notice, if the Projection Notice indicates an increase in the Expenses component of the Projection for the Adjustment Year, then Tenant shall also pay Landlord a lump sum equal to the Expenses component of the Additional Rent Progress Payments which, according to the Projection Notice, should have been paid to date less any previous payments on account of the Expenses component of Additional Rent Progress Payment made during such Adjustment Year.

(C) Except as provided below, Tenant shall not be obligated to make monthly Additional Rent Progress Payments with respect to Tenant’s obligation hereunder to pay Tenant’s Proportionate Share for Taxes. Tenant shall, therefore, pay to Landlord (or as directed by Landlord in writing), beginning with Taxes due and payable in the Spring of 1999, Tenant’s Proportionate Share for Taxes of each installment of Taxes within two (2) weeks after receipt of a bill from Landlord relating to such installment of Taxes. During such time as a Material Default exists and is continuing, Tenant shall, at the time of each payment of Monthly Base Rent, pay to Landlord a monthly installment of Additional Rent Progress Payment with respect to the Taxes component of Additional Rent equal to one-twelfth (1/12) of the Tenant’s latest determined portion of Taxes for the applicable Adjustment Year (“Monthly Tax Deposits”). Tenant shall in no event be required to make any payments with respect to Taxes that become due and payable outside of the Term of this Lease.

By way of example based on current real estate billing procedures, provided no Material Default exists, Tenant’s first payment toward Taxes shall be with respect to the first installment of 1998 Taxes payable in 1999, at which time Tenant shall pay Tenant’s Proportionate Share for Taxes of the entire amount of such installment. Likewise, assuming the Term ends on November 30, Tenant’s last payment toward Taxes shall be for the second installment payable in the last calendar year of the Term, at which time Tenant shall pay Tenant’s Proportionate Share for Taxes of the entire amount of such installment.

(e) Readjustments. The following readjustments with regard to the Tax Adjustment and Expense Adjustment shall be made by Landlord and Tenant:

(i) Following the end of each Adjustment Year and after Landlord shall have determined the amounts of Expenses to be used in calculating the Expense Adjustment for such Adjustment Year, Landlord shall notify Tenant in writing (“Landlord’s Expenses Statement”) of such Expenses for such Adjustment Year. The Landlord’s Expenses Statement shall be prepared by Landlord, with audit by PricewaterhouseCoopers, or such other nationally recognized public accounting firm used by Landlord, which is reasonably acceptable to Tenant (“Landlord’s Accountant”). Landlord agrees to use reasonable efforts to deliver the Landlord’s Expenses Statement to Tenant by May 1 of any Lease Year and will deliver such statement in any event by June 1. If the Expense Adjustment owed for such Adjustment Year exceeds the Expense Adjustment component of the Additional Rent Progress Payment paid by Tenant during such Adjustment Year, then Tenant shall, within thirty (30) days after the date of Landlord’s Expenses Statement, pay to Landlord an amount equal to the excess of the Expense Adjustment over the Expense Adjustment component of the Additional Progress Payment paid by Tenant during such Adjustment Year. If the Expense Adjustment component of the Additional Rent Progress Payment paid by Tenant during such Adjustment Year exceeds the Expense Adjustment owed for such Adjustment Year, then at Tenant’s election, Landlord shall either credit such excess (plus, if such excess is greater than ten percent (10%) of the Expense Adjustment component of the Additional Rent Progress Payment paid by Tenant, interest at the Prime Rate for the amount of each monthly deposit of Additional Rent that was in excess of 1/12th of the actual Expense Adjustment) against the next Rent coming due hereunder or, within thirty (30) days after the date of Landlord’s Expenses Statement, pay to Tenant an amount equal to such excess (including such interest, if applicable), provided that if Landlord fails to make such payment when due, Tenant shall have a right of setoff for such amount against the next Rent coming due hereunder.

(ii) To the extent Tenant is paying Additional Rent Progress Payments with respect to Taxes, following the end of each Adjustment Year and after Landlord shall have determined the actual amounts of Taxes to be used in calculating the Tax Adjustment for such Adjustment Year, Landlord shall notify Tenant in writing (“Landlord’s Taxes Statement”) of such Taxes for such Adjustment Year. If the Tax Adjustment owed for such Adjustment Year exceeds the Tax Adjustment component of the Additional Rent Progress Payment paid by Tenant during such Adjustment Year, then Tenant shall, within two (2) weeks after the date of Landlord’s Taxes Statement, pay to Landlord an amount equal to the excess of the Tax Adjustment over the Tax Adjustment component of the Additional Rent Progress Payment paid by Tenant during such Adjustment Year. If the Tax Adjustment component of the Additional Rent Progress Payment paid by Tenant during such Adjustment Year exceeds the Tax Adjustment owed for such Adjustment Year, then at Tenant’s election, Landlord shall either credit such excess against the next Rent coming due hereunder or, within thirty (30) days after the date of Landlord’s Taxes Statement, pay to Tenant an amount equal to such excess.

(iii) In the event either party hereunder owes the other party amounts pursuant to this Subsection 2(e) and such amounts due are not paid within the time periods specified, then the party owing such amount shall pay interest to the other party at the Prime Rate on the amount remaining unpaid from the date such payment is due until such amounts are paid.

(f) Books and Records. Landlord shall maintain books and records showing Expenses and Taxes and the payments and/or reimbursements received by or owed to Landlord with respect thereto in accordance with sound accounting and management practices. Tenant may examine such books and records at reasonable times upon reasonable prior written notice within one hundred twenty (120) days after the delivery of a Landlord’s Expense Statement. In addition, Landlord shall, simultaneously with the delivery of each bill relating to an installment of Taxes or Landlord’s Taxes Statement, provide Tenant with copies of the applicable real estate tax bills and assessment notices received by Landlord with respect to the Building and such other information and data related to Taxes as Landlord may receive from the tax assessor or other governmental authority, provided Landlord shall not be required to provide Tenant with copies of any leases of other tenants in the Building, nor any of the other economic terms or confidential information contained in said leases. If Tenant does not object in writing to any Landlord’s Statement within twelve (12) calendar months after its delivery to Tenant, then the determination of Expenses and Taxes set forth therein shall be deemed correct and not subject to review by either party. In the event Tenant takes exception to any item or items set forth in either Landlord’s Expense Statement or Landlord’s Taxes Statement (“Contested Matters”) and gives Landlord written notice thereof within said twelve (12) month period, then, within thirty (30) days after Landlord’s receipt of such notice from Tenant, Landlord and Tenant shall work in good faith toward resolving the Contested Matters. If, after the expiration of such thirty (30) day period, any of the Contested Matters remain unresolved (the “Unresolved Contested Matters”) the Landlord and Tenant shall agree on a mutually acceptable major national public accounting firm other than Landlord’s Accountant (“Major Accounting Firm”) to resolve the dispute between Landlord and Tenant solely with respect to the Unresolved Contested Matters. Landlord and Tenant agree to be bound by the decision of said Major Accounting Firm with respect to the Unresolved Contested Matters. Tenant shall pay the charges of the Major Accounting Firm unless the Major Accounting Firm determines that Tenant was overcharged in excess of three percent (3%) of the amount set forth as actually due from Tenant on the relevant Landlord’s Statement, in which event Landlord shall pay the charges of the Major Accounting Firm.

If any Contested Matter is resolved by settlement in favor of Tenant, or if any Unresolved Contested Matter is resolved by settlement or by the Major Accounting Firm in favor of Tenant, then, in addition to a prompt refund of the overcharge, Tenant shall be entitled to interest on the amount of such overcharge in excess of ten percent (10%) of the amount set forth on the applicable Landlord’s Statement from the date such charges were paid to the date of Landlord’s refund at a rate per annum equal to two percent (2%) per annum plus the Prime Rate. Tenant shall have the right to credit the amount of such refund, and such interest, against the next Rent coming due hereunder.

(g) Proration and Survival. With respect to any Adjustment Year which does not fall entirely within the Term, Tenant shall be obligated to pay as Additional Rent for such Adjustment Year only a pro rata share of Additional Rent as hereinabove determined, based upon the number of days of the Term falling within the Adjustment Year. Following expiration or termination of this Lease, Tenant shall pay any Additional Rent due to the Landlord, or Landlord shall refund to Tenant any excess Additional Rent paid to Landlord, within thirty (30) days after the date of Landlord’s Statement sent to Tenant (or with respect to Taxes within thirty (30) days after the date Landlord receives a refund of any portion of Taxes for a prior Adjustment Year). Without limitation on other obligations of Landlord and Tenant which shall survive the expiration of the Term, the obligations of Landlord to refund any Additional Rent and the obligations of Tenant to pay Additional Rent provided for in this Section 2 shall survive the expiration or termination of this Lease. Each Landlord’s Statement upon delivery to Tenant shall, with respect to Landlord, be deemed to be final and Landlord shall not thereafter charge or attempt to charge Tenant with any loss, cost, damage or expense incurred in any Adjustment Year for which Landlord has previously issued a Landlord’s Statement; provided, however, Landlord may issue a correction to a Landlord’s Statement within twelve (12) months after delivery of the relevant Landlord’s Statement, and the period within which Tenant may contest a matter which is the subject of such a correction statement shall be the twelve (12) month period after receipt of such correction statement.

(h) No Decrease in Base Rent. In no event shall any Additional Rent result in a decrease of the Base Rent payable hereunder as set forth in Section 2 hereof.

(i) Additional Rent. All amounts payable by Tenant as or on account of Additional Rent shall be deemed to be Additional Rent becoming due under this Lease.

(j) Right to Contest Taxes. (i) Landlord shall contest the Taxes imposed for each calendar year all or any portion of which falls within the Term. Landlord shall diligently pursue each such contest until a final, non-appealable decision is rendered; provided, however, that if Landlord believes in its commercially reasonable judgement that it is in the best interest of the Building and its tenants to settle or terminate any contest then Landlord may do so in its sole determination. Landlord shall at all times keep Tenant informed of the progress of each such contest. If the Building is sold during the Term, Landlord shall use reasonable efforts to minimize any increase in Taxes resulting from such sale.

(ii) In the event Landlord does not protest the Taxes for any calendar year, as provided in Section 2(j)(i) above, so long as Tenant satisfies the Tenant Leasing Requirement, Tenant, at Tenant’s sole cost and expense, may pursue such contest on its own behalf and on behalf of the Building; provided, however, that Tenant shall at all times in connection with any such Proceedings act in good faith and shall use reasonable efforts to achieve an outcome that is reasonably acceptable to both Landlord and Tenant. In addition to Tenant’s obligation to act reasonably and in good faith, Tenant may not settle any contest without the prior written approval of Landlord, which may be withheld in Landlord’s sole discretion. Landlord hereby authorizes Tenant to appear in such Proceedings on behalf of Landlord and, if necessary, Landlord shall execute any such reasonable documents or statements to evidence such authority. If Landlord’s participation in the Proceedings shall be required, Tenant shall provide Landlord with written notice of such fact instructing Landlord to undertake jointly with Tenant the desired Proceedings. All reasonable costs and expenses incurred by Landlord as a result of such participation, including reasonable attorney’s fees, shall be included in Expenses for such calendar year. Any costs and expenses incurred by Tenant in contesting Taxes shall, to the extent such Taxes are actually reduced, be reimbursed by Landlord and Landlord may include such reimbursement in Expenses for the Adjustment Year in which such reimbursement is made.

(iii) In the event Tenant shall contest the Taxes, as set forth above, Landlord shall provide Tenant and Tenant’s attorneys with all necessary books, records and other relevant information to properly and effectively conduct the contest including, without limitation, information for the applicable calendar year concerning income from the Building and the amount of vacant space during such calendar year.

(iv) In the event any refund or reduction in Taxes is achieved, whether by Landlord or Tenant, Landlord shall within thirty (30) days after receipt of a refund (or if Landlord has not paid and therefore is not entitled to a refund of the contested Taxes, the date of such determination) either pay to Tenant Tenant’s Proportionate Share for Taxes thereof or allow Tenant to credit the same against future payments of Rent coming due under this Lease.

3. Use of Premises. Tenant shall use and occupy the Premises for executive and general offices, for such related purposes, provided that such purposes are permitted under applicable zoning ordinances and are not inconsistent with a first class office building and for no other purpose. Tenant shall not use or occupy the Premises or permit the use or occupancy of the Premises for any purpose or in any manner which (a) is unlawful or in violation of any applicable Requirement or (b) invalidates, increases or clearly will invalidate or increase the amount of premiums for any policy of insurance affecting the Building, unless any additional amounts of insurance premiums so incurred, are paid by Tenant to Landlord.

4. Contraction Option. (a) Tenant shall have several contraction options with respect to the Premises on the terms set forth below. Provided that Tenant is not in Material Default under this Lease, Tenant shall have the right, exercisable in each instance upon not less than twelve (12) months prior written notice to Landlord (the “Contraction Notice”), to reduce the size of the Premises (the “Contraction Right(s)”) by surrendering portions thereof (the “Surrendered Space”) to Landlord effective as set forth below:

Contraction Space Allowed	Effective Date of Contraction
180,000 (or less) RSF	December 11, 2001
180,000 (or less) RSF	December 11, 2003
130,000 (or less) RSF	December 11, 2005

In addition to the foregoing Contraction Rights, in the event Tenant has exercised at least two (2) of the foregoing three (3) Contraction Rights, Tenant shall have one (1) additional Contraction Right which shall be, if exercised, effective on December 11, 2007, upon the terms set forth in this Section 4, provided however that (i) the maximum amount of space by which Tenant may contract the Premises with this additional Contraction Right shall be 120,000 Rentable Square Feet and (ii) the amount of space by which Tenant contracts the Premises pursuant to this additional Contraction right shall in no event cause the Premises to contain less than 300,000 Rentable Square Feet.

The exercise by Tenant of the foregoing Contraction Rights shall be subject to the following conditions: (i) the Premises may only be contracted by up to the number of Rentable Square Feet set forth above in the specified year and, to the extent Tenant does not exercise its Contraction Rights in any of the above-specified years with respect to the permitted amount of space, Tenant will have waived its right with respect to the balance of such space for that year and in no event may the amount of unexercised contraction space be carried over to the next contraction option, (ii) the space in the office tower portion of the Building which may be deleted from the Premises as a result of the exercise of Tenant’s contraction options shall (A) be deleted in full floor increments (except that Tenant may delete any amount of space from the highest floor of the remaining office tower portion of the Premises so long as Tenant retains at least approximately one-half of the Rentable Square Feet on such floor, and Tenant may delete all of the 79th Floor Premises and all of the 25th and 26th floors other than the PBX Space), (B) be located on contiguous floors of the Premises prior to the contraction (not including the 79th Floor Premises, or any space that has been recaptured by Landlord pursuant to Section 13(c)) so that the remaining office tower portion of the Premises, after giving effect to such contraction, shall be located on contiguous floors (except the 79th Floor Premises, the 29th through 31st floors and the PBX Space on the 25th and 26th floors and not considering any space recaptured by Landlord pursuant to Section 13(b)), and (C) constitute the highest floors contained in the office tower portion of the Premises prior to the contraction (not including the 79th Floor Premises); provided, however that in no event shall Tenant be required to delete floors 29-31 as part of the contraction nor shall Tenant be required to delete the PBX Space on the 25th and 26th floors.

The Contraction Notice shall specify the size, location and configuration of the Surrendered Space. The size of the Surrendered Space shall be determined, subject to the limitations set forth above, in Tenant’s sole discretion. The Surrendered Space shall be in a legally leasable configuration, provided that to the extent the Tenant elects to contract the Premises on only a portion of a floor, the space contracted from the Premises shall have reasonable access to the elevator lobbies and bathrooms on that floor.

(b) In the event that the Surrendered Space constitutes less than all of the space occupied by Tenant on a given floor or floors of the Building, then Tenant shall pay to Landlord, upon demand, one-half of Landlord’s Actual Costs of the construction of the demising walls necessary to segregate and demise the portion of the Premises remaining on such floor and to provide access for such Surrendered Space to the elevator lobbies and bathrooms on that floor and Tenant shall be responsible for no other costs or expenses.

(c) Except as otherwise provided in Section 6 or Section 9 hereof, Tenant shall deliver the Surrendered Space to Landlord in an “AS IS” “WHERE IS” condition, without any requirement to remove Tenant’s Property or to perform repairs, improvements or other work, regardless of whether or not such space, upon delivery to Landlord, complies with Requirements, provided that Tenant shall repair any damage to the Building (other than to the paint, carpeting or wall covering) caused by the removal of Tenant’s Property upon request of Landlord delivered within five (5) days after Tenant has vacated the Surrendered Space and shall remove the Structural Alterations that Landlord required Tenant to remove as a part of Landlord’s consent to such Structural Alterations pursuant to Section 6(d). Except as expressly set forth in this Section 4, Tenant shall not be liable for any fee, charge or other payment because of such contraction, including, without limitation, a fee to reimburse Landlord for its unamortized costs associated with this Lease (e.g., brokerage costs).

(d) Following the Effective Date of Contraction (if any), the term “Premises” under the Lease shall no longer consist of the Surrendered Space, and Landlord and Tenant shall execute a modification to the Lease to reflect such surrender and to amend such other terms and provisions of the Lease which are affected by a reduction in the size of the Premises, including, but not limited to, the Base Rent, Tenant’s Proportionate Share for Expenses and Tenant’s Proportionate Share for Taxes.

5. Leasing Restrictions.

(a) Landlord shall not, without the express written consent of Tenant (which consent may be withheld in Tenant’s sole discretion), lease any portion of the Building to any foreign consulates or any agency, department or bureau of any foreign government or any political subdivision thereof.

(b) Landlord shall only lease space in the Building to tenants which are consistent with a first-class office building in downtown Chicago.

6. Alterations.

(a) Tenant shall not, without the prior written consent of the Landlord in each instance (which consent shall not be unreasonably withheld or delayed), make any alterations, improvements or additions to the Premises which: (i) affect the structural integrity of the Building or (ii) affect the Building Systems, load bearing structures or facade of the Building (herein collectively referred to as, “Structural Alterations”); and

(b) Notwithstanding anything to the contrary in Section 6(a), Tenant may (i) make cosmetic or decorative type changes to the Premises, including, without limitation, painting, wallcovering, carpeting or other floor covering and installation or movement of moveable work stations (“Cosmetic Alterations”), or (ii) other alterations, improvements or additions that do not constitute Structural Alterations (collectively with Cosmetic Alterations, the “Nonstructural Alterations”) including, without limitation, the construction, relocation or removal of all interior non-load bearing walls, sheetrock partitions, doors, doorways, electrical wiring, conduit (including, without limitation any floor coring), light fixtures, electrical/power/voice/data outlets, air diffusers, ducts, VAV boxes, all carpentry and such other items of Tenant’s Property, in each case to the extent the same do not constitute Structural Alterations.

(c) Tenant shall, prior to commencing any Structural Alterations: (i) notify the building manager in writing of Tenant’s intent to make such alterations (“Alteration Notice”), and (ii) comply with all other requirements of this Section 6. Concurrently with the delivery of an Alteration Notice, Tenant shall deliver to Landlord the plans and specifications required to be delivered pursuant to the terms of the Workletter.

(d) Landlord may impose such conditions to the making of Structural Alterations as Landlord deems appropriate in its sole discretion. Landlord may, as part of Landlord’s consent, require Tenant in writing to remove and restore at the end of the Term any Structural Alterations Tenant makes, provided that Landlord may not impose any additional requirements on Tenant to remove such Structural Alterations after Landlord has granted its consent. Additionally, Tenant shall secure permits necessary for such work and, subject to the terms hereof, schedule the use of elevators and the timing of such alterations so as to minimize interference with other tenants in the Building and the use of Building Systems. Notwithstanding the foregoing, in no event shall Landlord require Tenant to obtain payment or performance bonds from the contractors or subcontractors performing the alterations.

(e) The work necessary to make any Structural Alterations to the Premises shall be done at Tenant’s expense by employees of, or contractors hired by, Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delayed. With respect to Nonstructural Alterations, the work shall be done at Tenant’s expense and Tenant shall use contractors that will not interfere with labor relations at the Building and shall cause such Nonstructural Alterations to be performed in a manner which will not unreasonably interfere with Building operations. Tenant shall be responsible, at Tenant’s sole cost and expense, for obtaining all proper permits and licenses for all Structural and Nonstructural Alterations, provided that Landlord agrees that it shall cooperate and assist Tenant and its contractors in any reasonable manner to obtain such permits and licenses, as set forth in the Workletter. Tenant shall promptly pay to its contractors the cost of all such work and of all decorating required by reason thereof. All work done by Tenant or its contractors pursuant to this Section 6 shall be done in a first-class workmanlike manner using only good grades of materials and shall comply with all insurance requirements (to the extent Landlord has notified Tenant of such insurance requirements prior to commencement of such work) and all Requirements. Notwithstanding anything to the contrary contained herein, the terms of the Workletter shall only apply to (i) the initial buildout of space added to the Premises pursuant to Tenant’s exercise of the Expansion Option described in Section 38 or the right of first offer described in Section 39, (ii) to any work for which Landlord provides Tenant a tenant improvement allowance and (iii) Structural Alterations.

7. Services. (a) The Landlord, subject at all times to Subsection 7(c), shall furnish throughout the Term:

(i)(A) Air-conditioning and heat when necessary to provide a temperature condition required to meet the performance standards set forth in Exhibit L attached hereto and made a part hereof in the Premises during normal business operations, daily from 7:00 a.m. to 6:00 p.m. (Saturdays 8:00 a.m. to 1:00 p.m.), Sundays and Holidays (as hereinafter defined) excepted (“Business Hours”). The furnishing of extra or additional air-conditioning and heat at other times shall be subject to the terms of Subsection (vii). The term “Holidays” currently means the following days: New Year’s Day, Memorial Day, July 4th, Labor Day, Thanksgiving Day, and Christmas Day;

(B) Notwithstanding anything to the contrary contained in this Lease, in the event Landlord fails to maintain the temperatures required pursuant to this Section 7(a) such that the actual average temperature in the Premises during Business Hours varies from the temperature required to be maintained during Business Hours as set forth in this Section 7(a) by at least three (3) degrees Fahrenheit, then such condition shall be deemed to be a Reduction of Services. If Landlord fails to meet the performance standards set forth in Exhibit L as aforesaid, then in addition to Tenant’s remedies, if any, for interruption of services set forth elsewhere in this Lease, Landlord agrees that within twenty-four (24) hours of Landlord’s receipt of a written notice from Tenant, Landlord, at Landlord’s sole cost and expense, shall extend the operating hours of the HVAC System if such extension would either correct or mitigate any failure to meet the temperature specifications and deliver service from the HVAC System that is in compliance with the standards set forth in this Section 7(a).

If due to a change in Tenant’s density of personnel or equipment from the concentration in existence on the date of this Lease, the temperature or humidity in the Premises or the Building is adversely affected, Landlord may send written notice to Tenant to cure such condition, whereupon Tenant shall, at Tenant’s sole cost and within a reasonable time thereafter, either (1) restore Tenant’s use of the Premises to its prior condition or, (2) upon prior notice to and approval by Landlord (which approval shall not be unreasonably withheld or delayed) install supplementary air conditioning units or cooling equipment within the Premises sufficient to cure the condition. If Tenant fails to effect the cure described in clause (1) or clause (2) of the foregoing sentence within thirty (30) days after receipt of Landlord’s notice, Landlord may thereafter install supplementary air conditioning units or cooling equipment in the Premises. If supplementary air conditioning units or cooling equipment are so installed within the Premises (whether by Tenant or Landlord), Tenant shall pay all costs of installation, operation and maintenance thereof. Tenant acknowledges that Landlord’s ability to provide air-conditioning to the Critical Area in a manner which meets the specifications set forth in Section 7(a) is dependent upon supplemental air-conditioning units and cooling equipment which were installed and shall be maintained and operated by Tenant at its sole expense, provided that Landlord shall be responsible for providing chilled water and electricity to such supplementary units and equipment in accordance with the terms of this Lease.

(ii) (A) Cold water in common with other tenants from City of Chicago mains for drinking, lavatory, and toilet purposes, drawn through fixtures installed by the Landlord, or by Tenant in the Premises with Landlord’s written consent (which consent will not be unreasonably withheld), from the regular Building supply. Landlord will supply the lavatory sinks with warm water. In addition, Tenant, at its sole cost and expense, may install, maintain and operate its own hot water heaters in compliance with Requirements. Tenant shall pay Landlord in accordance with Landlord’s then current rate schedule (but in no event higher than the Most Favored Tenant Rate) for water furnished for any other purpose. Tenant shall not waste or permit the waste of water.

(B) In the event no water is provided to the Premises or if the water service provided to the Premises would not permit Tenant, without violating the Requirements, to allow employees to use the Premises or the affected portions thereof, then such conditions shall be deemed a Reduction of Services.

(iii) (A) Janitor service and customary cleaning provided nightly in and about the Premises, Saturdays, Sundays, and Holidays excepted, in accordance with the Cleaning Specifications. Landlord shall not be required to provide any additional cleaning service beyond the Cleaning Specifications for any portions of the Premises used for preparation, serving or consumption of food or beverages, training rooms data processing and reproducing operations, data center, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas or to provide additional janitorial service and Tenant agrees, at Tenant’s expense, to do the cleaning itself or retain Landlord’s cleaning contractor or an Acceptable Cleaning Service (as hereinafter defined) to perform such cleaning and Landlord shall not charge any fees in connection therewith. Landlord shall use reasonable efforts to cause its cleaning contractor to schedule the order of cleaning of each floor of the Premises according to Tenant’s written request, subject to Section 12(e), provided that Landlord shall not be required to provide such scheduling if it would increase Landlord’s costs in connection with the provision of janitorial services unless Tenant agrees to pay such increased costs.

(B) In the event Tenant shall elect to use a separate janitorial or cleaning service to clean the Premises, then, subject to the terms and conditions set forth below, Tenant shall have the right upon at least three (3) months’ prior written notice to Landlord to provide its own janitorial services for cleaning of the interior office space of the Premises. The janitorial or cleaning service employed by Tenant shall be (x) a reputable company with experience in cleaning first-class office buildings in downtown Chicago, and (y) licensed and bonded and shall employ members of a recognized labor union to perform such janitorial services, or (z) such other janitorial or cleaning service that is reasonably acceptable to Landlord (“Acceptable Cleaning Service”), provided that the cleaning contractor for the Building at the time qualifies as an Acceptable Cleaning Service. If the cleaning contractor for the Building does not so qualify, Tenant shall only be obligated to employ a janitorial or cleaning service which meets the same criteria as the Building cleaning contractor. In addition, the performance of such janitorial services shall not adversely affect the operations of the Building. Landlord and Tenant in such case shall use good faith efforts to cause their cleaning contractors to work in harmony. If Tenant elects to use a separate cleaning service (or its own employees) then Tenant and/or Tenant’s cleaning contractor shall have (1) the exclusive use of all janitorial closets located on floors on which the Premises comprise the full floor and (2) the use in common with Landlord’s cleaning contractor of the locker room facilities located on the Lower Level One (LL1) (or such separate but similar facilities as Landlord shall provide) and all janitorial closets located on floors on which the Premises comprise a portion of the floor, provided such use by Tenant or its cleaning contractor shall not result in any additional rent or other charges to Tenant or its contractor and such spaces or facilities shall not be deemed to be a part of the Premises;

(iv) The use of all passenger elevators (and all elevator cabs) servicing the Premises as of the Commencement Date, which use shall be in common with Landlord and other tenants in the Building, which elevators servicing the Premises shall be in operation twenty-four (24) hours each day, seven days each week, Holidays excepted, and freight elevator service in common with Landlord and other tenants, daily from 7:00 a.m. to 6:00 p.m., Saturdays, Sundays and Holidays excepted Except with respect to the twentieth (20th) floor, throughout the Term, the floors Occupied by Tenant will not be used by other tenants of the Building as designated elevator transfer floors between elevator banks. Subject to prior reservations of other tenants in the Building and the Rules and Regulations, Tenant may use the freight elevators in the Building on a daily basis from 7:00 a.m. to 6:00 p.m. (“Freight Hours”) at no additional charge on a reservation basis. In addition, Tenant may use the freight elevators for deliveries before or after such hours so long as an employee of Tenant is present to receive the delivery or as otherwise agreed by Landlord and Tenant. Notwithstanding the foregoing, so long as Tenant satisfies the Tenant Occupancy Requirement, Tenant shall have the sole and exclusive use of the Tenant’s Freight Elevator twenty-four (24) hours a day, seven days per week (including Holidays), without prior notice, but otherwise on the terms set forth herein. Tenant, however, shall, except as otherwise set forth herein, be obligated to reimburse Landlord in accordance with Landlord’s Actual Cost incurred in operating Tenant’s Freight Elevator (or, if applicable, any of the other freight elevators) (“Freight Elevator Expenses”) during weekends, Holidays and after Freight Hours (“Late Hours”) if Landlord is required, as a result of Tenant’s use, to incur any additional expense for an elevator operator to operate the freight elevator. In the event Tenant or Tenant’s Contractors and Landlord or other tenants in the Building also reserve the use of any of the freight elevators during the Late Hours, or if it is a combination of Tenant’s use and the use by other tenants or Landlord in the Building that results in the need for an elevator operator, then the Freight Elevator Expenses shall be equitably allocated by Landlord among Landlord, Tenant and all such tenants. In addition, Landlord shall daily during the Late Hours provide to Tenant all passenger elevators with access to the Premises for use by Tenant or Tenant’s Contractors as freight elevator service, provided that Tenant properly pads and otherwise protects the interior of such elevator cabs and repairs any damage caused by Tenant’s use thereof. Subject to Tenant’s schedule for using Tenant’s Freight Elevator, Tenant shall permit Landlord and other tenants in the Building, upon at least twenty-four (24) hours request (other than in the event of an emergency), to use Tenant’s Freight Elevator when freight requirements for the Building exceed the capacity of the other Building freight elevators or when the other Building freight elevators are unavailable as a result of repairs. Landlord shall reimburse Tenant, or shall cause Tenant to be reimbursed, for any costs incurred by Tenant in connection with such use. Regardless of whether Tenant has exclusive use of Tenant’s Freight Elevator, Landlord agrees that, throughout the Term, Tenant may use and Landlord will not remove or impair the medical phone line located in Tenant’s Freight Elevator.

In the event Landlord provides four (4) or fewer passenger elevators (each with two elevator cabs) to service each floor of each elevator bank servicing the Premises, such failure shall be deemed to be a Reduction of Services;

(v) (A) Electricity shall not be furnished by Landlord, but shall be furnished by an approved electric utility company serving the area. Landlord shall permit the Tenant to receive such service direct from such utility company at Tenant’s cost, and shall permit Landlord’s wire and conduits, to the extent available, suitable, and safely capable, to be used for such purposes. Subject to Section 7(a)(v)(B), Landlord shall continuously during the entire Term provide electrical service to the Premises equal to the electrical service set forth on Exhibit N. In addition, Landlord covenants that the Building’s wires and conduits shall continue to be available, suitable and safe to carry such electrical service set forth on Exhibit N during the Term. Tenant shall pay for all charges for electric current consumed on the Premises during Tenant’s occupancy thereof; provided, however, electric current consumed on the Premises in connection with any Building Systems, including, without limitation, emergency lighting, exit lights, fire alarms, fire sprinklers and other alarms and detectors, shall not be billed directly to Tenant, but shall be included in the Expenses of the Building. The electricity used during the operation of any special air conditioning systems which may be required for data processing equipment or for other special equipment or machinery installed by Tenant or the data center, shall be paid for by Tenant. Tenant shall be permitted, at its sole cost and expense, to upgrade the electrical service to the Premises above that provided on Exhibit N, with the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed, provided that Landlord may impose conditions upon the performance of the upgrade as Landlord deems appropriate in its sole discretion; provided, further, that in no event may such upgrade of service exceed the existing Building capacity pursuant to the existing Building specifications unless Tenant agrees to pay all costs of such Building upgrade, in which event Landlord shall cause such upgrade to be completed but shall not be required to commence such upgrade until Tenant and Landlord have agreed upon the actual costs to be incurred by Landlord in connection with such upgrade. All alterations or additions to the electrical system permitted to be made by Tenant must conform to all Requirements. Electricity used during janitorial services, alterations and repairs in and to the Premises shall be paid by Tenant.

(B) Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense that Tenant may sustain or incur solely as a result of the electricity provider to the Building failing to supply Tenant’s required quantity of electricity, and, except as otherwise expressly set forth in this Lease, such discontinuance or failure shall not in any way affect this Lease or the liability of Tenant hereunder or cause a diminution of Base Rent or Additional Rent and the same shall not be deemed to be a lessening or diminution of services within the meaning of any law, rule or regulation now or hereafter enacted, promulgated or issued or a Reduction of Services under this Lease.

(C) Subject to Section 7(a)(v)(B), in the event that the level of electrical service set forth on Exhibit N is not provided to the Premises, such condition shall be deemed a Reduction of Services.

(vi) Landlord shall: (A) maintain the Building in compliance with all Requirements, provided that Tenant shall not have the right to require Landlord to remedy any non-compliance with Requirements enacted prior to the Commencement Date; (B) provide and maintain the Base Building and Tenant’s Fixtures during the entire Term in a manner consistent with the operation of a first-class office building in downtown Chicago; (C) maintain the Building finishes in a quality and design consistent with the existing Building design and in a manner consistent with the operation of a first-class office building in downtown Chicago; (D) make available to Tenant and Tenant’s Contractor for their review, at times reasonably acceptable to Landlord and upon reasonable notice to Landlord, Landlord’s working drawings and specifications of the Building; (E) maintain the landscaping on the Land to be consistent with a first-class office building in downtown Chicago, but in no event in less of a condition or less of a quality than the condition and quality existing as of the Commencement Date; (F) cause the Building and common areas, including adjacent walkways (whether or not part of the Real Property) to be maintained in first-class condition and reasonably free from debris, snow, and ice consistent with the operation of a first-class office building in the downtown Chicago; and (G) prohibit smoking in the common areas of the Building;

(vii) Unless otherwise specified herein Tenant shall, for any extra or additional services provided by Landlord or its agents, pay in accordance with the Landlord’s current rates therefor. All charges for such extra or additional services shall be due and payable at the same time as the installment of Rent with which they are billed. Any such billings for extra or additional services shall include an itemization of the extra or additional services rendered, and the charge for each such service. Landlord’s rates for certain extra or additional services will be made known to Tenant at its request on or before each January 1 during the Term hereof; provided, however, that on the Commencement Date such rates shall be equal to those charged to Building tenants in calendar year 1998 and at no time shall be more than the Most Favored Tenant Rate. Such schedule shall be subject to change during the Term on ten (10) days’ notice as a result of any increase in Landlord’s Actual Costs provided that such increase shall not apply retroactively to any service which has begun or been contracted for by Tenant. Notwithstanding anything to the contrary contained in this Subsection 7(a) (vii), Landlord shall provide after-hours HVAC Services to Tenant provided Tenant shall give Landlord thirty (30) minutes advance notice of its need for such extra or additional HVAC Services and shall pay in accordance with the methodology set forth on Exhibit Y (but in no event higher than the Most Favored Tenant Rate) for such services. If Tenant requires continuous 24-hour HVAC Services for any portion of the Premises, Landlord will provide such service to Tenant upon written request without the need for daily notice and shall charge Tenant in accordance with the methodology set forth on Exhibit Y (but in no event higher than the Most Favored Tenant Rate) for such service. In the event Tenant installs its own supplemental air conditioning units, Tenant may request and Landlord shall provide chilled water, provided that in no event shall Landlord be required to reduce the current consumption by any tenant of the Building on the date of this Lease in order to provide Tenant chilled water. Subject to the foregoing, Tenant shall be entitled to its pro rata share of the chilled water and, subject to the needs of other tenants, Landlord will provide additional chilled water as required by Tenant. Chilled water supplied to Tenant shall be at no direct cost to Tenant, however, the cost of providing chilled water to Building tenants shall be included in Expenses. If Tenant’s needs for additional chilled water require any modification to the Building Systems, Landlord shall not be required to provide such additional chilled water until Tenant and Landlord have agreed upon the actual costs that will be incurred by Landlord (for which Landlord will be reimbursed by Tenant) in connection with the completion of such modification. In no event will Tenant be charged a hook-up fee. If Landlord fails to supply Tenant’s allocable share of chilled water to the Premises or to any Critical Area as required above, then such conditions shall be deemed a Reduction of Services.

If Tenant fails to pay for any extra or additional services within the time period required hereunder after being properly invoiced by Landlord, then Landlord may, in addition to other remedies available to it hereunder, cease the provision of such extra or additional services, and in no event shall the cessation of such services be deemed to be a lessening or diminution of services within the meaning of any law or regulation now or hereafter enacted, promulgated or issued or a Reduction of Services for such extra or additional services. Upon proper payment by Tenant, Landlord shall resume providing such extra or additional services.

(viii) Safety and security for the entire Real Property to protect the safety and possessions of Tenant’s employees, guests, invitees and such other persons as may enter upon the Real Property, it being acknowledged by Landlord that the safety of Tenant, and its employees, guests and invitees and the security of Tenant ‘s businesses is of paramount importance. In furtherance thereof, each day Landlord shall provide a minimum of twenty-four (24) security attendants on site in the Main Lobby and elsewhere in the common areas monitoring ingress and egress to and from the Real Property and activities in the common areas of the Building in a manner consistent with other first-class office buildings in downtown Chicago. If Landlord can reasonably demonstrate that a reduction in the number of security attendants does not materially impair the safety of the Real Property and/or persons entering thereon, Landlord may reduce the number of security attendants required pursuant to this Section. If Tenant determines that Landlord has not adequately demonstrated that a proposed reduction of security attendants will not materially impair the safety of the Real Property and/or persons entering thereon, and Landlord and Tenant are unable to come to agreement on such issue within thirty (30) days after the date that Tenant provides Landlord with notice of its determination, then such matter shall be resolved by Arbitration (with no reduction in the number of security attendants being made until such Arbitration is concluded). In addition, Landlord shall provide security equipment and personnel to monitor and secure the Loading Docks and freight elevator areas in a manner consistent with other first-class office building located in downtown Chicago. In addition, either Landlord or the operator of the Garage shall provide surveillance for the Garage in accordance with that provided by other first-class garages in downtown Chicago, provided if the surveillance in other first-class garages changes during the term of any operating agreement or lease for the Garage, the surveillance for the Garage shall not have to be changed until the end of such operating agreement or lease. Nothing in this Subsection 7(a)(viii) is intended to increase Landlord’s liability for injury to persons or property occurring in the Garage beyond that otherwise expressly set forth in this Lease.

(ix) Loading Docks and adjacent areas in common with Landlord and other tenants, daily from 7:00 a.m. to 6:00 p.m., Saturdays, Sundays and Holidays excepted. Tenant shall have the right to use the Loading Docks at other times and on Saturdays, Sundays and Holidays in accordance with Landlord’s Actual Costs for such usage, provided Tenant shall give Landlord at least four (4) hours prior notice of such need for the Loading Docks on Saturday, Sunday and Holidays, though Landlord agrees to use reasonable efforts, if necessary, to accommodate Tenant upon shorter notice. Notwithstanding the foregoing, during the Term, Tenant shall have the sole and exclusive use of the Tenant’s Loading Dock twenty-four (24) hours a day, seven days per week (including Holidays), without prior notice, but otherwise on the terms set forth herein.

(x) Tenant shall have the right at any time during the Term, at no charge or expense to Landlord (except that the guard provided by Landlord to monitor the Building’s Proprietary Card Access System shall also monitor the lobby console connected to Tenant’s security system), upon written request of Tenant, to integrate Tenant’s security system with the Building’s Proprietary Card Access System (which is part of the Building Security System) in accordance with Exhibit X. In such case, Tenant may purchase the hardware and software for the Premises’ system and its installation from either Landlord, Landlord’s vendor or, if compatible, another vendor. If from Landlord, the purchase price of any equipment will not exceed one hundred fifteen percent (115%) of Landlord’s Actual Cost unless no other vendor is able to supply such hardware and/or software, in which case the purchase price shall be Landlord’s Actual Cost. Also at Tenant’s option, Tenant may enter into a maintenance agreement for such system with any third party capable of providing such maintenance or may request Landlord to maintain the system. In the latter case, Landlord shall provide maintenance to Tenant in accordance with the maintenance contract for the Building’s Proprietary Card Access System at an amount not to exceed one hundred fifteen percent (115%) of Landlord’s Actual Cost, unless no other third party is capable of maintaining such system, in which event Tenant shall pay Landlord’s Actual Cost. The installation and maintenance of such system shall be subject to the provisions of this Lease governing alterations to the Premises and standards for Tenant’s self-maintenance. If Tenant does not connect the card access system for the Premises to the Building’s Proprietary Card Access System, then Tenant, working in conjunction with Landlord, may install a stand alone card access system for the Premises, and if Landlord installs any security device at the Building’s entrances, the elevators or any other area necessary for ingress to and egress from the Premises, Tenant shall be permitted, at its cost and expense, to install its own device next to or in the vicinity of each of Landlord’s devices. In addition, Tenant, at its sole election, shall have the right to use the fire stairs within the Premises on a regular basis, subject to compliance with Requirements and the Rules and Regulations.

(xi) Reasonable access to the Garage and the Premises twenty-four (24) hours per day, every day; and

(xii) Use of the Garage in accordance with Section 43; and

(xiii) Use of the Indiana Room, to the extent Landlord permits such use by other tenants of the Building on a non-exclusive basis, at the Most Favored Tenant Rate, unless Landlord elects to lease the Indiana Room on an exclusive basis to one or more third parties.

(b) Landlord shall also (i) provide use of the Base Building telephone lines (including Tenant’s proportionate share on any partial floor Tenant Occupies) and the right to hook up at the terminal block on each floor, (ii) at Tenant’s request, purchase and install, light bulbs, ballasts and starters to be paid for by Tenant at an amount not to exceed one hundred fifteen percent (115%) of Landlord’s Actual Cost, unless no other vendor is able to supply such bulbs, ballasts and starters, in which case Tenant shall pay Landlord’s Actual Cost, and (iii) at Landlord’s option, provide additional services reasonably requested by Tenant and paid for by Tenant in accordance with Section 7(a) (vii), provided that Tenant shall have the right to independently purchase all bulbs, lamps and ballasts for use in the Premises. In addition, Tenant shall have the right, at its sole option, to contract with other telecommunications and electronic data transmission providers and, if necessary, Landlord shall make available to such providers the use of the Building risers, core and other areas reasonably required to connect Tenant with such service provider. The performance of the work to cause such connection shall be subject to the provisions of the Lease governing alterations or to the provisions of the Workletter if such work is performed in connection with the addition of space to the Premises. Furthermore, within thirty (30) days after the Commencement Date, Tenant shall, at Tenant’s sole cost and expense, separate the phone lines servicing the Premises from those servicing any other parts of the Building.

(c) Notwithstanding anything in this Section 7 to the contrary:

Tenant agrees that, except as otherwise set forth in this Lease, Landlord and its beneficiaries and their agents shall not be liable in damages, or otherwise, for failure to furnish or delay in furnishing any service when such failure or delay is occasioned, in whole or in part, as a result of any Requirement, or by any Force Majeure; Landlord reserves the right to stop any service provided for under this Lease, when necessary, by reason of accident or emergency, or for repairs or replacements to Building Systems and services necessary to maintain the Building as a first class office building, provided that Landlord shall use good faith efforts to conduct such activities to minimize any disruption or inconvenience to Tenant and shall only conduct such repairs or replacements during Business Hours when it is not commercially reasonable for Landlord to perform such activities after Business Hours. Tenant shall promptly notify Landlord if any service shall be stopped, whereupon Landlord will proceed diligently to restore such service as soon as reasonably possible. Notwithstanding the foregoing, provided that no Material Default by Tenant is ongoing, in the event that any such failure or delay renders any portion of the Premises Untenantable for a period of at least three (3) consecutive Business Days after Tenant has provided notice to Landlord of such Untenantability, then Rent shall abate commencing on the day such notice of such Untenantability has been given for the portion of the Premises affected thereby and for the period of such Untenantability. If any Critical Area is affected and it results in all or a portion of the Premises being Untenantable (e.g., telephones and/or computer systems are unavailable and Tenant has ceased Occupying all or any portion of the Premises), then for purposes of this Lease, the affected portion of the Premises, and not merely the Critical Area, shall be considered Untenantable, provided, however, Tenant agrees that Landlord may, at Landlord’s sole cost and expense, cure such Untenantability by relocating the Critical Area, including any equipment located in the Critical Area, to a different location within the Premises or such other space in the Building as Landlord and Tenant may reasonably and mutually agree and connecting the necessary wiring and/or cabling for the operations on the Critical Area to be relocated. Provided that no Material Default by Tenant is ongoing, if twenty-five percent (25%) or more of the Premises is Untenantable for more than one hundred fifty (150) days in any one hundred ninety (190) day period, then, upon thirty (30) days prior written notice to Landlord, Tenant shall have the right to terminate this Lease, at Tenant’s sole option, for either the portion of the Premises affected or for the entire Premises. Notwithstanding anything else contained herein to the contrary, this Section 7(c) shall not be applicable (x) in the event of damage or destruction to the Premises or the Building that is covered by the terms and provisions of Section 15 hereof, or (y) in the event of a condemnation of the Premises, the Building or the Project which is covered by the terms and provisions of Section 16 hereof.

(d) Tenant agrees to cooperate fully, at all times, with Landlord in abiding by all Requirements and all Rules and Regulations for the proper functioning and protection of all utilities and services reasonably necessary for the operation of the Premises and the Building.

(e) Except as otherwise restricted (including, without limitation, as set forth in Section 12), Landlord, throughout the Term of this Lease, shall have reasonable access to any and all Base Building mechanical installations located in the Premises or electrical closets contained in the Premises. Except as otherwise expressly permitted herein, Tenant further agrees that neither Tenant, nor its servants, employees, agents, visitors, licensees, or contractors shall at any time tamper with, adjust, or otherwise in any manner affect Landlord’s mechanical installations, without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed, provided that Landlord may impose conditions to how Tenant affects such mechanical installations as Landlord deems appropriate in its sole discretion.

8. Condition and Care of Premises.

(a) Except as otherwise set forth herein, (i) no promises of the Landlord to alter, remodel, improve, repair, decorate, or clean the Premises or any part thereof have been made, and (ii) no representation respecting the condition of the Premises, the Building, or the Land, has been made to Tenant by or on behalf of Landlord (except to the extent otherwise set forth herein or in the Workletter); provided, however, Landlord agrees it will maintain and repair the Building to the extent such repairs are required and shall maintain, repair or replace, in a manner consistent with first-class office buildings in downtown Chicago, any fixtures, appurtenances or equipment necessary or proper to maintain the Building and the Building Systems, Tenant’s Fixtures, common areas (including, without limitation, the Building Plaza) and appurtenances, Land, structural components of the Building, elevator lobbies and bathrooms on each floor of the Premises (consistent with elevator lobbies and bathrooms on multi-tenant floors) and Building facade, regardless of whether or not such items are located within the Premises, provided that Landlord shall not be responsible for defects arising from or repairs and replacements necessitated by work contracted for directly by Tenant or designated by Tenant’s architect. Landlord shall promptly make any repairs or replacements necessary to satisfy Landlord’s obligations under this Section 8. Furthermore, Landlord shall maintain the Building Plaza, the facade and the Retail Space in a manner consistent with other first-class office buildings in downtown Chicago. This Lease does not grant any rights to light or air over or about the property of Landlord, provided, however, that, so long as Tenant satisfies the Tenant Leasing Requirement. Landlord shall not construct on the Land any new structure or improvement which is higher in elevation than the second floor of the Building.

(b) Except for any damage to the Premises resulting from any act of Landlord or its employees and agents, and subject to the provisions of Section 15 hereof, to the extent not required of Landlord under Section 8(a) above, Tenant shall, at its own expense, keep the Premises in good repair and condition, subject to reasonable wear and tear, and shall promptly and adequately repair all damage to the Premises caused by Tenant or any of its employees, agents, or invitees, including replacing or repairing all damaged or broken glass (except for exterior windows), fixtures, and appurtenances resulting from any such damage, and within any reasonable period of time specified by Landlord. If Tenant does not reasonably promptly and adequately comply with the terms of this Section 8(b), Landlord may, but need not, after twenty (20)-days prior written notice to Tenant make such repairs and replacements and Tenant shall pay Landlord’s Actual Cost. Landlord, however, will make any repairs and replacements, at Tenant’s sole cost and expense at Landlord’s Actual Cost, if Tenant so requests. Tenant shall take special care to keep all areas of the Premises which are visible by or accessible to the public, such as elevator lobbies and corridors, in good order and appearance consistent with a first-class office building. Nothing in this Section 8 shall increase any of Tenant’s obligations with respect to the return of the Premises as set forth in Section 9. Upon twenty-four (24) hours prior written notice (except in the case of an emergency, when no prior notice shall be required) to Tenant, Landlord may, but shall not be required to, enter the Premises (other than any Tenant Secure Area) at all reasonable times to make such necessary repairs, alterations, improvements and additions, including ducts and all other facilities for air conditioning service as Landlord shall reasonably deem necessary, to the premises or to the Building or to any equipment located in the Building or as Landlord may be required to do by the City of Chicago or by order or decree of any court or by any other governmental authority. Except in the case of an emergency. Landlord may not enter any Tenant Secure Area without Tenant’s prior written approval, which approval may be withheld in Tenant’s sole discretion, and, if such approval is granted, Landlord shall be accompanied by a representative of Tenant at all times while in a Tenant’s Secure Area. If the work described in this subsection cannot be performed during Business Hours without materially disrupting the conduct of Tenant’s business in the affected portion of the Premises, such work shall be performed after-hours at no cost to Tenant. If the work can be performed during Business Hours without materially disrupting the conduct of Tenant’s business but Tenant requests that the work be done after-hours, Tenant shall pay the additional costs incurred by Landlord in performing such after-hours work. Landlord shall be permitted to take onto the Premises and, to the extent reasonably necessary, to store in an area adjacent to the area in which the work is being performed all materials that may be required in connection with the work being performed under this subsection; provided, however, Landlord shall in no event materially interfere with the conduct of Tenant’s business in the Premises.

(c) Landlord hereby accepts and approves the layout of the Premises and the location and configuration of the Tenant’s Property as it exists on the Commencement Date.

9. Return of Premises.

(a) At the termination of this Lease by lapse of time or otherwise or upon termination of Tenant’s right of possession without terminating this Lease, Tenant shall surrender possession of the Premises to Landlord and deliver all keys to the Premises to Landlord and make known to the Landlord the combination of all locks of vaults Tenant elects to leave in the Premises. At the time Tenant surrenders the Premises, except as otherwise required by Landlord with respect to a Structural Alteration as set forth in Section 6 hereof, Tenant shall have no obligation to remove Tenant’s Property or any other property of Tenant in the Building but outside of the Premises or to repair or restore the Premises or other area of the Building, except as otherwise expressly set forth in Section 9(b), but shall not intentionally commit waste to the Premises.

(b) Subject to the terms hereof, Tenant may remove any item of Tenant’s Property (other than Tenant’s Fixtures and Tenant Improvements) or other property of Tenant in the Building but outside the Premises upon Tenant’s vacation of the Premises. Tenant shall, within thirty (30) days after Landlord’s written request, repair any damage to the Premises (other than the paint, carpeting or wall coverings) or other areas of the Building caused by the removal of Tenant’s Property. Tenant shall not (i) intentionally commit waste to the Premises or (ii) cause a condition resulting in a violation of the building code or other applicable Requirements, provided Tenant shall have no obligation to correct any such violations which are necessary to permit the Premises to be occupied. Except as otherwise set forth herein, in no event shall Tenant be required to remove any improvements at the end of the Term, including, without limitation, staircases, vaults, raised computer floors, wiring, cabling or Antennae. All of Tenant’s Property remaining in the Premises or other property of Tenant remaining in the Building after Tenant vacates the entire Premises shall become Landlord’s property and Tenant shall be deemed to have conveyed title to such property to Landlord as if by bill of sale. Landlord shall in no event be responsible for the value, accounting, preservation or safekeeping of such property. Landlord’s inventory of abandoned or stored property shall be final, conclusive and incontestable. If Tenant fails to remove any Tenant’s Property that Tenant is required under Section 6 to remove within thirty (30) days after receipt of written notice from Landlord, and Landlord thereafter removes and stores such Tenant’s Property, Tenant shall pay Landlord, within twenty (20) days of demand, any and all reasonable expenses incurred by Landlord in such removal and storage plus fifteen percent (15%) of such expenses incurred.

10. Holding Over. Should Tenant continue in possession of the Premises after the end of the Term, such holding over shall be construed to be a tenancy from month to month only, and such monthly tenancy shall be subject to the covenants, conditions, Rules and Regulations contained or referred to in this Lease. Such tenancy may be terminated by thirty (30) days prior written notice given by either party to the other. Tenant’s rent obligations for any period of holding over shall be as follows:

(a) For the first thirty (30) days that Tenant shall hold over after the expiration of the Term (the “First Holdover Period”), subject to Section 10(d) below, Tenant shall be obligated to pay rent at a monthly rental rate equal to one hundred twenty-five percent (125%) of the Base Rent and Additional Rent due from Tenant for the last month of the Term (“First Holdover Rent”).

(b) For the second thirty (30) days that Tenant shall hold over after the expiration of the Term (the “Second Holdover Period”), subject to Section 10(d) below, Tenant shall be obligated to pay rent at a monthly rental rate equal to one hundred fifty percent (150%) of the Base Rent and Additional Rent due from Tenant for the last month of the Term (“Second Holdover Rent”).

(c) Beginning on the first (1st) day after the Second Holdover Period and continuing for so long as Tenant retains possession of all or a portion of the Premises (the “Final Holdover Period”), subject to Section 10(d) below, Tenant shall be obligated to pay rent at a monthly rental rate equal to two hundred percent (200%) of the Base Rent and Additional Rent due from Tenant for the last month of the Term (“Final Holdover Rent”).

(d) Notwithstanding anything in this Section 10 to the contrary, to the extent Tenant is holding over with respect to 75,000 Rentable Square Feet of the Premises or less,

both Base Rent and Additional Rent shall be calculated during the Holdover Period solely on the number of Rentable Square Feet for which Tenant continues to retain possession. If Tenant is holding over with respect to greater than 75,000 Rentable Square Feet of the Premises, both Base Rent and Additional Rent shall be calculated on the entire number of Rentable Square Feet in the Premises on the last day of the Term.

(e) Landlord and Tenant agree and acknowledge that the rent payable by Tenant for holding over during the First Holdover Period shall represent liquidated damages for such holding over, and shall be deemed a fair and equitable measure of damages for Tenant’s holding over. Beginning on the first (1st) day of the Second Holdover Period, Tenant shall also be responsible for any Actual Damages incurred by Landlord as a direct result of Tenant’s holding over. In no event shall Tenant ever be responsible for consequential damages. Nothing contained in this Section 10 shall be deemed to limit Landlord’s rights to commence and prosecute proceedings to obtain possession of the Premises, including forcible entry and detainer proceedings.

(f) Notwithstanding the provisions of this Section 10 set forth above, if an event of Force Majeure shall occur prior to the end of the First Holdover Period or the Second Holdover Period which prevents Tenant from vacating the Premises and Landlord from moving a new tenant into the Building, the First Holdover Period or the Second Holdover Period, as applicable (and Tenant’s obligation to pay First Holdover Rent or Second Holdover Rent, as applicable, thereunder), shall be extended by a number of days equal to the number of days that the event of Force Majeure shall continue, but in no event shall either the First Holdover Period or the Second Holdover Period be extended by more than sixty (60) days.

11. Rules and Regulations. Tenant agrees to observe the rights reserved to Landlord contained in Section 12 hereof and agrees, for itself, its employees, agents, clients, customers, invitees and guests, to comply with the Rules and Regulations set forth in Exhibit P and such other reasonable Rules and Regulations adopted by Landlord (“Rules and Regulations”). Tenant’s prior written consent, which shall not be unreasonably withheld or delayed, shall be required for any new regulation which will materially or adversely affect Tenant’s use and enjoyment of the Premises. Landlord shall give Tenant at least thirty (30) days notice of any new Rules and Regulations. Landlord shall use commercially reasonable efforts to enforce the Rules and Regulations against the other tenants in the Building and shall not otherwise discriminate against Tenant in the enforcement of such Rules and Regulations. Except for the exercise of commercially reasonable efforts with respect to the enforcement of the Rules and Regulations, nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the terms, covenants and conditions of any other lease against any other tenant or any other persons, and Landlord and its beneficiary shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, invitees, or by any other person. In the event of a conflict between the terms of the main Sections of this Lease and the terms of the Rules and Regulations, the terms of the main Sections of this Lease shall control.

12. Rights Reserved to Landlord. Landlord, in addition to any other rights set forth herein, reserves the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession or giving rise to any claim for setoff or abatement of Rent or affecting any of Tenant’s obligations under this Lease:

(a) Subject to Section 36, to change the street address of the Building, provided, however, that Landlord’s right to change the street address of the Building shall be conditioned upon Landlord paying any and all reasonable costs associated with any such address change, including, without limitation, the cost of new stationery, new signage and any other changes to comply with Requirements.

(b) To retain at all times, and to use in appropriate instances, pass keys to the Premises, except that Landlord shall not have keys for, nor shall it enter, any Tenant’s Secure Area without Tenant’s prior consent, which consent may be withheld in Tenant’s sole discretion, unless, because of an emergency, Landlord is unable to obtain such consent and must have access to such areas. If Tenant re-keys all or any portion of the Premises, such re-keying shall continue to fall within Tenant’s current master-key system.

(c) Subject to Section 5, to grant to anyone the right to conduct any business or render any service in the Building, whether or not it is the same as or similar to the use expressly permitted to Tenant by Section 3; provided such business or service is consistent with the operation of a first-class office building in downtown Chicago.

(d) To exhibit the Premises during the last twelve (12) months of the Term at reasonable hours upon reasonable notice, provided Landlord shall place no signs on the Premises.

(e) To enter the Premises at reasonable hours upon reasonable advance notice (except in the case of an emergency) for inspection and supplying janitor service or other services to be provided to Tenant hereunder, provided that, except in the event of an emergency, upon reasonable advance request from Tenant, Landlord shall, at no expense to Tenant, enter the Premises at a reasonably alternative time, including after Business Hours, if Landlord’s proposed entry into the Premises would materially interfere with Tenant’s use of the Premises. If such entry would not materially interfere with Tenant’s use of the Premises but Tenant requests that such entry be made after Business Hours, Tenant shall pay any additional costs incurred by Landlord as a result of such after-hours entry.

(f) To restrict access to the Building and implement certain security procedures after Business Hours, which may include requiring all persons entering or leaving the Building during such hours as Landlord may from time to time reasonably determine to identify themselves to watchmen by registration or otherwise, and to establish their right to enter or leave in accordance with the provisions of applicable Rules and Regulations adopted by Landlord. Except as a result of its negligence or wilful misconduct, Landlord shall not be liable to Tenant (or any subtenant) in damages for any error with respect to admission to or eviction or exclusion from the Building of any person. In case of fire, invasion, insurrection, mob, riot, civil disorder, public excitement or other commotion, or threat thereof, Landlord reserves the right to limit or prevent access to the Building during the continuance of the same, shut down elevator service, activate elevator emergency controls, or otherwise take such action or preventive measures deemed reasonably necessary by Landlord for the safety of the tenants or other occupants of the Building or the protection of the Building and the property in the Building. Landlord and Tenant each agrees to cooperate, and coordinate with each other with respect to any reasonable safety program developed by the other, provided that such cooperation and coordination shall be at no cost or expense to the cooperating party.

(g) To reasonably regulate access to common areas and to prevent access to the non-general public areas pursuant to the provisions of applicable Rules and Regulations.

(h) To run wires, conduits and similar items in existence on the date of this Lease through the core areas of the Premises or the electrical closets contained therein.

(i) Except as otherwise set forth in this Lease, Landlord reserves the right to relocate, enlarge, reduce or change exits or entrances in or to the Building and to decorate and to make, at its own expense, repairs, alterations, additions and improvements, structural or otherwise, in or to the Building or any part thereof, and any adjacent building, land, street or alley, including for the purpose of connection with or entrance into or use of the Building; provided, however, Landlord shall maintain the first-class image of the Building. Landlord may for such purposes temporarily erect scaffolding and other structures reasonably required by the character of the work to be performed, and during such operations may enter upon the Premises (other than any Tenant Secure Area), with reasonable prior notice (as set forth in Section 12(e)), and take into and upon or through any part of the Building, including, to the extent reasonably necessary, the Premises, all materials that may be required to make such repairs, alterations, improvements, or additions, and in that connection Landlord may temporarily close some (but not all) public entry ways, other public spaces, stairways or corridors and, except as otherwise set forth herein, interrupt or temporarily suspend any services or facilities agreed to be furnished by Landlord, provided that if, as a result of such activities, the Premises, or any portion thereof, becomes Untenantable, Tenant shall have such rights as are provided in Section 7(c). Except to the extent such activities materially interfere with Tenant’s use of the Premises, Landlord may at its option make any repairs, alterations, improvements and additions in and about the Building and the Premises during Business Hours, and if Tenant desires to have such work performed during other than Business Hours, Tenant shall pay Landlord’s Actual Cost (including any reasonable overtime expenses for the employees of Manager) resulting therefrom. To the extent such activities materially interfere with Tenant’s use of the Premises, such activities shall be performed after Business Hours at Landlord’s sole cost and expense. Notwithstanding anything to the contrary contained in this Section 12(i) Landlord agrees that it will neither (i) change the number of passenger elevators or elevator cabs servicing the Premises, or increase the number of floors serviced by such elevators (provided that Landlord may permit up to four (4) passenger elevators (8 cabs) that service the Premises to stop at the second floor of the Building, provided that the initial capital charges required to permit such stops shall be at Landlord’s sole cost and expense and shall not be included in Expenses, but the costs of continued operation of the elevators stopping at such floors shall be included in Expenses), nor (ii) modify or add to the current floor arrangement for elevator banks A and B nor make one of the floors Occupied by Tenant, other than the 20th floor, a transfer floor.

(j) Any entry into the Premises by Landlord or its agents in compliance with the terms and provisions of this Lease shall not constitute an eviction of Tenant in whole or in part nor cause any abatement of the Rent (other than as may be provided herein) or render Landlord or its agents liable solely by reason of such entry.

13. Assignment and Subletting.

(a) Except as otherwise provided herein, Tenant shall not, without the prior written consent of Landlord in each instance, (i) mortgage, pledge, hypothecate, or encumber, or subject to or permit to exist upon or be subjected to any lien or charge, this Lease or any interest under it, (ii) allow to exist or occur any transfer of or lien upon this Lease or Tenant’s interest herein by operation of law (provided mechanic liens shall not be a default hereunder as long as Tenant is complying with the terms of this Lease and as long as no transfer of Tenant’s interest under this Lease occurs as a result of such liens), (iii) convey or assign this Lease or any of Tenant’s rights hereunder, (iv) sublet the Premises or any part thereof, or (v) permit the use and occupancy of the Premises or any part thereof for any purpose not provided for under Section 3 of this Lease or by anyone other than the Tenant and Tenant’s employees; provided that in the case of the matters described in clauses (iii) and (iv) above, Landlord’s consent may not be unreasonably withheld or delayed.

(b) Notwithstanding anything to the contrary contained in this Lease but subject to Subsection 13(j), provided Tenant is not in Material Default, Tenant shall, without the prior written consent of Landlord, have the right to enter into subleases for all or any part of the Premises and grant to such subtenants such rights as Tenant may have under the terms of this Lease with respect to parking, use of the Roof (so long as any subtenant using a portion of the Roof pays Landlord the current market rent being charged by Landlord therefor), and, for subtenants subleasing at least two (2) full floors, renewal. Tenant shall provide Landlord with notice and copies of all subleases entered into by Tenant.

(c) Notwithstanding the foregoing, in the event that Tenant wishes to enter into a sublease (other than with an Affiliate) which would cause the aggregate portion of the Premises being sublet by Tenant (pursuant to the proposed sublease and all other subleases then in effect) to equal or exceed two (2) full floors, then Tenant shall give Landlord prior written notice of such proposed sublease stating either (i) that Landlord may, by written notice to Tenant delivered within ten (10) Business Days after receipt of Tenant’s notice with respect to the proposed sublease, elect to recapture that portion (“Recapture Portion”) of the Premises to be included in the proposed sublease, effective as of the date that such proposed sublease would have become effective or (ii) that, in the case of a sublet for less than four (4) years, Tenant, prior to the end of the Term, intends to reoccupy the portion (“Temporary Sublet

Premises”) of the Premises to be included in the proposed sublease and such reoccupancy will be for a period of at least twenty-four (24) months and, therefore, Landlord may not recapture such portion of the Premises.

If Tenant delivers the notice under (i) above, and Landlord notifies Tenant of its intent to recapture within the aforesaid ten (10) Business Days, this Lease shall terminate with respect to the Recapture Portion as of the effective date of such recapture by Landlord, and Landlord and Tenant shall promptly enter into an amendment to this Lease to reflect such recapture of the Recapture Portion by Landlord (including the effective date thereof) and to amend such other terms and provisions of the Lease which are affected thereby, including, but not limited to, a pro-rata reduction of Base Rent, Tenant’s Proportionate Share for Expenses and Tenant’s Proportionate Share for Taxes. If Landlord fails to notify Tenant of its intent to recapture within the aforesaid ten (10) Business Days, Landlord shall be deemed to have elected not to recapture the Recapture Portion. If Landlord does not elect to recapture the Recapture Portion as set forth above, Tenant may thereafter enter into the proposed sublease and Tenant shall pay to Landlord a share of the Net Sublease Proceeds in accordance with Section 13(d).

(d) If Tenant delivers a notice under (c)(i) above and Landlord does not exercise its right of recapture or under (c)(ii) above, Landlord shall be entitled to receive fifty percent (50%) of the Net Sublease Proceeds. Except to the extent Tenant is entitled to retain Net Sublease Proceeds, Net Sublease Proceeds shall be deemed to be Additional Rent and shall be paid to Landlord on the first day of each month during the term of any such sublease. As used herein:

(i) “Net Sublease Proceeds” shall mean Sublease Proceeds less Permitted Expenses. For purposes of determining the Net Sublease Proceeds, the Permitted Expenses shall be deducted as and when paid by Tenant and the Net Sublease Proceeds shall be deemed received as and when paid by such assignee or subtenant, provided that Tenant shall be entitled to be reimbursed for all Permitted Expenses before Net Sublease Proceeds are determined.

(ii) “Permitted Expenses” shall mean the aggregate of (1) broker commissions and legal fees incurred by Tenant in connection with any such sublease of Temporary Sublet Premises, (2) the actual out-of-pocket cost of leasehold improvements installed by Tenant at its expense to make the Temporary Sublet Premises suitable for occupancy by the subtenant, including the cost of constructing demising walls, corridors and separating mechanical systems, and (3) any advertising expenses or financial concessions, rent concessions or credits granted by Tenant.

(iii) “Rent Per Square Foot” shall mean the sum of the Base Rent and Additional Rent divided by the number of Rentable Square Feet comprising the Premises at the time such calculation is made.

(iv) “Sublease Proceeds” shall mean the product of (x) the Sublease Rent per Square Foot less the Rent Per Square Foot, multiplied by (y) the number of Rentable Square Feet constituting the sublet portion of the Premises.

(v) “Sublease Rent” shall mean any rent or other consideration paid to Tenant, directly or indirectly, by any subtenant or any other amount received by Tenant from or in connection with any subletting.

(vi) “Sublease Rent per Square Foot” shall mean the Sublease Rent divided by the Rentable Square Feet of space demised under a sublease.

Net Sublease Proceeds, Sublease Proceeds and/or Sublease Rent shall be recalculated from time to time to reflect any correction in the prior calculation thereof due to (x) subsequent payments received by Tenant, (y) the final adjustment of payments to be made to or by Tenant or (z) mistake discovered within one (1) year of the error. Promptly upon the receipt of any such payment, the making of any such adjustment or the discovery of any such mistake, Tenant shall submit to Landlord a recalculation of the Net Sublease Proceeds, Sublease Proceeds and/or Sublease Rent, and an adjustment shall be made between Landlord and Tenant, if applicable with respect thereto on account of prior payments made pursuant to this Section 13(d).

(e) If Tenant has procured an assignee, Tenant shall, by written notice to Landlord, given not less than thirty (30) days prior to the proposed effective date of such assignment, advise Landlord of its intention from, on and after a stated date to assign this Lease to such proposed assignee, and, Tenant’s notice given pursuant to this Subsection 13(e) shall include (1) the name and address of the proposed assignee, (2) sufficient information to permit Landlord to determine the nature and character of the business of the proposed assignee and (3) such other information as Landlord shall reasonably request that is readily available to Tenant (excluding financial information of such assignee, except to the extent required in connection with Section 13(h)).

(f) In the event Tenant enters into a sublease for a portion of the Premises that is in excess of one full floor of the Building with an entity that is not an Affiliate of Tenant, Landlord agrees that, provided such sublease grants Landlord the right, in a manner satisfactory to Landlord in its sole discretion, to substitute space and relocate such subtenant upon the termination of this Lease or Tenant’s right to possession under this Lease, it shall, within thirty (30) days after Tenant’s request, enter into a Non-Disturbance and Attornment Agreement (Sub-Tenant) substantially similar to the form of agreement attached hereto as Exhibit Q. Tenant shall provide Landlord with such information as Landlord may reasonably request with respect to a proposed subtenant requesting a Non-Disturbance and Attornment Agreement.

(g) For the purposes of this Section 13, any merger, consolidation, reorganization or other similar corporate, partnership or limited liability company transaction of Tenant or any change of control of Tenant shall not be deemed to constitute an assignment of this Lease and shall not require the Landlord’s consent. Notwithstanding anything in this Section 13 to the contrary, Tenant may, without the prior consent of Landlord, assign this Lease to an Affiliate of Tenant.

(h) No such assignment, subletting, occupancy or use, whether with or without Landlord’s prior consent, nor any such collection or application of Rent or fee for use and occupancy, shall be deemed a waiver by Landlord of any term, covenant or condition of this Lease or, except as required under Section 13(b), the acceptance by Landlord of such assignee, subtenant, occupant or user as tenant hereunder. The consent by Landlord of any assignment shall not relieve Tenant from its obligation to obtain the express prior consent of Landlord to any further assignment in accordance with and to the extent required under the terms of this Lease. Except as expressly provided in this Section 13(h), neither any assignment of Tenant’s interest in this Lease nor any subletting, occupancy or use of the Premises or any part thereof by any person other than Tenant, nor any collection of Rent by Landlord from any person shall, in any circumstances, relieve Tenant of its obligations under this Lease on Tenant’s part to be observed and performed and, other than as set forth below, each assignment of this Lease shall be conditioned upon confirmation from Tenant of its continuing primary liability under this Lease. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall execute and deliver to Landlord upon demand an instrument confirming such assumption. Notwithstanding anything to the contrary contained in this Section 13, in the event Tenant assigns this Lease, Tenant may request in writing that the Landlord consent to the release of the assignor Tenant from all liability arising under this Lease from and after the date of the assignment. Such request shall be accompanied by current financial statements for the assignee and a written agreement executed by the assignee assuming all of the obligations of Tenant from and after the assignment date. Tenant shall promptly provide Landlord with such additional information concerning the assignee as Landlord may reasonably request. Within fifteen (15) days after receipt of all information and documents required to be delivered to the Landlord with respect to the assignee, Landlord shall notify Tenant of whether Landlord consents to the release of the assignor Tenant, which consent may be withheld in Landlord’s sole discretion; provided, however if the request for release of the assignor tenant is accompanied by evidence establishing to Landlord’s satisfaction that the assignee Tenant after the transfer has a Consolidated Shareholder’s Equity that is equal to or greater than the greater of (x) two billion dollars ($2,000,000,000) and (y) Tenant’s Consolidated Shareholder’s Equity on the date immediately prior to the assignment, then Landlord may not unreasonably withhold its consent to the release of the assignor Tenant.

(i) Notwithstanding anything to the contrary contained in this Section 13, Tenant may not mortgage, pledge, hypothecate or encumber its leasehold interest in the Premises (“Leasehold Mortgage”) without obtaining Landlord’s prior written approval. Landlord agrees to give the holder of a Leasehold Mortgage approved by Landlord, by registered or certified mail, copies of all notices of default served upon Tenant by Landlord, provided that prior to such notice Landlord has been notified in writing of the address of such Leasehold Mortgage holder. Landlord agrees that if Tenant has failed to cure such default within the applicable grace period, then the holder of the Leasehold Mortgage shall have an additional thirty (30) days within which to cure or correct such default; provided, however, that such additional thirty (30) day period shall not apply in the case of a default which can be cured by the payment of money. Any such holder shall be subject to all of the terms, provisions and covenants of this Lease. Any such holder shall agree to give to Landlord notice of any default by Tenant under any such Leasehold Mortgage.

(j) Notwithstanding anything to the contrary contained in this Section 13, Tenant shall be permitted to enter into a sublease with any then current tenant of the Building, unless Landlord reasonably determines that Landlord can, within a time frame acceptable to the proposed subtenant, provide space reasonably acceptable to or suitable for the proposed subtenant. Landlord shall notify Tenant of whether it has made such determination within five (5) days after receipt of written inquiry from Tenant.

14. Waiver of Certain Claims; Indemnification Provisions.

(a) Subject to Section 21(a) and the last sentence of this Subsection 14(a), to the extent not expressly prohibited by any Requirements and except with respect to matters which are damaged by perils that are required to be insured as set forth in Section 21 hereof, Tenant releases Landlord Indemnitees from and waives all claims for damages to property or for the interruption of Tenant’s business sustained by the Tenant resulting directly or indirectly from fire or other casualty, cause, or any existing or future condition, defect, matter, or thing in or about the Premises, the Building or any part of it, or from any equipment or appurtenance therein, or from any accident in or about the Building, or from any act or neglect of any tenant or other occupant of the Building or any part thereof or of any other person. The foregoing release shall not operate as a release of Landlord from liability for any negligent act or wilful misconduct of the Landlord Indemnitees. This Section 14 shall apply especially, but not exclusively, to damage caused by water, snow, frost, steam, excessive heat or cold, sewerage, gas, odors, or noise, or the bursting or leaking of pipes or plumbing fixtures, broken glass, sprinkling or air conditioning devices or equipment, or flooding of basements, or from any other thing or circumstance, whether of a like nature or of a wholly different nature. Subject to the last sentence of this Subsection 14(a), all personal property belonging to the Tenant or any occupant of the Premises that is in the Building, the Garage or the Premises shall be there at the risk of the Tenant or other person only and, except to the extent arising out of Landlord’s negligence or wilful misconduct, Landlord shall not be liable for damage thereto or theft or misappropriation thereof. Notwithstanding the foregoing, with respect to any damage to Tenant’s Property which is caused by the act or neglect of Landlord Indemnitees, Landlord shall reimburse Tenant for the reasonable cost of repairing such damage.

(b) Subject to Section 21(a), to the extent not expressly prohibited by any Requirements and except with respect to matters which are damaged by perils that are required to be insured as set forth in Section 21 hereof, Landlord releases Tenant Indemnitees from and waives all claims for damages to property or for any loss of rents sustained by Landlord resulting directly or indirectly from fire or other casualty, cause or any existing or future condition, defect, matter or thing in or about the Premises, the Building or any part of it, or from any equipment or appurtenance therein, or from any accident in or about the Building, or from any act or neglect of any Tenant Indemnitee or other person. The foregoing release shall not operate as a release of Tenant from liability for any negligence or wilful misconduct of the Tenant Indemnitees.

(c) To the extent not expressly prohibited by any Requirements, Tenant agrees to hold the Landlord Indemnitees, harmless and to indemnify each of them from and against all third party claims of whatever nature against the Landlord Indemnitees arising from any act, omission or negligence of any Tenant Indemnitees, and their licensees, invitees or visitors occurring anywhere within or about, or in connection with, the Building or surrounding property, where such accident, injury or damage results from an act, omission or negligence of Tenant Indemnitees or their licensees, invitees or visitors, except to the extent arising out of any negligence or wilful misconduct of such Landlord Indemnitees. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys’ fees and disbursements) incurred in or in connection with any such third party claim or proceeding brought thereon, and the defense thereof. In the event Landlord makes a claim upon Tenant under this Section 14(c) and such claim was unfounded or resulted from the negligence or wilful misconduct of any Landlord Indemnitee, then Landlord shall indemnify and hold harmless the Tenant for any expenses incurred by Tenant as a result of such claim.

(d) To the extent not expressly prohibited by any Requirements, Landlord agrees to hold Tenant Indemnitees, harmless and to indemnify each of them from and against all third party claims of whatever nature against the Tenant Indemnitees arising from any act, omission or negligence of any Landlord Indemnitees, and their licensees, invitees or visitors occurring anywhere within or about, or in connection with, the Building or surrounding property, where such accident, injury or damage results from an act, omission or negligence of Tenant Indemnitees or their licensees, invitees or visitors, except to the extent arising out of any negligence or wilful misconduct of such Tenant Indemnitees. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys’ fees and disbursements) incurred in or in connection with any such third party claim or proceeding brought thereon, and the defense thereof. In the event Tenant makes a claim upon Landlord under this Section 14(d) and such claim was unfounded or resulted from the negligence or wilful misconduct of any Tenant Indemnitee, then Tenant shall indemnify and hold harmless the Landlord for any expenses incurred by Landlord as a result of such claim.

15. Damage or Destruction by Casualty.

(a) If the Premises or any part of the Building shall be damaged by fire or other casualty (“Casualty Damage”), then, except as set forth below, Landlord shall proceed to repair and restore the same (other than the Tenant’s Property) to its prior existing condition with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by Force Majeure and Requirements then in effect. Landlord shall, with reasonable promptness after the occurrence of such Casualty Damage direct an Approved Architect to estimate the length of time that will be required to substantially complete the repair and restoration of the Casualty Damage including the restoration of the Base Building and Tenant’s Property and shall by notice advise Tenant of such estimate, which estimate shall be given no later than sixty (60) days after such occurrence. If the Casualty Damage is to (1) twenty-five percent (25%) or more of the Premises, (2) prohibits all reasonable means of access to at least twenty-five percent (25%) of the Premises or (3) is to any portion of a Critical Area and renders at least twenty-five percent (25%) of the Premises Untenantable (e.g., telephones and/or computer systems are unavailable and Tenant has ceased Occupying the affected portion of the Premises) and it is so estimated that the amount of time required to substantially complete the repair and restoration of (i) the Base Building portion of the entire Premises will exceed two hundred seventy (270) days or (ii) the Base Building and Tenant’s Property for the entire Premises will exceed three hundred sixty (360) days, both calculated from the earlier to occur of (x) the date Landlord receives insurance proceeds for restoration of the Base Building or (y) the date that is ninety (90) days after the date of such fire or casualty, then, in either case, each of Landlord and Tenant shall have the right to terminate this Lease as of the date of such Casualty Damage upon giving notice to the other at any time within forty-five (45) days after Landlord gives Tenant the notice containing said estimate; provided that Landlord may only terminate this Lease if Landlord is also terminating all other leases directly affected by such casualty. Landlord shall have no liability to Tenant and Tenant shall not be entitled to terminate this Lease if such Landlord’s repairs and restoration are not in fact completed within the time period estimated by the Approved Architect for the repairs and restoration other than the Tenant’s Property, as aforesaid, or within said two hundred seventy (270) days, provided that Tenant shall be entitled to terminate this Lease (but Landlord shall not be liable for any damages) if such repairs and restoration are not completed within ninety (90) days (plus an additional ninety (90) days for Force Majeure) after the estimated time period or such 270-day period, whichever is longer, so long as Landlord shall proceed with reasonable promptness and due diligence. Notwithstanding anything to the contrary herein set forth, (i) if any Casualty Damage requiring, in the Approved Architect’s reasonable estimate, more than one hundred eighty (180) days to repair both the Base Building portion of the Building and the Tenant’s Property occurs during the last twenty-four (24) months of the Term, then each of Landlord and Tenant shall have the option to terminate such affected portion of the Premises as of the date of the Casualty Damage by written notice to the other within forty-five (45) days after the date Landlord delivers its estimate of the time required to repair and (ii) if more than twenty-five percent (25%) of the Premises is so damaged or unavailable (as described above) or any Critical Area is so damaged or unavailable (as described above) such that at least twenty-five percent (25%) of the Premises is rendered Untenantable, then each of Landlord and Tenant shall have the option to terminate this Lease as of the date of the Casualty Damage by written notice to the other within such 45-day period. Landlord shall have no duty pursuant to this Section 15 to repair or restore any portion of the Tenant’s Property.

(b) In the event any such Casualty Damage (1) is to twenty-five percent (25%) or more of the Premises, (2) prohibits all reasonable means of access to at least twenty-five percent (25%) of the Premises or (3) is to any portion of a Critical Area and renders at least twenty-five percent (25%) of the Premises Untenantable and if the Lease is not terminated pursuant to the foregoing provisions of this Section 15, then Rent for that portion of the Premises in which Tenant cannot conduct normal operations shall abate during the period beginning with the date of such Casualty Damage and ending, with respect to each portion of the Premises, on the earlier to occur of Tenant’s commencement of normal operations on such portion of the Premise or one hundred twenty (120) days after the date when Landlord, to the extent required under this Section 15, substantially completes the repair and restoration work of the Casualty Damage, provided that if Tenant’s repair or restoration of the Tenant’s Property is delayed by reason of Force Majeure or Requirements, then such 120-day period after which Tenant’s shall be obligated to resume paying Rent shall be extended one day for each day Tenant’s repair or restoration is so delayed; subject to a maximum extension of ninety (90) days. Such abatement shall be in an amount bearing the same ratio to the total amount of Rent for such period as the Rentable Square Footage of that portion of the Premises in which Tenant cannot conduct normal operations bears to the Rentable Square Footage of the entire Premises. Subject to all applicable Requirements, upon the request of Tenant, Landlord agrees that Landlord will use reasonable efforts (and shall cause its contractors to use reasonable efforts) to allow Tenant to promptly commence the restoration of the Tenant’s Property as soon as possible on a floor-by-floor basis, regardless of whether or not Landlord has substantially completed the repair or restoration of such portion of the Premises, provided that such commencement will not interfere with Landlord’s completion of its restoration work. In the event of termination of this Lease pursuant to this Section 15, Rent shall be apportioned on a per diem basis and be paid to the date of such fire or other casualty. If the Untenantability results from Casualty Damage to a Critical Area, Tenant agrees that Landlord may, at Landlord’s sole cost and expense, cure such Untenantability by relocating the Critical Area, including any equipment located in the Critical Area, to a different location within the Premises or such other space in the Building as Landlord and Tenant may reasonably and mutually agree and connecting the necessary wiring and/or cabling for the operations in the Critical Area to be relocated.

(c) In the event that neither Landlord nor Tenant has terminated the Lease pursuant to Subsection 15(a), Landlord shall proceed to repair and restore the portions of the Casualty Damage other than the Tenant’s Property in accordance with Subsection 15(a), and Tenant shall repair and restore to a safe condition in compliance with all Requirements such portion of the Tenant’s Property that Tenant deems prudent or necessary to restore.

16. Eminent Domain.

(a) If all or any portion of the Premises shall be permanently taken or condemned by any competent authority for any public or quasi-public use or purpose, the Term with respect to the affected portion of the Premises shall end upon and not before the earlier of the date when the possession of the part so taken shall be required for such use or purpose or the effective date of such taking, and without apportionment of the award to or for the benefit of Tenant (except as specifically set forth below). If such taking affects all or a substantial portion of the Building, or any part thereof which includes at least twenty-five percent (25%) of the Premises or any Critical Area that renders at least twenty-five percent

(25%) of the Premises Untenantable (e.g., telephones and/or computer systems are unavailable and Tenant has ceased Occupying the affected portion of the Premises), or if any portion of the Building which would prevent all reasonable means of access to at least twenty-five percent of the Premises, shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, then each of Landlord and Tenant shall have the option of terminating this Lease as of the effective date of such taking by written notice to Landlord, such notice of termination to be delivered within sixty (60) days after the effective date of such taking. If the Untenantability results from a taking of a Critical Area, Tenant agrees that Landlord may, at Landlord’s sole cost and expense, cure such Untenantability by relocating the Critical Area, including any equipment located in the Critical Area, to a different location within the Premises or such other space in the Building as Landlord and Tenant may reasonably and mutually agree and connecting the necessary wiring and/or cabling for operations in the Critical Area to be relocated. Current Rent shall be apportioned as of the date of such termination.

(b) If this Lease is for any reason not terminated pursuant to Subsection 16(a), Landlord shall as soon as possible restore the Building to a condition as close as possible to its prior condition, subject to delays caused by Force Majeure and also subject to zoning laws, building codes and other Requirements applicable thereto then in effect, using the award received by Landlord (but not in excess thereof); in such event this Lease shall continue in force at the square foot rental rates and adjustments herein provided for the Premises applied to the Rentable Square Feet of the Premises existing in the Building as restored, but Rent shall abate for the affected portion of the Premises as to the periods when the Premises or portion thereof is Untenantable as a result of such taking and work of restoration.

(c) In the event of any such taking, Landlord shall be entitled to receive the entire award for such taking, provided that Landlord shall not be entitled to make or receive any award for Tenant’s Property. Tenant shall have no claim against Landlord or the condemning authority for the value of any expired portion of the Term and Tenant hereby expressly assigns to Landlord all of its rights in and to any such award. Nothing contained herein shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for business interruption, damage to Tenant’s Property and any moving or relocation expenses; provided, however, such claim shall not in any way reduce the amount of the award that Landlord would otherwise receive pursuant to this Section 16(c).

17. Default; Landlord’s Rights and Remedies.

(a) The occurrence of any one or more of the following constitutes a “Default” by Tenant under this Lease:

(i) Failure by Tenant to pay any Rent or installment thereof when due and the continuance of such failure for ten (10) Business Days after written notice thereof from Landlord to Tenant (provided that interest shall begin to accrue on the unpaid sum at the Default Rate beginning on the first day after the date due);

(ii) Failure by Tenant to pay any money due to Landlord hereunder (other than Rent) when due and the continuance of such failure for twenty (20) Business Days after written notice thereof from Landlord to Tenant (provided that interest shall begin to accrue on the unpaid sum at the Default Rate beginning on the first day after the date due);

(iii) Failure by Tenant to observe or perform any other covenant, agreement, condition or provision of this Lease and the continuance of such failure for thirty (30) days after notice thereof from Landlord to Tenant; provided, however, that if such failure cannot reasonably be cured within thirty (30) days and if Tenant commences such cure within such thirty (30) days, then such period shall be extended for so long as Tenant is prosecuting such cure with diligence and continuity, provided that Tenant shall not be entitled to an extension of this cure period if the default is of a nature that it is incapable of being cured. Notwithstanding the foregoing, in no event shall Tenant be entitled to any additional notice or cure period if Tenant fails to affect a cure under Section 30 within the time periods set forth therein.

(iv) Tenant becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for Tenant or for the major part of its property;

(v) A trustee or receiver is appointed for Tenant or for the major part of its property and is not discharged within sixty (60) days after such appointment; and/or

(vi) All or a material portion of Tenant’s assets are levied upon under execution or attached by process of law and the proceedings are not dismissed within sixty (60) days; and/or

(vii) Tenant abandons the entire Premises; and/or

(viii) Bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law, or similar law for the relief of debtors, are instituted by or against Tenant and, if instituted against Tenant, are allowed against it or are consented to by it or are not dismissed within ninety (90) days after such institution.

(b) Upon the occurrence of any Default, Landlord shall, to the extent permitted by law, have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative and shall not operate to exclude or deprive Landlord of, but shall be in addition to, any other right or remedy allowed it by law or by other provisions of this Lease:

(i) Landlord, by notice to Tenant given on the occurrence or during the continuance of such Default, may terminate this Lease, in which event the Term of this Lease shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice (which shall be no earlier than 10 days after the giving thereof);

(ii) Landlord, by notice to Tenant given on the occurrence or during the continuance of such Default, may terminate the right of Tenant to possession of the Premises without terminating this Lease, in which event the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice (which shall be no earlier than 10 days after the giving thereof); and/or

(iii) Landlord shall enforce the provisions of this Lease pursuant to the terms of Section 40 of this Lease.

(c) If Landlord exercises either the remedies provided for in Subsections (i) or (ii) of the foregoing Section 17(b), Tenant shall surrender possession and vacate the Premises immediately and deliver possession thereof to Landlord, and Tenant hereby grants Landlord full and free license to enter into and upon the Premises in such event and take peaceful possession of the Premises, with due process of law, and Landlord may, by legal means, remove all occupants and property therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without relinquishing Landlord’s right to rent or any other right given to Landlord hereunder or by operation of law.

(d) If Landlord, pursuant to the provisions of Section 17(b)(ii) hereof, terminates the right of Tenant to possession of the Premises without terminating this Lease, such termination of possession shall not release Tenant, in whole or in part, from Tenant’s obligation to pay the Rent hereunder for the full Term. Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Rent and any other sums thereafter accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Term. In any such case, Landlord shall exercise reasonable efforts to mitigate damages to the extent required under Illinois law, but this obligation shall not require Landlord to divert any prospective tenants from any other portion of the Building. Also in any such case Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Landlord reasonably necessary or desirable and in connection therewith change the locks to the Premises and Tenant shall, upon demand, pay the cost thereof together with Landlord’s expenses of reletting (including leasing commissions and reasonable attorneys fees) provided that all such expenses shall be equitably prorated if the term of the new lease extends beyond the scheduled expiration of this Lease. Landlord may collect the rents from any such reletting and apply the same first to the payment of the expenses of reentry, redecoration, repair and alterations and the expenses of reletting (including, without limitation, leasing commissions and reasonable attorneys fees) and second to the payment of Rent herein provided to be paid by Tenant, and any excess or residue shall operate only as an offsetting credit against the amount of Rent as the same thereafter becomes due and payable hereunder, but the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue and any such excess or residue shall belong to Landlord solely; provided that in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of the aggregate sum (including Base Rent and Additional Rent) which would have been paid by Tenant for the period for which the credit to Tenant is being determined, had no Default occurred. No such re-entry or repossession, repairs, alterations and additions, or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord’s part to terminate this Lease unless a written notice of such intention be given to Tenant or shall operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, and Landlord may, at any time and from time to time, sue and recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any such reletting.

(e) In the event of the termination of this Lease by Landlord as provided for by Subsection (i) of Section 17(b), Landlord shall be entitled to recover from Tenant all the Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease which may be then owing and unpaid, and all costs and expenses, including court costs and reasonable attorneys’ fees incurred by Landlord in the enforcement of its rights and remedies hereunder, and in addition Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (x) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the Rent (including any Rent or portion thereof for which Tenant has otherwise received a credit or abatement) for the remainder of the Term pursuant to the applicable provisions of Sections 1 and 2, over the then present value of the then aggregate fair rental value of the Premises for the balance of the Term, such present worth to be computed in each case on the basis of a per annum discount equal to the Prime Rate in effect from the respective dates upon which such rentals would have been payable hereunder had this Lease not been terminated and (y) any damages in addition thereto, including reasonable attorneys’ fees and court costs, which Landlord shall have sustained by reason of the breach of any of the covenants of this Lease other than for the payment of Rent.

(f) All property removed from the Premises by Landlord pursuant to any provision of this Lease or of law may, at Landlord’s option, be stored by Landlord at the cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord in such removal and storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control. If the Lease or Tenant’s right of possession is terminated prior to the Expiration Date, then all property not removed from the Premises or not retaken from storage by Tenant within sixty (60) days after the earlier of (i) Tenant ceasing operations at the Property and (ii) a final unappealable determination by a court or arbitrator of competent jurisdiction that the Lease or Tenant’s right of possession has been terminated shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant, unless and to the extent Landlord elects in writing not to accept title to any such property.

(g) If any action for breach of or to enforce any provision of this Lease is commenced by Landlord against Tenant, the court in such action shall award to the party in whose favor judgment is entered, a reasonable sum as attorneys’ fees, which attorneys’ fees shall be paid by the losing party in such action. Tenant shall pay all of Landlord’s costs, charges, and expenses, including court costs and reasonable attorneys’ fees, incurred by Landlord in any litigation in which Tenant causes Landlord, without Landlord’s fault, to become involved or concerned.

(h) In the event that Tenant shall file for protection under any Chapter of the Bankruptcy Code now or hereafter in effect, Landlord and Tenant agree, to the extent permitted by all Requirements, to request that the debtor-in-possession or trustee-in-bankruptcy, if one is appointed, assume or reject this Lease within sixty (60) days thereafter.

18. Default by Landlord; Tenant’s Remedies; Self-Help.

(a) The occurrence of any of the following events shall constitute a “Landlord Default” under this Lease by Landlord:

(i) Landlord fails at the time when due to make payments or credit any sums to be paid or credited under this Lease by Landlord to or for the benefit of Tenant, or fails to reimburse Tenant for Self-Help Repairs and such failure continues for twenty (20) Business Days after written notice thereof to Landlord (a “Monetary Landlord Default”) (provided that interest shall begin to accrue on the unpaid or uncredited sum at the Default Rate beginning on the first day after the date due); or

(ii) Landlord fails to perform or observe any other covenant or condition to be performed or complied with by Landlord under this Lease, and such failure continues for thirty (30) days after written notice thereof to Landlord, provided that if such failure cannot reasonably be cured within thirty (30) days, then such period shall be extended for so long as Landlord is prosecuting such cure with diligence and continuity, provided that Landlord shall not be entitled to an extension of the cure period if the default is of a nature that is incapable of being cured.

(b) In the event of a Landlord Default or other failure which entitles Tenant to invoke its self-help rights under this Lease, Tenant shall have all of the other rights and/or remedies granted to Tenant under any other provisions of this Lease, as well as such other remedies as may now or hereafter exist at law or in equity.

(c) Tenant shall have the right to offset any expenses incurred in exercising its self-help rights, as permitted under this Lease, against Rent and any other charges, fees, payments or reimbursements due from Tenant to Landlord.

(d) Tenant’s self-help rights and other remedies set forth in this Lease may be exercised at the option of Tenant, and are expressly intended as alternatives to, and not a substitute for, Tenant’s rights and remedies at law or in equity or as set forth in this Section 18.

(e) Provided the terms of this Lease expressly permit Tenant to remedy a failure by Landlord in the case of an emergency, then, upon twenty-four (24) hours prior notice (telephonic or oral) to Building management, Tenant may remedy such failure, unless within such twenty-four (24) hour period Landlord has begun taking action to remedy such failure and continues proceeding diligently with respect thereto. Landlord shall reimburse the actual out-of-pocket reasonable cost thereof within thirty (30) days following Tenant’s delivery of: (i) a written notice describing in reasonable detail the action taken by the Tenant; (ii) reasonably satisfactory evidence of the cost of such remedy; and (iii) such sworn contractor’s statements, waivers of lien and other applicable documentation as are reasonably necessary to protect Landlord’s title to the Building. All work performed by Tenant pursuant to this Section 18(e) shall be deemed to be an Alteration.

(f) Provided that no Material Default by Tenant is ongoing, Tenant may elect the following remedies in the event of a Reduction of Services that is not otherwise subject to Section 18(e):

(i) If the Reduction of Services has occurred and is ongoing (A) pursuant to Sections 7(a)(i)(B) or 7(a)(iv) either (1) for a period of at least five (5) consecutive Business Days or (2) for at least twelve (12) separate Business Days during any twelve (12) consecutive month period, or (B) pursuant to Sections 7(a)(ii)(B), 7(a)(v)(C) or 7(a)(vii) either (1) for two (2) consecutive Business Days or (2) for at least six (6) Business Days in any twelve (12) consecutive month period then any of the parties designated to receive notices for Tenant pursuant to this Lease may give written notice (the “Service Notice”) to Landlord substantially in the form attached hereto as Exhibit R: (1) describing the Reduction of Services, (2) providing a detailed explanation and reasonable evidence thereof, and (3) identifying the representative(s) of Tenant (the “Service Representative(s)”) with the requisite authority and expertise who will work with Landlord to correct the Reduction of Services.

(ii) Upon Landlord’s receipt of the Service Notice, Landlord and Tenant’s Service Representative(s) shall work together diligently and in good faith to identify and resolve the cause of the Reduction of Services within (A) with respect to a Reduction of Services pursuant to Sections 7(a)(i)(B) or 7(a)(iv), the thirty (30) days following Landlord’s receipt of the Service Notice or (B) with respect to a Reduction of Services pursuant to Sections 7(a)(ii)(B),

7(a)(v)(C) or 7(a)(vii), the three (3) Business Days following Landlord’s receipt of the Service Notice (in each case, the “Initial Cure Period”). The Initial Cure Period shall be extended to the extent necessary to resolve the cause of the Reduction of Services, provided that (Y) Landlord has commenced and is thereafter diligently pursuing such cure, and (Z) the Initial Cure Period shall not be extended by more than sixty (60) additional days with respect to Section 18(f)(ii)(A) or five (5) Business Days with respect to Section 18(f)(ii)(B).

(iii) If, after the end of the Initial Cure Period, the Reduction of Services has not been cured so as to comply with the terms and provisions of this Lease, then Tenant may deliver a second written notice (the “Self-Help Repair Notice”) substantially in the form attached hereto as Exhibit S to Landlord containing (A) a statement that within five (5) Business Days after Landlord’s receipt of the Self-Help Repair Notice, Tenant intends to commence its own repairs, (B) a reasonable description of the procedures and repairs that Tenant intends to undertake on the Real Property and the proposed cost thereof (the “Self-Help Repairs”) and (C) the names of the parties Tenant intends to use to perform the Self-Help Repairs.

(iv) If, prior to Tenant’s commencement of repairs, as set forth in the Self-Help Repair Notice, Landlord commences the Self-Help Repairs, then Tenant shall not undertake the Self-Help Repairs, provided that Landlord diligently pursues the Self-Help Repairs to completion.

(v) If Landlord does not commence the Self-Help Repairs within the five (5) Business Day period set forth in Section l8(f)(iii)(A) and diligently pursue the Self-Help Repairs to completion, then Tenant may commence and complete said Self-Help Repairs, in which event, the Self-Help Repairs shall be performed in accordance with the applicable provisions of Section 6 of this Lease, except that Landlord’s prior approval shall not be required, and Tenant shall pursue such Self-Help Repairs diligently to completion.

(vi) In the event Tenant commences and completes the Self-Help Repairs, Landlord shall reimburse Tenant for Tenant’s Actual Cost thereof (but in no event in excess of the cost set forth in the Self-Help Repair Notice plus ten percent (10%)), within thirty (30) days following Tenant’s delivery to Landlord of: (A) a written notice describing in reasonable detail the action taken by Tenant, (B) reasonably satisfactory evidence of the cost of the Self-Help Repairs, and (C) sworn contractors’ statements, waivers of lien (or equivalent documentation) and other applicable documentation reasonably necessary to protect Landlord’s title to the Building.

(g) Notwithstanding anything else contained herein to the contrary, this Section 18 shall not be applicable (i) in the event of damage or destruction to the Premises or the Building which is covered by the terms and provisions of Section 15 of this Lease or (ii) in the event of a condemnation of the Premises, the Building or the Project which is covered by the terms and provisions of Section 16 of this Lease. Determination of whether Tenant has acted reasonably in exercising its rights under this Section 18 shall be subject to Arbitration.

Whenever Tenant shall deliver a notice to Landlord pursuant to this Section 18, Tenant shall deliver a copy of such notice to a first Mortgagee, provided that Landlord has provided Tenant with current names and addresses for such first Mortgagee.

19. Subordination and Attornment.

(a) Landlord has heretofore and may hereafter from time to time execute and deliver a Mortgage. Subject to Section 19(c), if requested by Landlord, Tenant will either (i) subordinate its interest in this Lease to any Mortgage (except to the extent that the first Mortgagee shall prohibit Tenant from subordinating to any subordinate Mortgages), and to any and all advances thereunder and to the interest thereon, and all renewals, replacements, amendments, modifications, and extensions thereof, or (ii) make Tenant’s interest in this Lease or certain of Tenant’s rights hereunder superior thereto; and Tenant will promptly execute and deliver such agreement or agreements as may be reasonably required by Landlord or the holder of such Mortgage.

(b) It is further agreed that if the interests of Landlord under this Lease are transferred by reason of, or assigned in lieu of, foreclosure or other proceeding for enforcement of any Mortgage, or if any Superior Lease is terminated, or if the holder of any Mortgage or any ground lessor acquires a lease in substitution therefor, then Tenant under this Lease will, if the holder of any such Mortgage or any purchaser or assignee, as the case may be, or ground lessor shall so elect in writing in its sole discretion, either (i) attorn to it and will perform for its benefit all the terms, covenants and conditions of this Lease on Tenant’s part to be performed with the same force and effect as if it were Landlord originally named in this Lease, or (ii) enter into a new lease with it for the remaining Term of this Lease and otherwise on the same terms and conditions and with the same options, if any, then remaining. The provisions of the second sentence of paragraph (a) above and of clause (i) of this Section 19(b) shall inure to the benefit of such holder of such Mortgage, purchaser or assignee or ground lessor and shall be self-operative unless the option in (ii) of either paragraph (a) above or this paragraph (b) is exercised, and no further instrument shall be required to give effect to such clause, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such holder of such Mortgage, purchaser, or assignee or ground lessor, agrees to enter into a written agreement containing provisions consistent with the relevant foregoing provisions of this Section 19, satisfactory to any such holder of such Mortgage, purchaser, or assignee or ground lessor acknowledging such attornment and setting forth the terms and conditions of its tenancy.

(c) Anything in this Section 19 notwithstanding, Tenant’s obligation to subordinate this Lease as provided in this Section shall be contingent upon Tenant receiving a subordination, nondisturbance and attornment agreement in substantially the form attached hereto and made a part hereof as Exhibit T (“Nondisturbance Agreement”) from the Mortgagee. Landlord also agrees to obtain a Nondisturbance Agreement from the current Mortgagee prior to the execution of this Lease by Tenant.

20. Time is of the Essence. Time is of the essence of this Lease and each of its provisions; provided, however, that wherever under the terms and provisions of this Lease the time for payment or performance falls upon a Saturday, Sunday or Holiday, such time for payment or performance shall be extended to the next Business Day.

21. Subrogation and Insurance.

(a) Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each waives all rights of recovery, claim, action, or cause of action against the other, its agents (including partners, both general and limited), trustees, officers, directors and employees, for (i) any loss or damage that may occur to the Premises or the Real Property or any personal property of such party therein, by reason or any peril required to be insured against under this Lease (and whether or not actually insured) by the waiving party, or (ii) business interruption and losses (and any other consequential losses) occasioned thereby sustained by such party as a result of the damage to the Premises or Real Property, regardless of cause or origin, including negligence of the other party. Tenant and Landlord covenant that, to the fullest extent permitted by all Requirements, no insurer shall hold any right of subrogation against the other. Landlord and Tenant shall advise their respective insurers of the foregoing and such waiver shall be permitted under any policies maintained by Landlord and Tenant pursuant to the terms of this Lease.

(b) Notwithstanding anything in this Lease to the contrary, so long as the Tenant is Amoco Corporation or one of its Affiliates, Tenant may, subject to the terms of this Section 21(b), fulfill its insurance obligations under this Lease through its alternative risk management programs, including self-insurance and Landlord hereby consents thereto. If Tenant elects to self-insure, upon Landlord’s written request, Tenant shall provide Landlord with a letter of self-insurance. Tenant shall not be allowed to self-insure under this Lease for any portion of the Term during which Tenant’s Net Worth (including, without limitation, the aggregate Net Worth of those Affiliated with Tenant) is less than Two Hundred Million and No/l00ths Dollars ($200,000,000.00). In the event, however, Tenant’s Consolidated Shareholder’s Equity is less than or equal to $200,000,000, then until Landlord receives satisfactory evidence that such condition no longer exists Tenant shall carry (i) “all risk” property damage insurance on a replacement cost basis covering the Tenant’s Property and (ii) commercial general liability insurance (including contractual liability insuring the indemnification provisions contained in this Lease), in an amount not less than $10,000,000.00, in any combination of primary and excess liability coverage as Tenant may select, subject to a deductible that shall not exceed $100,000.00 insuring Tenant, Landlord, Manager, Landlord’s agents and beneficiaries and any partners, directly or indirectly of such party, all such policies to be with terms, coverages, and issued by companies that are commercially reasonable in Tenant’s industry. As a condition of allowing Tenant to self-

insure and/or utilize a deductible and/or self-insured retention. Tenant agrees to provide a legal defense for Landlord and its agents in the same manner as if insurance had been provided and Landlord and its agents were named as additional insureds.

(c) To the extent Tenant is not self-insured as provided in Subsection 21(b) above, Tenant shall, prior to the commencement of the Term and thereafter during the Term, furnish to Landlord certificates issued by the respective carriers evidencing such coverage or replacements and renewals thereof, which policies or certificates shall state that such insurance coverage may not be canceled without at least thirty (30) days’ prior written notice to Landlord and Tenant.

(d) Landlord shall at all times during the Term comply with and cause the Real Property to comply with all applicable Requirements (including, without limitation, the Americans with Disabilities Act); provided, however, that Tenant shall not require Landlord to remedy any non-compliance with Requirements enacted on or prior to the Commencement Date. Landlord shall indemnify Tenant against any loss, cost, claim, damage or expense suffered or incurred by Tenant to the extent arising out of any non-compliance by Landlord of this obligation (including reasonable attorneys fees).

(e) At all times during the Term Landlord shall carry (i) “all risk” property damage insurance on a one hundred percent (100%) replacement cost basis covering the Building, excluding Tenant’s Property and (ii) commercial general liability insurance (including contractual liability insuring the indemnification provisions contained in this Lease) naming Tenant as an additional insured, in an amount not less than the greater of (X) $50,000,000.00 or (Y) such other amount that is commercially reasonably available to owners of comparable first-class office buildings, in any combination of primary and excess liability coverage as Landlord may select, provided that the insurance required under clauses (i) and (ii) above may be subject to a deductible that shall not exceed $100,000.00 or such greater deductible as permitted by the Mortgagee and (iii) rent loss insurance (including a reasonable deductible) insuring Landlord and any partners, directly or indirectly of such party, all such policies to be with terms, coverages, and issued by companies that are commercially reasonable for owners of first-class office buildings in downtown Chicago. Landlord shall, prior to the commencement of the Term and thereafter during the Term, furnish to Tenant certificates issued by the respective carriers evidencing such coverage or replacements and renewals thereof, which policies or certificates shall state that such insurance coverage may not be canceled without at least thirty (30) days’ prior written notice to Landlord and Tenant.

22. Nonwaiver. Except to the extent specifically provided herein, no waiver of any condition expressed in this Lease shall be implied by any neglect of either party to enforce any remedy on account of the violation of such condition whether or not such violation be continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and only for the time and in the manner specifically stated. Without limiting the provisions of Section 10, it is agreed that no receipt of moneys by Landlord from Tenant after the termination in any way of the Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the

Term or affect any notice given to Tenant prior to the receipt of such moneys. It is also agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any moneys due, and the payment of said moneys shall not waive or affect said notice, suit or judgment. No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Base Rent or Additional Rent or other amounts due, unless such lesser amount is a result of a credit given by Landlord to Tenant or Tenant’s exercise of the rights to offset specifically provided for herein, shall be deemed other than a payment on account of the amount due and no endorsement or statement on any check or any transmittal document accompanying any check or payment of any amount due shall be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of any amount due or pursue any other remedies available to Landlord.

No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises. In the event Tenant at any time desires to have Landlord sublet the Premises for Tenant’s account, Landlord or Landlord’s agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease.

23. Estoppel Certificate. (a) The Tenant agrees that from time to time (but in no event more than two times within any twelve-month period) upon not less than thirty (30) days’ prior written request by Landlord or the Mortgagee, which shall be delivered in accordance with Section 26, the Tenant (and/or any permitted assignee, subtenant, licensee, concessionaire, or other occupant of the Premises claiming by, through, or under Tenant) will deliver to Landlord or to the Mortgagee, a statement in writing signed by Tenant or such other party certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease as modified is in full force and effect and identifying the modifications); (ii) the date upon which Tenant began paying Rent and the dates to which the Rent and other charges have been paid; (iii) that, to Tenant’s knowledge, the Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; (iv) Tenant is paying Rent on a current basis with no rental offsets currently outstanding or, to Tenant’s knowledge, anticipated to be outstanding as a result of an event that has already occurred, except as set forth in such estoppel certificate; (v) that there has been no prepayment of Rent other than that provided for in the Lease; (vi) that there are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy laws of the United States or any State thereof; (vii) that Tenant is not in default under any provision of this Lease, or to Tenant’s knowledge, no event that with notice or the passing of time would become a default exists, or, if such an event or default exists, the nature thereof in detail; (viii) that there are no outstanding obligations of Landlord to construct or perform capital improvements in the Premises, other than as may be specified in such certificate; and (ix) such other matters as may be reasonably required by the Mortgagee (“Estoppel Certificate”).

(b) The Landlord agrees that from time to time (but in no event more than two times within any twelve-month period) upon not less than thirty (30) days’ prior request by Tenant, the Landlord will deliver to Tenant a statement in writing signed by Landlord certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease as modified is in full force and effect and identifying the modifications); (ii) the date upon which Tenant began paying Rent and the dates to which the Rent and other charges have been paid; (iii) that, to Landlord’s knowledge, the Tenant is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; (iv) that, to Landlord’s knowledge, the Tenant is paying Rent on a current basis and that Landlord has no claims against Tenant which are outstanding or, to Landlord’s knowledge, anticipated to be outstanding as a result of an event that has already occurred, except as set forth in such estoppel certificate; (v) that there has been no prepayment of Rent other than that provided for in the Lease; (vi) that there are no actions, whether voluntary or otherwise, pending against Landlord under the bankruptcy laws of the United States or any State thereof; (vii) that Landlord is not in default under any provision of this Lease, or to Landlord’s knowledge, no event that with notice or the passing of time would become a default exists, or if a default exists, the nature thereof in detail; and (viii) such other matters as may be reasonably required by the Tenant.

24. Authority to Execute Lease. (a) Tenant (i) represents and warrants that this Lease has been duly authorized, executed, and delivered by and on behalf of the Tenant and constitutes the valid, binding and enforceable agreement of the Tenant in accordance with the terms hereof and (ii) Tenant shall deliver to Landlord or its agent, concurrently with the delivery of this Lease, (A) certified resolutions of the board of directors authorizing Tenant’s execution and delivery of this Lease and the performance of Tenant obligations hereunder and (B) an opinion of counsel confirming the due authorization and execution of this Lease.

(b) Landlord (i) represents and warrants that this Lease has been duly authorized, executed, and delivered by and on behalf of the Landlord and constitutes the valid and binding agreement of the Landlord in accordance with the terms hereof and (ii) Landlord shall deliver to Tenant or its agent, concurrently with the delivery of this Lease, (A) certified resolutions of the board of directors or other appropriate organizational authority documents authorizing Landlord’s execution and delivery of this Lease and the performance of Landlord obligations hereunder and (B) an opinion of counsel confirming the due authorization and execution of this Lease.

25. Real Estate Brokers. (a) Tenant represents that Tenant has dealt with no broker, agent or finder in connection with this Lease and agrees to indemnify and hold the Landlord Indemnitees harmless from all damages, liability, and expense (including reasonable attorneys’ fees) arising from any claims or demands of any broker, agent or finder for any commission alleged to be due such broker, agent or finder in connection with its participating in the negotiation with Tenant of this Lease.

(b) Landlord represents that Landlord has dealt with no broker, agent or finder in connection with this Lease and agrees to indemnify and hold the Tenant harmless from all damages, liability and expense (including reasonable attorneys’ fees) arising from any claims or demands of any broker, agent or finder for any commission alleged to be due such broker, agent or finder in connection with its participating in the negotiation with Landlord of this Lease.

26. Notices. (a) In every instance where it shall be necessary or desirable for Landlord to serve any notice or demand upon Tenant, it shall be sufficient to send a written or printed copy of such notice or demand, addressed to Tenant at Tenant’s Address for Notices, with a copy to its general counsel at the same address, by United States registered or certified mail, postage prepaid, or to serve any such notice or demand personally or by Federal Express or similar overnight express service. All notices from Landlord shall be deemed served upon actual receipt by Tenant; provided, however, that rejection or other refusal to accept a notice, request or demand, or the inability to deliver the same because of a changed address of which no notice was given shall be deemed to be a receipt of the notice, request or demand sent. Notwithstanding the foregoing, notices served with respect to emergency matters may be served by telephone communication to Tenant’s Emergency Representative or if such person is unavailable, then to an attorney in the general counsel’s office of Tenant, such telephone communication to be followed by a written notice to the parties required herein, to be delivered by hand or a nationally recognized over-night delivery service as soon as reasonably practical. Tenant acknowledges and agrees that all notices to be given by Landlord may be given by Manager and such notices shall be deemed to be from or on behalf of Landlord, unless otherwise specified in the notice.

(b) Any such notice or demand to be given by Tenant to Landlord shall, be served personally or sent by United States registered or certified mail, postage prepaid, or by Federal Express or similar overnight express service providing proof of delivery, to BRE/Randolph Drive L.L.C., c/o Blackstone Real Estate Advisors L.P., 345 Park Avenue, New York, New York 10154, Attention: Gary Sumers with copies (i) to Manager, at the office of the Building and (ii) Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017-3954, Attention: Gregory J. Ressa. All notices from Tenant to Landlord shall be deemed served upon actual receipt by Landlord; provided, however, that rejection or other refusal to accept a notice, request or demand, or the inability to deliver the same because of a changed address of which no notice was given shall be deemed receipt of the notice, request or demand sent. Notwithstanding the foregoing, notices served with respect to emergency matters may be served by telephone communication to the building manager or if such person is unavailable then to the assistant building manager, such telephone communication to be followed by a written notice telecopied to the parties required herein as soon as reasonably practical.

(c) Both Landlord and Tenant may from time to time upon notice given hereunder designate other persons to receive notices hereunder and/or other addresses to which notices shall be sent.

27. Miscellaneous.

(a) No modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing and signed by Landlord and Tenant.

(b) Submission of this instrument for examination shall not constitute a reservation of or option for the Premises or in any manner bind Landlord or Tenant and no lease or obligation of Landlord or Tenant shall arise until this instrument is signed and delivered by Landlord and Tenant.

(c) The headings of Sections are for convenience only and do not limit, expand, or construe the contents of the Sections. Reference to a Section shall mean that Section of this Lease unless the context specifically indicates another document.

(d) The Exhibits and any other clauses, plats and riders endorsed on or affixed to this Lease are a part hereof.

(e) Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer, or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any other provisions contained in this Lease nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

(f) The legal invalidity of any provision of this Lease shall not impair or affect in any manner the validity, enforceability, or effect of the rest of this Lease.

(g) All understandings and agreements, oral or written, heretofore made between the parties hereto are merged in this Lease, which alone fully and completely expresses the agreement between Landlord and Tenant.

(h) All obligations of Landlord and Tenant hereunder shall survive the expiration of the Term.

(i) This Lease may not be filed on the public record by Landlord or Tenant, however, within thirty (30) days after the Commencement Date, the parties agree to record in the Office of the Recorder of Cook County, Illinois a short form of this lease in the form attached hereto and made a part hereof as Exhibit U. The cost of recording shall be paid by Tenant.

(j) Except to the extent specifically provided otherwise herein, each of Landlord and Tenant agrees that in any situation where such party’s consent, approval or waiver is required hereunder, it will be reasonable in its determination of whether to grant such consent, approval or waiver.

(k) Notwithstanding anything to the contrary contained herein, in any case under this Lease where either Landlord or Tenant is required to do any act (other than any act relating to the payment of money), failure to perform shall not be deemed a breach hereunder to the extent such failure is due to Force Majeure, and, except as otherwise specifically set forth in this Lease, the time period to perform such act shall be extended by a time period equal to the duration of the Force Majeure.

28. Landlord’s Authority and Quiet Enjoyment. Landlord covenants and represents that it has full and complete authority to enter into this Lease under all of the terms, conditions, and provisions set forth herein, and Landlord further covenants that, subject to the terms, provisions, and conditions hereof, so long as Tenant is not in Default hereunder, Tenant shall, during the Term hereof, peacefully and quietly enjoy the Premises without hindrance or molestation.

29. Landlord. The term “Landlord” as used in this Lease means only the owner or owners at the time being of the Building so that in the event of any assignment, conveyance, or sale, once or successively, of the Building, or any assignment of this Lease by Landlord, said Landlord making such sale, conveyance, or assignment shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after such sale, conveyance, or assignment, and, except as expressly set forth in the Nondisturbance Agreement, Tenant agrees to look solely to such purchaser, grantee, or assignee with respect thereto, provided such purchaser, grantee or assignee has assumed Landlord’s obligations hereunder after the date of such transfer. This Lease shall not be affected by any such assignment, conveyance, or sale, and Tenant agrees to attorn to the purchaser, grantee, or assignee. Any liability of Landlord under this Lease shall be limited solely to the interest of Landlord in the Building, and in no event shall any personal liability be asserted against Landlord or any member or partner thereof in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

30. Title and Covenant Against Liens. The Landlord’s title is and always shall be paramount to the title of the Tenant and nothing in this Lease contained shall empower the Tenant to do any act which can, shall, or may encumber the title of the Landlord. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen to be placed upon or against the Real Property or against the Tenant’s leasehold interest in the Premises arising out of the acts of Tenant and, in case of any such lien attaching to Landlord’s interest in the Real Property, as opposed to Tenant’s leasehold interest, to pay and remove the same within thirty (30) days unless Tenant is in good faith disputing such lien in which event Tenant shall (i) indemnify Landlord and the first Mortgagee from all loss in connection with such lien, (ii) if requested by the first Mortgagee, either insure over such lien on Landlord’s and/or the first Mortgagee’s title insurance policy or bond over such lien or otherwise provide, in Landlord’s reasonable judgment, adequate security to Landlord and/or the first Mortgagee and (iii) commence and diligently pursue an action to obtain a release of such lien; provided, however, in any event, subject to the provisions of this Section 30, Tenant shall obtain a release of such lien if (A) Landlord is in danger of losing title to the Building as reasonably determined by Landlord or, (B) such lien is in excess of five million dollars ($5,000,000), if

(y) the existence of such lien causes a default under the Mortgage or (z) the existence of such lien will give a purchaser under contract to purchase the Building the right to terminate such contract. In the event of (y) or (z) above, Landlord shall promptly notify Tenant of the lien giving rise to the default or right to terminate, the time period provided under the applicable document to remove or otherwise provide assurances with respect to such lien and the name and phone number of the appropriate person with the lender or purchaser for Tenant to contact. After receipt of such notice from Landlord, Tenant shall have the right to negotiate with such lender or purchaser regarding the actions that Tenant may take with respect to such lien and Landlord agrees to cooperate with Tenant in connection therewith. Tenant acknowledges that Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law, or otherwise, to attach to or be placed upon the Real Property, and any and all liens and encumbrances created by Tenant shall attach only to Tenant’s leasehold interest in the Premises.

31. Relocation of Tenant. Landlord shall not, without the express written consent of Tenant, substitute for the Premises other premises, which consent may be withheld in Tenant’s sole discretion.

32. Easements. Landlord hereby grants Tenant an easement over such portions of the Building as are necessary in order for Tenant (i) to use, operate and maintain the Translogic vertical mail conveyor system owned by Tenant and located in the Premises, (ii) to run conduits, wires and other like items to and from and to use, operate, maintain and test the generator owned by Tenant located in the generator room of the Building, (iii) to use the conduits, wires and other like items in existence on the date of this Lease that are used by Tenant in connection with the Prudential Easement and (iv) to run conduits, wires and other like items through the core areas of the Building, including the core areas contained in other tenants’ premises, to the extent necessary for Tenant’s operations. This easement shall expire on the expiration or earlier termination of this Lease or Tenant’s right to possession hereunder. In addition to the foregoing, Landlord agrees that Tenant shall have the exclusive right, throughout the Term, to utilize the Prudential Easement.

33. WAIVER OF TRIAL BY JURY; VENUE. IF, FOR ANY REASON, THE PARTIES HERETO MUTUALLY AGREE NOT TO UTILIZE THE PROVISIONS OF SECTION 40 HEREOF OR A DISPUTE IS NOT SUBJECT TO SECTION 40, AS PROVIDED THEREIN, THEN WITH RESPECT TO ANY ACTION BROUGHT IN COURT, THE FOLLOWING TERMS SHALL APPLY:

(a) THE RESPECTIVE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN CONNECTION WITH ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, ANY RENT DISPUTE UNDER THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES OR ANY EMERGENCY OR STATUTORY REMEDY.

(b) IF EITHER LANDLORD OR TENANT DESIRES TO BRING AN ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE, SUCH ACTION SHALL BE BROUGHT IN THE FEDERAL OR STATE COURTS LOCATED IN CHICAGO, ILLINOIS. LANDLORD AND TENANT CONSENT TO THE JURISDICTION OF SUCH COURTS AND WAIVE ANY RIGHT TO HAVE SUCH ACTION TRANSFERRED FROM SUCH COURTS ON THE GROUNDS OF IMPROPER VENUE OR INCONVENIENT FORUM.

34. No Representations by Landlord. Landlord, Manager, and Landlord’s agents have made no promise to alter, remodel, decorate, clean or improve the Premises or the Building and no representations, warranties or promises, express or implied with respect to the condition of the Building, the Real Property, the Premises, the existing fixtures or the Building Systems or as to any other thing or fact related thereto except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. Tenant’s execution of this Lease shall be conclusive evidence as against Tenant that the Premises were in good order and satisfactory condition as of the Commencement Date.

35. Successors and Assigns. Except as otherwise expressly set forth herein, each provision of this Lease shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also their respective heirs, legal representatives, successors, and assigns, but this provision shall not operate to permit any transfer, assignment, mortgage, encumbrance, lien, charge, or subletting contrary to the provisions of Section 13.

36. Building and Tenant Identity.

(a) So long as Landlord has not terminated Tenant’s possession of the Premises or terminated this Lease pursuant to Section 17 hereof and Tenant satisfies the Tenant Leasing Requirement, then the Building shall be called “The Amoco Building,” “The BP Amoco Building,” or, subject to Landlord’s approval (not to be unreasonably withheld or delayed) such other name as Tenant may elect from time to time during the Term. So long as Landlord has not terminated Tenant’s possession of the Premises or terminated this Lease pursuant to Section 17 hereof, and Tenant satisfies the Tenant Leasing Requirement, if Tenant changes its corporate name, then the name of the Building, upon written request from Tenant and without the prior consent of Landlord, shall be changed to be consistent with the corporate name change of the Tenant. If the Tenant requests a change in the name of the Building, such request shall be made in writing at least ninety (90) days prior to the effective date of the new Building name. The Tenant’s right to change the name of the Building to other than “The Amoco Building” or “The BP Amoco Building” shall be conditioned upon the Tenant paying any and all reasonable Landlord’s Actual Costs (and the costs of other tenants in the Building to the extent Landlord is responsible for such costs) associated with any name change that it has requested, including, without limitation, the cost of new stationery, new signage and any changes to comply with Requirements. In the event Tenant does not satisfy the Tenant Leasing Requirement, Landlord shall no longer have the right to use the name “Amoco” (or such new name as Tenant may acquire) in the Building’s name. Tenant’s rights under this paragraph shall be subject to any limitations on the name or identity of the Building contained in other leases in effect on the Commencement Date. Landlord shall on even date herewith enter into a Trademark License Agreement with Amoco Oil Company in the form attached hereto as Exhibit O. In the event Tenant elects to change the name of the Building as provided above, the Trademark License Agreement shall be supplemented, replaced or revised to grant Landlord rights with respect to such name on terms comparable to Exhibit O.

(b) At all times during the Term, Landlord agrees to maintain the main Building directory and the computerized Building directory (or any replacement directories thereto) in the Main Lobby and provide Tenant (and Tenant’s subtenants) with a sufficient number of lines on such computer directory in order to list Tenant’s name and all of Tenant’s personnel (and the names and personnel of Tenant’s subtenants). Landlord shall not be entitled to charge Tenant any fee during the Term for installing Tenant’s initial listings or any additions or changes to any such directories. In addition, Landlord shall during the Term, identify Tenant on the main Building directory by providing Tenant with six (6) lines on such directory, one to identify the portion of the Building occupied by Tenant and five (5) lines to use as subheadings to indicate the location of various departments, as indicated by Tenant from time to time.

(c) Subject to subparagraph (a) above, Landlord shall maintain Tenant’s exterior signage existing on the Commencement Date. Provided Tenant is satisfying the Tenant Occupancy Requirement at the time such sign rights are proposed, after the Commencement Date Landlord shall not grant any exterior signage rights (including monument signs) to any other tenant in the Building nor shall Landlord or any tenant place any signage, advertisements, monuments, symbols, emblems or announcements on the exterior of the Real Property. Notwithstanding the foregoing, Landlord may place non-illuminated signs on one exterior monument for any tenant in the Building so long as such monument (i) is to be located as set forth on Exhibit J, (ii) is no larger than twenty (20) square feet of total combined surface area (excluding the top), and (iii) is of a design, character, color and material consistent with that of the exterior of the Building; and (iv) Tenant is given the right to display its name most prominently on such monument (so long as Tenant has the right to name the Building). Tenant may withhold its approval in its sole discretion with respect to exterior signs not satisfying the conditions set forth in the foregoing sentence. All exterior signage shall be in compliance with all applicable Requirements. Tenant’s rights under this Section 36(c) shall be subject to limitations contained in leases in existence on the Commencement Date.

(d) So long as Tenant satisfies the Tenant Occupancy Requirement, there shall be no signage, advertisements, monuments, symbols, emblems or announcements in the Main Lobby (excluding the directory and any portion of the Main Lobby consisting of the Retail Space) except those signs or other items that exist as of the Commencement Date or are otherwise approved in writing by Tenant in its reasonable discretion. Tenant’s rights under this Section 36(d) shall be subject to limitations contained in leases in existence on the Commencement Date.

(e) Tenant shall have the right, at Tenant’s sole cost and expense, to install appropriate signage in Tenant’s (or its subtenant’s) standard graphics identifying Tenant (or its subtenants) in materials and sizes acceptable to Tenant on the walls of the elevator lobbies and on or by the doors on each full floor it leases. On the floors Tenant partially leases, Tenant may elect to either (i) put its name or the name of its subtenant on the door to the Premises in its (or its subtenant’s) standard graphics or (ii) have Landlord install Tenant’s (or its subtenant’s) name in building standard graphics on a building standard plaque by the door to the Premises. In addition, Landlord will install building standard directional signs for Tenant (or its subtenants) in the elevator lobbies of any partial floors leased by Tenant. The building standard plaques and directional signs shall be installed by Landlord as often as Tenant elects but only the first two times on each floor shall be at Landlord’s expense, and any time thereafter Tenant shall reimburse Landlord for Landlord’s Actual Cost of such plaques and signs. Tenant shall also have the right to install, at its sole cost and expense, intra-office telephones in the elevator lobbies on each floor of the Building which it leases in whole or in part at a location selected by Tenant, provided such location shall be subject to Landlord’s reasonable approval.

(f) Tenant shall have the right, at Tenant’s sole cost and expense, to place temporary signs in the Building lobby identifying Tenant’s current or upcoming corporate events. All such signs shall be tastefully designed and shall be placed in such locations as to not impair the flow of pedestrian traffic through the Building. Upon the completion of an event, Tenant shall promptly remove any signage related thereto.

(g) Tenant shall, throughout the Term, have the right to use the image of the Building in connection with Tenant’s business as Tenant deems appropriate (but in no case for a profit) so long as such image is always displayed in a tasteful manner.

37. Rooftop Communications Equipment.

(a) Subject to the terms of this Section 37 and the rights of other tenants in the Building in existence on the Commencement Date, Tenant shall have the right, but not the obligation, at no additional charge, during the Term to install, maintain and operate, for the exclusive use by tenant or its subtenants (subject to Section 13(b)), satellite dish antennae or similar rooftop antennae or other devices together with the related cabling, wiring and equipment (collectively, the “Antenna(e)”) on up to fifteen percent (15%) of the Building’s roof (the “Roof”) and through the Building’s core areas; any such antennae to be installed, maintained or operated on the Roof and through the Building’s core areas shall be of a size, power, frequency and other specifications as Tenant shall reasonably designate. Landlord hereby consents to Tenant’s continued use and operation of the Antennae in place as of the Commencement Date in their locations as of the Commencement Date. Any Antennae that Tenant may desire to put on the roof after the Commencement Date shall be placed in locations within Tenant’s fifteen percent (15%) of the Roof and through the Building core as reasonably designated by Landlord (the “Antennae Sites”) which Tenant shall, subject to Requirements, be permitted to operate continuously upon the terms set forth in this Lease.

Tenant may not sublet any space on the Roof other than in connection with subleases of portions of the Premises.

(b) Subject to the rights of other tenants in the Building, Landlord shall have the right to use the remainder of the Roof for any purpose including permitting other tenants in the Building to lease space on the Roof; provided, that (a) Tenant continues to have reasonable access to the Antennae Sites and the Antennae and (b) any other equipment installed on the Roof pursuant to leases or other agreements entered into after the date of this Lease will not block the ability of the existing Antenna to receive signals or reduce Tenant’s ability to use its existing Antenna. The Antennae (including, without limitation, all related cables and equipment) installed by Tenant in the Antennae Sites shall remain the property of Tenant.

(c) Tenant shall install, maintain and operate the Antennae at its sole cost and expense. Tenant shall have access to the Antennae Sites and a license to enter all portions of the Building necessary to access the Antennae Sites at all times, subject to the Rules and Regulations. At the end of the Term, Tenant may, at Tenant’s sole election, remove the Antennae from the Building, in which event Tenant shall restore the Antennae Sites to their condition prior to installation of the Antennae. Tenant shall otherwise comply with the terms set forth in Section 9 hereof with respect to the return of the Antennae Sites.

(d) Tenant shall comply with all applicable Requirements governing the installation, maintenance and operation of the Antennae. Tenant shall be responsible for obtaining, if required in connection with its Antennae, any building permits and any licenses or permits required by the Federal Communication Commission, the Federal Aviation Administration or any other governmental agency having jurisdiction over the Building. If required by any such governmental agencies or by Landlord, Tenant shall paint the dish portion of the Antenna. Landlord agrees at Tenant’s cost to reasonably assist and cooperate with Tenant to obtain any appropriate licenses or permits.

38. Expansion Space. (a) Provided Tenant is not in Material Default, satisfies the Tenant Leasing Requirement and has given Landlord written notice (“Tenant’s Expansion Notice”) of the exercise of each option specified below on the terms and conditions specified below for each option, Tenant will have the option (“Expansion Option”), subject to the terms of this Section 38 to lease additional space in the Building.

Provided that Tenant shall have properly exercised its option for the first and second renewal periods in accordance with the terms of Section 1 and so long as Tenant is satisfying the Tenant Occupancy Requirement, upon the expiration of the first renewal period and no later than the last day of the third (3rd) full month following the end of the first renewal period (“Delivery Window”), Tenant shall have the option to lease one full floor located in the office portion of the Building (“Expansion Space”). To exercise its option under this Section 38, Tenant must deliver to Landlord, at least twelve (12) calendar months prior to the commencement date of the Delivery Window, written notification of Tenant’s non-binding intention to expand the Premises. Within ten (10) Business Days after receipt of Tenant’s notification, Landlord shall notify Tenant in writing of the termination date (“First Lease

Termination Date”) of the earliest to expire of the leases then in effect that would provide Tenant with the Expansion Space. On or before the later to occur of (i) twelve (12) calendar months prior to the First Lease Termination Date or (ii) thirty (30) days after Landlord notifies Tenant of the First Lease Termination Date, Tenant must deliver Tenant’s Expansion Notice to Landlord of Tenant’s election to exercise the Expansion Option, which election shall be irrevocable.

(b) Within fifteen (15) Business Days after delivery of the Tenant’s Expansion Notice, Landlord shall notify Tenant of (i) Landlord’s determination of the Fair Market Rental Value for the Expansion Space, (ii) the date (“Expansion Space Delivery Date”) during the Delivery Window when Landlord anticipates the Expansion Space is available and (iii) the location of the Expansion Space Landlord is prepared to deliver. If Tenant objects to Landlord’s determination of Fair Market Rental Value for the Expansion Space, the parties agree to negotiate in good faith to resolve the dispute. If Landlord and Tenant are unable to resolve the dispute on or before the date that is six (6) months prior to the Expansion Space Delivery Date, then the Fair Market Rental Value shall be determined by Arbitration.

Except with respect to Base Rent, Tenant shall take such Expansion Space on the same terms and conditions as are contained in this Lease, including without limitation, a term coterminous with the Term. Base Rent for the Expansion Space shall be ninety-five percent (95%) of the annual Fair Market Rental Value. Rent on the Expansion Space that is leased by Tenant pursuant to this Section 38, shall commence on the earlier to occur of (x) the date Tenant has substantially completed its tenant improvements for such Expansion Space, subject to punch list items, or (y) the date that is 120 days after the date Landlord has delivered possession of such Expansion Space to Tenant. The term of this Lease with respect to the Expansion Space shall commence upon the delivery of possession of such space to Tenant and shall be coterminous with the Term. Landlord agrees that Tenant shall have the right to construct tenant improvements in the Expansion Space in accordance with the terms of this Lease (including the Workletter) and Occupy it prior to the finalization of any Arbitration; provided Tenant shall pay rent on such Expansion Space equal to the Base Rent and Additional Rent until the Arbitration is resolved. If Tenant has been paying rent on the Expansion Space and the amount of ninety-five percent (95%) of the Fair Market Rental Value for the Expansion Space as determined by the FMRV Arbitrators is greater or less than the rent Tenant has been so paying, then Tenant shall immediately begin paying ninety-five (95%) of the Fair Market Rental Value so determined. If the amount of rent Tenant had been paying is less than ninety-five (95%) of the Fair Market Rental Value so determined, Tenant, within fifteen (15) days after such determination, shall pay such difference to Landlord. If, however, the amount of rent Tenant had been paying is greater than the Fair Market Rental Value so determined, Landlord, within fifteen (15) days after such determination, shall refund such difference to Tenant or give Tenant a credit against the next installment of Rent due hereunder.

(c) If Tenant requests in writing, Landlord shall provide Tenant with an Expansion Space construction allowance for the Expansion Space equal to construction allowances provided to similar tenants leasing similar space in first-class office buildings in downtown Chicago and the determination of the Fair Market Rental Value of the Expansion Space shall provide for the amortization of the amount, if any, of the construction allowance provided by Landlord at the rate of ten percent (10%) per annum. All tenant improvements in the Expansion Space shall be constructed, and such allowance shall be paid, in conformance with the provisions set forth in this Lease (including the Workletter). All Expansion Space shall be delivered to Tenant in Base Building condition and in an “as-is” condition as to any portion that has been previously improved with tenant improvements as of the Expansion Space Delivery Date.

39. Tenant’s Right of First Offer For Additional Space. (a) Subject to any rights of first refusal or first offer in favor of tenants under other leases in the Building in effect on the Commencement Date or renewal or expansion rights (but not first refusal or first offer rights) granted to tenants in leases entered into after the Commencement Date, provided Tenant is not in Material Default under this Lease and as long as the Tenant Occupancy Requirement is satisfied, and subject to the terms and conditions set forth in this Section 39, Tenant shall have a right of first offer with respect to any office space located on the floors currently serviced by elevator banks “A” and “B” of the Building in excess of one half (1/2) of a floor which is available for leasing (“Right of First Offer Space”). Landlord shall, prior to engaging in serious leasing negotiations with a prospective tenant for any Right of First Offer Space, notify Tenant in writing (“Landlord’s Leasing Notice”) that Landlord intends to lease the Right of First Offer Space. Tenant shall have a period of ten (10) Business Days from the date of delivery of Landlord’s Leasing Notice to notify Landlord in writing whether Tenant is interested in the subject Right of First Offer Space.

(a) If Tenant does notify Landlord that it is interested in leasing the subject Right of First Offer Space, then Tenant shall lease the Right of First Offer Space described in Landlord’s Leasing Notice on the same terms and conditions as are contained in this Lease except (i) Base Rent shall be equal to the annual Fair Market Rental Value, as determined pursuant to the procedures set forth in Section 40, calculated to include a then-market tenant work allowance which shall be amortized over the remaining term of the Lease at a rate equal to the Prime Rate plus one percent (1%) per annum. Rent on the Right of First Offer Space shall commence on the later of the date such space is delivered to Tenant and the date of availability set forth in the Landlord’s Leasing Notice. The term of this Lease with respect to the Right of First Offer Space shall commence upon delivery of possession of such space to Tenant and shall be co-terminus with the Term. Landlord agrees that Tenant shall have the right to construct tenant improvements in the First Offer Space in accordance with the terms of this Lease (including the Workletter) and Occupy it prior to the finalization of any Arbitration; provided Tenant shall pay Base Rent on such First Offer Space at the rate being paid with respect to the remainder of the Premises at the time Rent on the Right of First Offer Space commences until the Arbitration is resolved. If Tenant has been paying Base Rent on the Right of First Offer Space and the amount of the Fair Market Rental Value for the Right of First Offer Space as determined by the FMRV Arbitrators is greater or less than the Base Rent Tenant has been so paying, then Tenant shall immediately begin paying the Fair Market Rental Value so determined. If the amount of Base Rent Tenant had been paying is less than the Fair Market Rental Value so determined, Tenant, within fifteen (15) Business Days after such determination, shall pay such difference to Landlord. If, however, the amount of Base Rent Tenant had been paying is greater than the Fair Market Rental Value so determined, Landlord, within fifteen (15) Business Days after such determination, shall refund such difference to Tenant or give Tenant a credit against the next installment of Rent due hereunder.

(b) If Tenant (i) has not responded to Landlord’s Leasing Notice within the aforementioned ten (10) Business Days or (ii) Tenant has rejected such Right of First Offer Space then in all such events it shall be conclusively presumed that Tenant shall have rejected its right of first offer with respect to such Right of First Offer Space and Tenant’s rights under this Section 39 shall terminate as to such space and Landlord may enter into a lease with any third party (“Third Party Lease”).

Subject to the terms set forth above, Tenant’s right of first offer for the Right of First Offer Space shall be continuous throughout the Term and upon the expiration of the Third Party Lease (including any renewals), Tenant shall again have a right of first offer on the terms set forth in this Section 39 with respect to the space covered thereby. Notwithstanding anything to the contrary in the foregoing, this right of first offer shall not apply with respect to the first lease of any space that was part of the Initial Premises but has been given back to Landlord pursuant to Tenant’s exercise of a Contraction Right. Further, Tenant shall have no rights of first offer with respect to space that becomes available (y) after the expiration of the tenth (10th) anniversary of the Commencement Date and (z) after Tenant has assigned the Lease (other than to an Affiliate).

40. Arbitration.

(a) Any dispute arising out of the following matters under this Lease, upon written notice from one party to the other, shall be resolved by arbitration (“Arbitration”):

(i)	services to be provided by Landlord;

(ii)	Landlord’s and Tenant’s respective maintenance obligations;

(iii)	the existence of a Reduction of Services or Untenantability and the applicable abatement or termination right therefore, if any;

(iv)	the exercise by Tenant of any self-help remedies;

(v)	the amount and duration of any Rent abatement;

(vi)	the existence of any non-monetary defaults;

(vii)	the calculation of Additional Rent;

(viii)	the reasonableness of any refusal to consent to the making of a Structural Alteration by Tenant or to an assignment or subletting;

(ix)	a reduction in the number of security attendants; and

(x)	the determination of Comparable Buildings.

Arbitration shall be binding upon the parties unless expressly set forth to the contrary herein. The party desiring Arbitration shall give written notice (“Arbitration Notice”) that it is invoking Arbitration to resolve a dispute, in which event the following terms and conditions shall apply and the matter shall be submitted to Arbitration pursuant to the Expedited Procedures of the AAA Arbitration Rules for the Real Estate Industry. Unless otherwise mutually agreed to by the parties, all Arbitration proceedings shall be conducted in downtown Chicago, Illinois.

(b) With respect to issues or disputes arising under the terms of this Lease other than the determination of Fair Market Rental Value, the parties hereto agree that:

(i) The number of arbitrators (“Designated Arbitrator(s)”) shall be three (3), unless no disclosed claim or counterclaim in the dispute exceeds $50,000, in which case there shall be a single Designated Arbitrator. The parties shall request that the AAA select each Designated Arbitrator. Each Designated Arbitrator shall be a person who shall have had at least ten (10) years’ experience in the real estate business in Chicago, Illinois which is directly relevant to the subject matter of the dispute, shall be impartial and shall be independent of Landlord and Tenant. The AAA’s decision that a Designated Arbitrator meets these requirements shall be final and binding. The Designated Arbitrators shall not be changed unless both Landlord and Tenant jointly approve a replacement arbitrator, who shall in all respects meet the qualifications of a Designated Arbitrator as set forth above.

(ii) The Arbitration shall be conducted, to the extent consistent with this Section 40, in accordance with the then prevailing rules of the AAA. To the extent that the Illinois Uniform Arbitration Act or any successor statute imposes requirements different than those of the AAA in order for the decision of the Designated Arbitrators to be enforceable in the courts of the State of Illinois, such requirements shall be complied with in the Arbitration. The Designated Arbitrators shall render their decision and award in writing within thirty (30) days after the date the dispute is referred to them. Landlord and Tenant agree to respond expeditiously to discovery requests and agree to bring the Arbitration proceedings to a close as quickly as is reasonably possible. Such decision and award shall be binding and conclusive on the parties, shall constitute an “award” by the Designated Arbitrators within the meaning of the AAA rules and applicable Requirements, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the Designated Arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease.

(iii) All expenses and fees of the Arbitration (other than the fees and disbursements of attorneys or witnesses for each party) shall be borne by the losing party, which party shall be designated by the Designated Arbitrators.

(c) When so required by the provisions of this Lease, the annual Fair Market Rental Value of the Premises shall be determined in accordance with the following provisions:

(i) If Landlord or Tenant desires to invoke the Arbitration procedure set forth in this Section 40, the party invoking the Arbitration procedure shall give an Arbitration Notice to the other party, stating that the party sending the Arbitration Notice desires to meet within ten (10) days to attempt to agree on a single arbitrator to determine the annual Fair Market Rental Value of the Premises (the “FMRV Arbitrator”). If Landlord and Tenant have not agreed on the Arbitrator within thirty (30) days after the giving of the Arbitration Notice, then either Landlord or Tenant, on behalf of both, may apply to the Chicago office of the AAA for appointment of the FMRV Arbitrator in accordance with the requirements set forth in Subsection (c)(ii)(B). The date on which the FMRV Arbitrator is appointed, by the agreement of the parties or by appointment by the AAA is referred to herein as the “Appointment Date”. If any FMRV Arbitrator appointed hereunder shall be unwilling or unable, for any reason, to serve, or continue to serve, a replacement arbitrator shall be appointed in the manner set forth above.

(ii) The Arbitration shall be conducted in accordance with the then prevailing rules of the AAA, modified as follows:

(A) To the extent that the Illinois Uniform Arbitration Act or any successor statute imposes requirements different than those of the AAA in order for the decision of the FMRV Arbitrator to be enforceable in the courts of the State of Illinois, such requirements shall be complied with in the Arbitration.

(B) The FMRV Arbitrator shall be impartial, shall not be affiliated with Landlord or Tenant and shall be a leasing broker with at least ten (10) years’ experience in the valuation of fair market rentals for comparable size leases in comparable office buildings in downtown Chicago.

(C) Before hearing any testimony or receiving any evidence, the FMRV Arbitrator shall be sworn to hear and decide the controversy faithfully and fairly by an officer authorized to administer an oath and a written copy thereof shall be delivered to Landlord and Tenant.

(D) Within thirty (30) days after the Appointment Date, Landlord and Tenant shall deliver to the FMRV Arbitrator two (2) copies of their respective written determinations of the annual Fair Market Rental Value of the Premises (each, a “Determination”), together with such affidavits, appraisals, reports and other written evidence relating thereto as the submitting party deems appropriate. After the submission of its Determination, neither party may make any additions to or deletions from, or otherwise change, its Determination. If either party fails to so deliver its Determination within such time period, time being of the essence with respect thereto, such party shall be deemed to have irrevocably waived its right to deliver a Determination and the FMRV Arbitrator, without holding a hearing, shall accept the Determination of the submitting party as the annual Fair Market Rental Value of the Premises. If each party submits a Determination with respect to the annual Fair Market Rental Value of the Premises within the thirty (30) day period described above, the FMRV Arbitrator shall, promptly after its receipt of the second Determination, deliver a copy of each party’s Determination to the other party, together with copies of all materials submitted therewith. If the higher of the Determinations so submitted by the parties exceeds the lower of such Determinations by not more than five percent (5%) of the lower Determination, then the FMRV Arbitrator, without holding a hearing, shall determine that the annual Fair Market Rental Value of the Premises is the mathematical average of the two Determinations thereof.

(E) If the annual Fair Market Rental Value of the Premises has not been determined pursuant to clause (D) of this subparagraph, then not less than fifteen (15) days nor more than thirty (30) days after the earlier to occur of (A) the expiration of the thirty (30) day period provided for in clause (D) of this subparagraph or (B) the FMRV Arbitrator’s receipt of both of the Determinations from the parties (such earlier date is referred to herein as the “Submission Date”), and upon not less than ten (10) days’ notice to the parties, the FMRV Arbitrator shall hold one or more hearings with respect to the determination of the annual Fair Market Rental Value of the Premises. The hearings shall be held in downtown Chicago at such location and time as shall be specified by the FMRV Arbitrator. Each of the parties shall be entitled to present all relevant evidence and to cross examine witnesses at the hearings. The FMRV Arbitrator shall have the authority to adjourn any hearing to such later date as the FMRV Arbitrator shall specify, provided that in all events all hearings with respect to the determination of the annual Fair Market Rental Value of the Premises shall be concluded not later than forty-five (45) days after the Submission Date.

(F) Except as otherwise provided in clause (D) of this subsection, the FMRV Arbitrator shall be instructed, and shall be empowered only, to select as the annual Fair Market Rental Value of the Premises that one of the Determinations which the FMRV Arbitrator believes is the more accurate determination of the annual Fair Market Rental Value of the Premises. Without limiting the generality of the foregoing, in rendering his or her decision, the FMRV Arbitrator shall not compromise between the two Determinations nor add to, subtract from or otherwise modify the provisions of this Lease or either of the Determinations.

(G) The FMRV Arbitrator shall render his or her determination as to the selection of a Determination in a signed and acknowledged written instrument, original counterparts of which shall be sent simultaneously to Landlord and Tenant, within ten (10) days after the earlier to occur of (A) his or her determination of the annual Fair Market Rental Value of the Premises pursuant to clause (D) of this subparagraph or (B) the conclusion of the hearing(s) required by clause (E) of this subparagraph.

(iv) This provision shall constitute a written agreement to submit any dispute regarding the determination of annual Fair Market Rental Value of the Premises to Arbitration.

(v) The Arbitration decision, determined as provided in this Section 40(c), shall be conclusive and binding on the parties, shall constitute an “award” by the Arbitrator within the meaning of the AAA rules and applicable Requirements and judgment may be entered thereon in any court of competent jurisdiction.

(vi) All expenses and fees of the Arbitration (other than the fees and disbursements of attorneys or witnesses for each party) shall be borne by the losing party, which party shall be designated by the FMRV Arbitrators unless the annual Fair Market Rental Value of the Premises was determined in accordance with clause (D) of this Section 40(c) in which event such expenses and fees shall be split equally between Landlord and Tenant.

41. Sale of Building; Right of First Offer. (a) If at any time Landlord desires to sell the Building or the Building and the Land, then it shall deliver a notice (a “Sale Notice”) to Tenant stating that it desires to sell the Building or the Building and the Land. At any time within thirty (30) days after receipt of the Sale Notice (the “OTP Offer Period”), Tenant may give Landlord a written notice (an “Offer to Purchase”) containing an offer by Tenant to purchase the Building or the Building and the Land (as indicated in the Sale Notice) for a specified purchase price, payable entirely in cash at closing, and setting forth the other material terms of such offer (other than the proposed closing date which shall be as set forth below). At any time within thirty (30) days after receipt of the Offer to Purchase (the “OTP Response Period”), Landlord, in its discretion shall either:

(i) give Tenant written notice advising Tenant that Landlord has accepted the Offer to Purchase (the “Acceptance Notice”), in which event Landlord and Tenant shall diligently proceed in good faith to satisfy any conditions set forth in such Offer to Purchase and complete such sale of, and transfer of title to, the Building or the Building and the Land, as applicable, on the thirtieth (30th) Business Day after the date on which the Acceptance Notice was received by Tenant (or on such other day as Landlord and Tenant may agree). If Landlord and Tenant are unable, after exercising good faith efforts, to satisfy such conditions and complete the sale of, and transfer of title to, the Building or the Building and the Land, as applicable, within sixty (60) Business Days after Tenant’s receipt of the Acceptance Notice, Landlord shall, subject to Section 41(e), have the right to sell the Building or the Building and the Land, as applicable, to a third party free and clear of the rights of Tenant under this Section 41; or

(ii) give Tenant written notice advising Tenant that Landlord has rejected the Offer to Purchase (the “Rejection Notice”). If a Rejection Notice is given, Landlord shall not sell the Building or the Building and the Land, as applicable, for a price equal to less than ninety-five percent (95%) of the price specified in the Offer to Purchase, without first delivering a new Sale Notice to Tenant and following the procedures set forth above.

If Landlord fails to give an Acceptance Notice or a Rejection Notice prior to the expiration of the OTP Response Period, then Landlord shall be deemed to have given a Rejection Notice as of the date of expiration of the OTP Response Period.

(b) If Tenant fails to send an Offer to Purchase within the OTP Offer Period, then Tenant shall, within ten (10) Business Days of request by Landlord, deliver a certificate confirming that Tenant has waived its right of first offer with respect to the Sale Notice (subject to the provisions of paragraph (e) below).

(c) Notwithstanding anything to the contrary contained herein, the delivery of the Offer to Purchase or the Acceptance Notice shall not be deemed to constitute a contract between Landlord and Tenant with respect to the matters set forth therein and neither party shall be legally bound in connection therewith until such time as both parties execute a sale contract.

(d) Tenant’s right of first offer under this Section 41 shall not apply to any Sale (i) to an Affiliate of Landlord or (ii) completed or committed to during any period that (y) Tenant is in Material Default or (z) the Tenant Occupancy Requirement is not satisfied. In addition, Tenant’s right of first offer under this Section 41 shall specifically not apply to an acquisition by a lender through foreclosure, or deed in lieu of foreclosure, or purchaser therefrom, provided such transaction is a bona fide financing arrangement and not intended to transfer all or any portion of the ownership or control rights of the Building or the Building and the Land whether directly or indirectly or by operation of law.

(e) If Landlord has not consummated a sale of the Building within eighteen (18) months after the delivery of the Sale Notice, Landlord shall again be required to offer the Building or the Building and the Land to Tenant under the procedures set forth herein. If a sale of the Building to a third party is consummated within eighteen (18) months after the delivery of the Sale Notice, then Tenant shall have no further rights under this Lease to receive a first offer on any future sales of the Building or the Building and the Land.

42. 79th Floor Cancellation Right. (a) Tenant shall have the right, exercisable upon not less than six (6) months prior written notice to Landlord, to terminate this Lease with respect to the 79th Floor Premises only, effective on the date specified in Tenant’s notice. Tenant shall not be liable for any fee, charge or other payment because of such termination, including, without limitation, any fee to reimburse Landlord for its unamortized costs associated with this Lease (e.g., brokerage costs).

(b) In the event of such a termination, Tenant shall deliver the 79th Floor Premises to Landlord in an “AS IS” “WHERE IS” condition, without any requirement to remove Tenant’s Property or to perform repairs, improvements or other work, and otherwise in accordance with Section 9.

(c) Following the effective date of such a termination (if any), the term “Premises” under the Lease shall no longer include of the 79th Floor Premises, and Landlord and Tenant shall execute a modification to the Lease to reflect such surrender and to amend such other terms and provisions of the Lease which are affected by a reduction in the size of the Premises, including, but not limited to, the amount of the Base Rent, Tenant’s Proportionate Share for Expenses and Tenant’s Proportionate Share for Taxes.

(d) Notwithstanding anything to the contrary contained in Section 1(b)(i)(c), Tenant shall be permitted to exclude the 79th Floor Premises from the exercise of the renewal rights provided for hereunder.

43. Parking.

(a) Landlord shall, subject to all applicable Requirements, provide Tenant (or its subtenants), at Tenant’s option, with the following parking spaces in the Garage at the following costs during the entire Term:

(i) eighteen (18) reserved spaces in the Parking Area 1A, as designated on Exhibit B, the current size of which shall not be changed throughout the Term without Tenant’s reasonable consent, at a monthly cost equal to rates competitive with other comparable parking facilities in comparable locations in downtown Chicago;

(ii) twenty (20) reserved spaces in the Monthly Parking Area, at a monthly cost equal to rates competitive with other comparable parking facilities in comparable locations in downtown Chicago;

(iii) up to fifty (50) parking spaces in the Monthly Parking Area at a monthly cost equal to rates competitive with other comparable parking facilities in comparable locations in downtown Chicago; and

(iv) up to an additional one hundred (100) parking spaces, which may be located in any portion of the Garage, at a monthly cost equal to rates competitive with other comparable parking facilities in comparable locations in downtown Chicago; provided, however, the number of parking spaces provided to Tenant pursuant to this Section 43(a)(iv) shall be proportionately reduced in the event Tenant exercises any of the Contraction Rights or Landlord exercises its recapture rights.

Tenant shall have the aforementioned parking rights at all times during the Term, regardless of whether or not Tenant uses or leases such spaces at all times during the Term. Landlord or the owner of the Garage shall have the right to adjust the published monthly rates from time to time provided they are competitive with the rates for comparable parking facilities in comparable locations in downtown Chicago, but in no event shall such rates be in excess of the Most Favored Tenant Rate (with the exception of free parking). Landlord agrees to use reasonable efforts to accommodate Tenant’s additional parking needs during the entire Term. Subject to the Requirements, the Garage will be accessible twenty-four (24) hours a day, every day of the year during the Term. Tenant’s employees using parking spaces leased monthly shall be permitted to enter and exit the Garage an unlimited number of times per day at no additional charge.

(b) Landlord, at its sole cost and expense, shall maintain, or cause to be maintained, the Chauffeur’s Lounge existing as of the Commencement Date, which office/lounge shall be heated and cooled to reasonable levels for occupancy by the chauffeur(s) of Tenant or its employees, have electric service and have a telephone line available for

Tenant’s use. Tenant (and Tenant’s subtenants) shall have exclusive use of the Chauffeur’s Lounge.

44. Press Releases; Confidentiality. (a) All press releases concerning Landlord’s and Tenant’s execution of this Lease, the length of the Lease, size of Premises, location of Premises and the individuals involved, shall be subject to the prior approval of Tenant and Landlord.

(b) Notwithstanding the foregoing, it is expressly understood and agreed to by the Landlord and Tenant that the terms and conditions set forth in this Lease and the related negotiations contain information which the parties desire to remain strictly confidential. Therefore, except as otherwise set forth herein, the parties hereto agree that they shall each use their reasonable efforts to restrict the circulation of this Lease, the Workletter and other attached exhibits and all term sheets and letters of intent relating to this Lease and the information contained in each of the foregoing, only to persons who are then in the employment of such party without first obtaining the prior written consent of the other party, provided that both Landlord and Tenant may disclose portions of the Lease or related information to their attorneys, accountants and consultants (including real estate brokers and agents and, in the case of Landlord, all employees of Manager or any other entity managing the Building) in connection with their work on or administration of this Lease or the Premises or with respect to either such party’s business affairs, provided that Landlord and Tenant further agree to inform such parties of the terms of this Section 44 and use their reasonable efforts to cause such parties to keep such information confidential. In addition, Tenant may provide a copy of this Lease to potential subtenants and assignees and their brokers, agents and consultants; and Landlord may disclose this Lease and its terms to its partners, investors, agents, consultants, affiliates, potential transferees of all or any partial interest in the Land and/or Building, whether direct or indirect, and potential Mortgagees and each of their brokers, agents and consultants.

45. Environmental Covenants. (a) From and after the Commencement Date and during the remainder of the Term, Landlord shall at its sole cost and expense comply with all Requirements that regulate environmental matters (“Environmental Laws”) relating to the Real Property. Landlord is responsible for, and agrees to hold harmless, indemnify and defend Tenant from and against any and all claims, damages, costs and liabilities related to the presence of any Hazardous Substances in or on the Premises or the Real Property that were brought onto the Real Property by Landlord (or its agents or contractors), except to the extent caused by either (i) by Tenant (or its agents or contractors) or (ii) a condition or occurrence that existed on the Real Property on or prior to the Commencement Date.

(b) Tenant shall comply, and take all necessary actions to cause its operations on the Premises to comply, with all applicable Environmental Laws. Tenant agrees to hold harmless, indemnify and defend Landlord from and against any and all claims, damages, costs and liabilities related to the presence of any Hazardous Substances brought into or placed in the Premises or the Real Property after the Commencement Date by Tenant or, its agents, employees, contractors), or Tenant’s Affiliates.

46. Building Plaza. Tenant shall have the right, upon reasonable notice to Landlord, to utilize the Building plaza for Tenant’s corporate and charitable events. Tenant’s use of the Building plaza shall in no event prevent access to and from the Building and shall at all times be in compliance with the Plaza Use Policy, a copy of which is attached hereto and made a part hereof as Exhibit F. Landlord agrees that all Building tenants making use of the Building plaza shall be required to comply with a policy which is the same or substantially similar to the Plaza Use Policy.

47. Other Agreements; Release of Tenant.

(a) Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant acknowledge and agree that neither Landlord nor Tenant shall have any right to set-off, apply or appropriate (x) any distribution or other amounts due to the other party or one of its Affiliates under the Contribution Agreement, the LLC Agreement or any other contract or agreement (other than this Lease and documents directly relating hereto, including, without limitation, the Subordination, Non-Disturbance and Attornment Agreement (Lender) and the Non-Disturbance and Attornment Agreement (Sub-Tenant), forms of which are attached hereto) to which one or more of Landlord, Tenant and/or any of their respective Affiliates is a party against (y) any amounts due to Landlord or Tenant hereunder.

(b) Landlord acknowledges that Tenant and one or more Affiliates constructed, owned and managed the Property prior to Landlord’s acquiring title thereto and that Landlord does not and will not make or raise any claims, defenses, demands, causes of action, losses, damages or liabilities against Tenant under this Lease on the basis of such prior construction, ownership and/or management or any other acts or omissions occurring prior to the Commencement Date.

IN A WITNESS WHEREOF, the parties have caused this Lease to be executed on the date first above written.

LANDLORD:

BRE/RANDOLPH DRIVE L.L.C., a Delaware limited liability company

By:	Blackstone Real Estate Randolph Drive L.L.C., a Delaware limited liability company, its managing member

	By:	/s/ Steven Orbuch

	Its:	VICE PRESIDENT

TENANT:

AMOCO CORPORATION, an Indiana corporation

By:	[ILLEGIBLE]
Its:	AGENT AND ATTORNEY-IN-FACT

FIRST AMENDMENT TO OFFICE LEASE

THIS FIRST AMENDMENT TO OFFICE LEASE (“Amendment”) is made and entered into as of July    , 1999, by and between BRE/RANDOLPH DRIVE L.L.C., a Delaware limited liability company (“Landlord”), and BP AMOCO CORPORATION, an Indiana corporation (formerly known as Amoco Corporation) (“Tenant”).

WITNESSETH:

WHEREAS, Landlord, as landlord, and Tenant, as tenant, entered into a certain Office Lease dated as of December 11, 1998 (the “Original Lease”) with respect to (among other things) Tenant’s lease of certain premises located at The Amoco Building, 200 E. Randolph Drive, Chicago, Illinois; and

WHEREAS, Landlord and Tenant desire to amend the Original Lease upon the terms and provisions set forth in this Amendment.

NOW, THEREFORE, in consideration of the sum of Ten and no/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby agree as follows:

1. Definitions. All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Original Lease. The term “Lease”, as used in the Original Lease and this Amendment, shall mean the Original Lease as amended by this Amendment.

2. Modification of Section 4. Section 4 of the Original Lease is hereby deleted in its entirety and replaced with the following:

“4. Contraction Option.

(a) Tenant shall have one (1) contraction option with respect to the Premises on the terms set forth below. Provided that Tenant is not in Material Default under this Lease, Tenant shall have the right, exercisable upon not less than twelve (12) months prior written notice to Landlord (the “Contraction Notice”), to reduce the size of the Premises (the “Contraction Right”) by surrendering a portion thereof (the “Surrendered Space”) to Landlord effective as set forth below:

Contraction Space Allowed	Effective Date of Contraction
The space depicted on Exhibit A-1 attached hereto and made a part hereof (the “Contraction Space”)	December 11, 2001 (the “Contraction Date”)

The exercise by Tenant of the foregoing Contraction Right shall be subject to the following conditions:

(i) To the extent Tenant does not exercise its Contraction Right with respect to any portion of the Contraction Space effective on the Contraction Date, Tenant will be deemed to have waived its Contraction Right with respect to such portion of the Contraction Space; and

(ii) Tenant may elect to exercise the Contraction Right with respect to less than all of the Contraction Space provided that the portion of the Premises to be deleted as a result of the exercise of Tenant’s Contraction Right shall:

(A) be full floors (except that the Surrendered Space may include only a portion of the highest floor of the Contraction Space so long as Tenant retains at least approximately one-half of the Rentable Square Feet on such floor), not including any space that has been recaptured by Landlord pursuant to Section 13(c),

(B) if the Surrendered Space is located on more than one (1) floor of the Building, such Surrendered Space shall be located on contiguous floors (not including the space located on the 33rd floor of the Building, any space that has been recaptured by Landlord pursuant to Section 13(c)) so that the remaining portion of the Contraction Space, after giving effect to such contraction, shall be located on contiguous floors (not considering the space located on the 33rd floor of the Building, any space recaptured by Landlord pursuant to Section 13(c)), and

(C) constitute the highest floors contained in the Contraction Space which are then leased by Tenant.

The Contraction Notice shall specify the size, location and configuration of the Surrendered Space. The size of the Surrendered Space shall be determined, subject to the limitations set forth above, in Tenant’s sole discretion. The Surrendered Space shall be in a legally leasable configuration, and to the extent the Tenant elects to contract the Premises on only a portion of a floor, the space to be deleted from the Premises on such floor shall have reasonable access to the elevator lobbies and bathrooms on that floor.

(b) In the event that the Surrendered Space constitutes less than all of the space occupied by Tenant on a given floor or floors of the Building, then Tenant shall pay to Landlord, upon demand, one-half of Landlord’s Actual Costs of the construction of the demising walls necessary to segregate and demise the portion of the Premises remaining on such floor and to provide access for such Surrendered Space to the elevator lobbies and bathrooms on that floor and Tenant shall be responsible for no other costs or expenses.

(c) Except as otherwise provided in Section 6 or Section 9 hereof, Tenant shall deliver the Surrendered Space to Landlord in an “AS IS” “WHERE IS” condition, without any requirement to remove Tenant’s Property or to perform repairs, improvements or other work, regardless of whether or not such space, upon delivery to Landlord, complies with Requirements, provided that Tenant shall repair any damage to the Building (other than to the paint, carpeting or wall covering) caused by the removal of Tenant’s Property upon request of Landlord delivered within five (5) days after Tenant has vacated the Surrendered Space and shall remove the Structural Alterations in the Surrendered Space that Landlord required Tenant to remove as a part of Landlord’s consent to such Structural Alterations pursuant to Section 6(d). Except as expressly set forth in this Section 4. Tenant shall not be liable to Landlord for any fee, charge or other payment because of such contraction, including, without limitation, a fee to reimburse Landlord for its unamortized costs associated with this Lease (e.g., brokerage costs).

(d) If Tenant shall have exercised its Contraction Right, then, following the Contraction Date, the term “Premises” under the Lease shall no longer consist of the Surrendered Space, and Landlord and Tenant shall execute a modification to the Lease to reflect such surrender and to amend such other terms and provisions of the Lease which are affected by a reduction in the size of the Premises, including, but not limited to, the Base Rent, Tenant’s Proportionate Share for Expenses and Tenant’s Proportionate Share for Taxes.

(e) Tenant’s Contraction Right shall not apply to any space within the Contraction Space with respect to which Landlord has properly exercised its Contraction Space Recapture Right (as hereinafter defined) (and with respect to which all of the Contraction

Space Recapture Conditions (as hereinafter defined) have been satisfied); provided, that no such exercise of the Contraction Space Recapture Right (or satisfaction of the Contraction Space Recapture Conditions) shall have any effect whatsoever on the Tenant’s exercise of its Contraction Right with respect to any portion of the Contraction Space with respect to which Landlord has not properly exercised the Contraction Space Recapture Right (or any portion of the Contraction Space with respect to which all of the Contraction Space Recapture Conditions have not been satisfied). Tenant’s Contraction Right described above shall not apply to any Contraction Sublease Space (as hereinafter defined).”

3. Addition of Section 4A. The following Section 4A of is hereby added to the Lease:

“4A. Landlord’s Right to Recapture Contraction Space.

(a) Subject to the terms of this Section 4A, Landlord shall have the right (“Contraction Space Recapture Right”), from time to time on or prior to the Contraction Date, to recapture all or portions of the Contraction Space from Tenant prior to the Contraction Date, provided that each and all of the following requirements and conditions (the “Contraction Space Recapture Conditions) have been satisfied:

(i) Landlord shall exercise the Contraction Space Recapture Right with respect to all (and not less than all) of the space leased by Tenant on any floor located within the Contraction Space. In no event may the Contraction Space Recapture Right be exercised with respect to only a portion of the space leased by Tenant on any floor of the Contraction Space;

(ii) The floor(s) of the Contraction Space with respect to which Landlord exercises the Contraction Space Recapture Right shall be contiguous floors of the Contraction Space (not including the space located on the 33rd floor of the Building, any Contraction Sublease Space (as hereinafter defined), or any space that has been recaptured by Landlord pursuant to Section 13(c) of the Lease), so that the remaining portion of the Contraction Space, after giving effect to such recapture, shall be located on contiguous floors (not considering the space located on the 33rd floor of the Building, any Contraction Sublease Space (as hereinafter defined) or any space recaptured by Landlord pursuant to Section 13(c) of the Lease);

(iii) The floor(s) of the Contraction Space with respect to which Landlord exercises the Contraction Space Recapture Right shall constitute the highest floors contained in the Contraction Space (not including any Contraction Sublease Space (as hereinafter defined));

(iv) Landlord shall have notified Tenant (which notification shall be irrevocable) in writing (a “Contraction Space Recapture Notice”) of its exercise of the Contraction Space Recapture Right, which notice shall specify the floor(s) of the Contraction Space which (subject to the terms hereof) Landlord desires to recapture from Tenant, and the date (the “Contraction Space Recapture Date”) on which Landlord desires to recapture such floor(s) of the Contraction Space from Tenant; provided, that, notwithstanding anything to the contrary herein, in no event shall any Contraction Space Recapture Date be:

(w) later than the Contraction Date for any Contraction Space whatsoever,

(x) earlier than thirty (30) days after the date on which the applicable Contraction Space Recapture Notice is received by Tenant, with respect to any portion of the Contraction Space identified in such Contraction Space Recapture Notice which is substantially vacant and unoccupied by Tenant (and any other person or entity entitled to occupy such space) on the date on which such Contraction Space Recapture Notice is received by Tenant,

(y) earlier than sixty (60) days after the date on which the applicable Contraction Space Recapture Notice is received by Tenant, with respect to any portion of the Contraction Space identified in such Contraction Space Recapture Notice which. is not substantially vacant or which is substantially occupied by Tenant (or any other person or entity entitled to occupy such space); provided, that, at the time such Contraction Space Recapture Notice is received by Tenant, there exists other space in the Building which is leased by Tenant and which can reasonably accommodate the activities then being conducted in such Contraction Space, or

(z) earlier than one hundred twenty (120) days after the date on which the applicable Contraction Space Recapture Notice is received by Tenant, with respect to any portion of the Contraction Space which is not subject to the conditions or criteria specified in clauses (x) or (y) above; and

(v) subject to Section 13 of the Lease, Tenant shall have the right to notify Landlord from time to time (a “Contraction Space Sublease Notice”) that Tenant intends to sublease (or to confer expansion rights, rights of first offer, or similar rights or options to sublease) all or any portion of the Contraction Space to any person or entity (any such portion of the Contraction Space identified in any such Contraction Space Sublease Notice being referred to herein as “Contraction Sublease Space”). In the event that Tenant delivers any such Contraction Space Sublease Notice identifying any such Contraction Sublease Space, and Landlord has not, prior to such delivery of such Contraction Space Sublease Notice, delivered to Tenant a Contraction Space Recapture Notice with respect to such Contraction Sublease Space, then, from and after the delivery of any such Contraction Space Sublease Notice by Tenant to Landlord, the Contraction Sublease Space described in such Contraction Space Sublease Notice shall no longer constitute a portion of the Contraction Space for purposes of Sections 4 and 4A of the Lease and, accordingly, neither the Tenant’s Contraction Right set forth in Section 4, nor the Landlord’s Contraction Space Recapture Right set forth in Section 4A, shall apply to such Contraction Sublease Space.

(b) In the event that Landlord properly exercises the Contraction Space Recapture Right with respect to any floor(s) of the Contraction Space in accordance with and subject to this Section 4A (any such floor(s) of the Contraction Space being referred to herein as “Recaptured Contraction Space”), then:

(A) Tenant shall deliver to Landlord such Recaptured Contraction Space on the applicable Contraction Space Recapture Date in “AS IS” “WHERE IS” condition, without any requirement to remove Tenant’s Property or to perform repairs, improvements or other work, regardless of whether or not such space, upon delivery to Landlord, complies with Requirements; provided that Tenant shall (x) repair any damage to the Building (other than to the paint, carpeting or wall covering) caused by the removal of Tenant’s Property upon request of Landlord delivered within five (5) days after Tenant has vacated the applicable Recaptured Contraction Space, and (y) remove the Structural Alterations in the Recaptured Contraction Space that Landlord required Tenant to remove as a part of Landlord’s consent to such Structural Alterations pursuant to Section 6(d) of the Lease;

(B) Tenant shall pay to Landlord, no later than the date (each, a “Recapture Payment Date”) which is the earlier of (i) 90 days after Tenant’s receipt of the applicable Contraction Space Recapture Notice, and (ii) the applicable Contraction Space Recapture Date, an amount equal to the product of (x) sixty-five percent (65%), multiplied by (y) the aggregate amount of Base Rent which accrues under the Lease with respect to the applicable Recaptured Contraction Space within the period (the “Recapture Rent Period”) which commences on the applicable Contraction Space

Recapture Date and terminates on the Contraction Date;

(C) Tenant shall pay to Landlord, no later than the applicable Recapture Payment Date, an amount equal to the product of:

(x) sixty-five percent (65%), multiplied by

(y) the aggregate amount of Additional Rent which is estimated to accrue under the Lease within such Recapture Rent Period, as reasonably determined by Landlord based on the most recent Landlord’s Statements, which amount shall be subject to reconciliation upon final determination of the actual Additional Rent (in accordance with, and subject to the terms and provisions of the Lease (including, without limitation, Section 2 thereof, and any and all rights of Tenant to object to, challenge, audit and/or protest the amount of such Additional Rent)) which has accrued during such Recapture Rent Period;

(D) Notwithstanding anything to the contrary contained in the foregoing, in the event that a Monetary Landlord Default exists and is continuing on any Recapture Payment Date, then (in addition to, and not in lieu of, each and all of the other rights and remedies to which Tenant is entitled under the Lease) Tenant shall have the right to offset the amount of any such Monetary Landlord Default against any payment or amount due under Subsections (B) and/or (C) above from Tenant to Landlord; and

(E) Following the applicable Contraction Space Recapture Date, the term “Premises” under the Lease shall no longer consist of the applicable Recaptured Contraction Space, and Landlord and Tenant shall execute a modification to the Lease to reflect such reduction in the size of the Premises, and to amend such other terms and provisions of the Lease which are affected by such a reduction in the size of the Premises, including, but not limited to, the Base Rent, Tenant’s Proportionate Share for Expenses and Tenant’s Proportionate Share for Taxes.

Except as expressly set forth in this Section 4A, Tenant shall not be liable to Landlord for any fee, charge or other payment as a result of, or arising from, any exercise by Landlord of the Contraction Space Recapture Right, including, without limitation, any fee to reimburse Landlord for its unamortized costs associated with the Lease (e.g., brokerage costs).”

4. Governing Law. The Original Lease and this Amendment shall be governed by, and construed in accordance with, the laws of the State of Illinois.

5. No Other Modification. Except as modified herein, the Original Agreement remains unmodified, in full force and effect, and is hereby ratified by the parties hereto.

6. Counterparts. This Amendment may be executed in any number of counterparts, and by separate parties hereon on separate counterparts, and all of such counterparts taken together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

LANDLORD:

BRE/RANDOLPH DRIVE L.L.C., a Delaware limited liability company

By:	Blackstone Real Estate Randolph Drive L.L.C., a Delaware limited liability company, its Managing Member

	By:	/s/ Steven Orbuch

	Its:	Vice President

TENANT:

BP AMOCO CORPORATION, an Indiana corporation

By:
Its:

CONSENT OF MORTGAGEE / LENDER

The undersigned, the “Mortgagee” under the Lease and the “Lender” under that certain Subordination, Nondisturbance and Attornment Agreement dated as of December 11, 1998 among Landlord, Tenant and the undersigned, does hereby consent to the execution, delivery and performance of the terms and provisions of this Amendment by Landlord and Tenant.

CMF CAPITAL COMPANY, L.L.C., a Delaware limited liability company

By:
Its:

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

LANDLORD:

BRE/RANDOLPH DRIVE L.L.C., a Delaware limited liability company

By:	Blackstone Real Estate Randolph Drive L.L.C., a Delaware limited liability company, its Managing Member

By:

Its:

TENANT:

BP AMOCO CORPORATION, an Indiana corporation

By:	[ILLEGBILE]
Its:	[ILLEGIBLE]

CONSENT OF MORTGAGEE / LENDER

The undersigned, the “Mortgagee” under the Lease and the “Lender” under that certain Subordination, Nondisturbance and Attornment Agreement dated as of December 11, 1998 among Landlord, Tenant and the undersigned, does hereby consent to the execution, delivery and performance of the terms and provisions of this Amendment by Landlord and Tenant.

CMF CAPITAL COMPANY, L.L.C., a Delaware limited liability company

By:
Its:

[GRAPHIC APPEARS HERE]
Jordan O. Hemphill Manager, Real Estate

BP Amoco Corporation Real Estate Department 28100 Torch Parkway 4N Warrenville, Illinois 60555

Phone: (630) 420-5430
Fax: (630) 420-5519
E-Mail: jordan_o_hemphill@amoco.com

July 15, 1999

BRE/Randolph Drive, L.L.C.

c/o Blackstone Real Estate Advisors L.P.

345 Park Avenue

New York, New York 10154

Attention: Gary Sumers

Re:	Office Lease dated as of December 11, 1998 (as amended from time to time, the “Lease”) between BRE/Randolph Drive L.L.C., a Delaware limited liability company, as landlord (“Landlord”), and BP Amoco Corporation, an Indiana corporation (formerly known as Amoco Corporation), as tenant (“Tenant”).

Dear Mr. Sumers:

Reference is made to the Lease described above. All initially capitalized terms used in this letter and not otherwise defined in this letter shall have the meanings ascribed to such terms as set forth in the Lease.

This letter will serve to notify the Landlord that Tenant, as sublessor, intends to enter into a sublease with Aon Corporation, a Delaware corporation, as sublessee (“Sublessee”), for that portion of the Premises located on floors 3 through 20 (inclusive) of the Building, together with approximately 12,000 rentable square feet located within the Podium Space (collectively, the “Sublease Premises”). Pursuant to Section 13(c) of the Lease, the Landlord has the right to recapture from the Tenant the space which comprises Sublease Premises by delivering notice of such recapture within ten (10) Business Days after the Landlord’s receipt of this letter.

The Tenant hereby requests that the Landlord inform the Tenant and Sublessee that Landlord does not intend to exercise its recapture right with respect to the Sublease Premises (or any portion thereof) by signing this letter in the space indicated below and returning the same to the Tenant at the above address. Pursuant to said Section 13(c) of the Lease, if Tenant is not notified of a response to this letter within ten (10) Business Days after the Landlord’s of the same, the Landlord will be deemed to have elected not to recapture the Sublease Premises.

Sincerely,

BP AMOCO CORPORATION

By:	J.O. Hemphill
Name:	J.O. Hemphill
Its:	Manager, Real Estate

cc:	Simpson Thacher & Bartlett 425 Lexingon Avenue New York, New York 10017-3954 Attention: Gregory J. Ressa	Manager of the Building 200 E. Randolph Drive Chicago, Illinois 60601

The undersigned, as Landlord under the Lease, hereby notifies BP Amoco Corporation and Aon Corporation that the Landlord has elected not to recapture the Sublease Premises (or any portion thereof) pursuant to Section 13(c) of the Lease.

BRE/RANDOLPH DRIVE L.L.C., a Delaware limited liability company

By:	Blackstone Real Estate Randolph Drive L.L.C., a Delaware limited liability company, its Managing Member

By:	/s/ Steven Orbuch
Name:	Steven Orbuch
Its:	Vice President

Date: July 19 1999

2

[GRAPHIC APPEARS HERE]
Jordan O. Hemphill Manager, Real Estate

BP Amoco Corporation Real Estate Department 28100 Torch Parkway 4N Warrenville, Illinois 60555

Phone: (630) 420-5430
Fax: (630) 420-5519
E-Mail: jordan_o_hemphill@amoco.com

July 15, 1999

BRE/Randolph Drive, L.L.C.

c/o Blackstone Real Estate Advisors L.P.

345 Park Avenue

New York, New York 10154

Attention: Gary Sumers

Re:	Office Lease dated as of December 11, 1998 (as amended from time to time, the “Lease”) between BRE/Randolph Drive L.L.C., a Delaware limited liability company, as landlord (“Landlord”), and BP Amoco Corporation, an Indiana corporation (formerly known as Amoco Corporation), as tenant (“Tenant”).

Dear Mr. Sumers:

Reference is made to the Lease described above. All initially capitalized terms used in this letter and not otherwise defined in this letter shall have the meanings ascribed to such terms as set forth in the Lease.

This letter will serve to notify Landlord that, pursuant to Section 36(a) of the Lease, the Tenant hereby elects to change the name of the Building from “The Amoco Building” to “Aon Center”, which change shall become effective beginning on January 1, 2001. We have enclosed, for the Landlord’s execution and delivery, a letter which contemplates the Landlord’s consent and agreement to the foregoing change of the name of the Building.

Tenant therefore requests that Landlord, in accordance with Section 36(a) of the Lease, consent and agree to the foregoing change to the name of the Building (and the other matters described in the enclosed letter) by signing the enclosed letter in the space indicated, and returning the same to the Tenant at the above address.

Sincerely,

BP AMOCO CORPORATION

By:	/s/ J.O. Hemphill
Name:	J.O. Hemphill
Its:	Mgr. Real Estate

cc:	Simpson Thacher & Bartlett

425 Lexingon Avenue

New York, New York 10017-3954

Attention: Gregory J. Ressa

Manager of the Building

200 E. Randolph Drive

Chicago, Illinois 60601

BRE/RANDOLPH DRIVE L.L.C.

345 Park Avenue, 32nd Floor

New York, NY 10154

July 15, 1999

BP Amoco Corporation

200 East Randolph Drive

Mail Code 2203

Chicago, Illinois 60601

Attention: Facilities and Services,

Chicago Regional Manager

Re:	Amoco Building Office Lease (as amended, the “Lease”) dated as of December 11, 1998 between BRE/Randolph Drive L.L.C. (“Landlord”) and BP Amoco Corporation (formerly known as Amoco Corporation) (“Tenant”)

Gentlemen:

In response to your request under Section 36(a) of the Lease, the Landlord hereby approves the use of the name “Aon Center” as the new name of the Building commencing January 1, 2001, subject to (i) Tenant’s payment of all reasonable Landlord’s Actual Costs (and the costs of other tenants in the Building to the extent Landlord is responsible for such costs) associated with such name change, including without limitation, the cost of new stationery, new signage (including all locations in which the name “Amoco Building” is currently used) and any changes to comply with Requirements; (ii) the terms and conditions of Section 36 of the Lease on the continued use of such new name; and (iii) the execution of a new Trademark License Agreement with Aon Corporation in the form attached hereto with respect to such new name.

All capitalized terms used herein shall have the meanings given to them in the Lease.

BRE/Randolph Drive L.L.C., a Delaware limited liability company

By:	Blackstone Real Estate Randolph Drive L.L.C., a Delaware limited liability company, its managing member

	By:	/s/ Steven Orbuch

	Its:	Vice President

Blackstone Real Estate Advisors L.P.

BREM L.L.C., General Partner

October 28, 1999

BP Amoco Corporation

200 East Randolph Drive

Mail Code 2203

Chicago, IL 60601

Attention:

Re:	Office Lease dated as of December 11, 1998 between BRE/Randolph Drive L.L.C. (“Landlord”) and BP Amoco Corporation (formerly known as Amoco Corporation, “Tenant”), as amended by that certain First Amendment to Office Lease dated as of July 30, 1999 between Landlord and Tenant (as so amended, the “Lease”)

Ladies and Gentlemen:

Reference is made herein to the above-captioned Lease. Any capitalized term used and not otherwise defined herein shall be as defined in the Lease.

Landlord hereby gives notice of intent to recapture the entire 35th floor of the Building in accordance with its Contraction Space Recapture Right as described in section 4A. of the First Amendment of the Lease dated July 30, 1999. Per Landlord’s conversations with Tenant regarding the timing of the delivery of the floor, Tenant agrees to deliver to Landlord the 35th floor by December 1, 1999. In addition, Landlord agrees not to exercise its recapture rights with regard to the 34th floor before September 1, 2000 in order to accommodate Tenant’s occupancy requirement on this floor.

Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant each agrees that Landlord shall have the right to exercise its Contraction Space Recapture Right with respect to space located below the 34th floor of the Building prior to the exercise of its Contraction Space Recapture Right with respect to space located on the 34th floor of the Building.

Please execute where indicated below to acknowledge your agreement with the forgoing.

Sincerely,

BRE/RANDOLPH DRIVE L.L.C.

By:	/s/ Marshall Findley
Marshall Findley
Vice President

_____________________

345 Park Avenue

New York, NY 10154

212 583-5000

Contraction Space Recapture Notice

October 28, 1999

THE ABOVE TERMS ARE

ACKNOWLEDGE AND

ACCEPTED THIS              DAY

OF OCTOBER 1999 BY:

BP AMOCO CORPORATION

By:
Name:
Title:

_____________________

345 Park Avenue

New York, NY 10154

212 583-5000

Diane C. Walsh-Madden

Senior Real Estate Attorney

BP Amoco Corporation

Mail Code 0304

200 East Randolph Drive

Chicago, IL 60601-7126

[GRAPHIC APPEARS HERE]

Phone: 312-856-4682

Fax: 312-856-6852

E-Mail: Walshdc@bp.com

VIA HAND DELIVERY

November 30, 1999

BRE/Randolph Drive L.L.C.

c/o BREA Property Management

Office of the Building

200 East Randolph Drive

Chicago, Illinois 60601

Re: Office Lease (“Lease”) dated December 11,1998 between BRE/Randolph Drive L.L.C. (“Landlord”) and BP Amoco Corporation (formerly known as Amoco Corporation) (“Tenant”) / Payment of Recapture Payment covering Landlord Recapture of the 35th Floor of the Amoco Building

Ladies and Gentlemen:

Please refer to that certain Lease as amended covering space in the Amoco Building. Pursuant to correspondence dated October 28,1999 from Landlord to Tenant, Landlord exercised its Contraction Space Recapture Right for the 35th Floor as described in Section 4A of the First Amendment to Lease (“First Amendment”) dated July 30,1999.

In accordance with the terms set forth in the First Amendment, Tenant hereby tenders a check in the amount of $1,451,694.40 representing the fee associated with such Contraction Space Recapture of the 35th Floor.

Please contact me should you have any questions.

Very truly yours,

/s/ Diane C. Walsh-Madden

Diane C. Walsh-Madden

Blackstone Real Estate Advisors L.P.

BREM L.L.C., General Partner

BP Amoco Corporation

200 East Randolph Drive

Mail Code 2203

Chicago, IL 60601

April 17, 2000

Re: Office Lease dated as of December 11, 1998 between BRE/Randolph Drive L.L.C. (“Landlord”) and BP Amoco Corporation (formerly know as Amoco Corporation, “Tenant”), as amended by that certain First Amendment to Office Lease dated as of July 30, 1999 between Landlord and Tenant (as so amended, the “Lease”)

Ladies and Gentlemen::

Reference is made herein to the above-captioned Lease. Any capitalized term used and not otherwise defined herein shall be as defined in the Lease.

Landlord hereby gives notice of intent to recapture the entire 29th floor of the Building in accordance with its Contraction Space Recapture Right as described in section 4A. of the First Amendment of the Lease dated July 30, 1999. Per Landlord’s conversations with Tenant regarding the timing of the delivery of the floor, Tenant agrees to deliver to Landlord the 29th floor by July 1, 2000.

Please execute where indicated below to acknowledge your agreement with the forgoing.

Sincerely,

BRE/RANDOLPH DRIVE L.L.C.

By:	/s/ Marshall Findley
Marshall Findley
Vice President

Agreed To And Acknowledged:

By:
Name:
Title:

345 Park Avenue

New York, NY 10154

212 583-5000

[GRAPHIC APPEARS HERE]

VIA HAND DELIVERY

June 30, 2000

BRE/Randolph Drive L.L.C.

c/o BREA Property Management

Office of the Building

200 East Randolph Drive

Chicago, Illinois 60601

Re: Office Lease (“Lease”) dated December 11, 1998 between BRE/Randolph Drive L.L.C., as Landlord (“Landlord”) and BP Amoco Corporation (formerly known as Amoco Corporation), as tenant (“ Amoco”) / Payment of Recapture Payment covering Landlord Recapture of the 29th Floor of the Aon Center

Ladies and Gentlemen:

Please refer to that certain Lease as amended covering space in the Aon Center. Pursuant to correspondence dated April 17, 2000 from Landlord to Amoco, Landlord exercised its Contraction Space Recapture Right for the 29th Floor as described in Section 4A of the First Amendment to Lease (“First Amendment”) dated July 30, 1999.

Despite repeated requests by Amoco to both Landlord’s New York and Chicago offices, no estimate of the recapture fee for the 29th Floor was communicated to Amoco. As such, Amoco made a good faith estimate of the applicable recapture fee and tenders a check for same herewith in the amount of $994,749.60, in accordance with the terms set forth in the First Amendment.

Please contact me should you have any questions.

Very truly yours,

/s/ Dee A. Chigas cc: Jordan Hemphill Diane Walsh-Madden

Blackstone Real Estate Advisors L.P.

BREM L.L.C., General Partner

BP Amoco Corporation

200 East Randolph Drive

Mail Code 2203

Chicago, IL 60601

October 3, 2000

Re: Office Lease dated as of December 11, 1998 between BRE/Randolph Drive L.L.C. (“Landlord) and BP Amoco Corporation (formerly know as Amoco Corporation. “Tenant”), as amended by that certain First Amendment to Office Lease dated as of July 30, 1999 between Landlord and Tenant (as so amended, the “Lease”)

Ladies and Gentlemen::

Reference is made herein to the above-captioned Lease. Any capitalized term used and not otherwise defined herein shall be as defined in the Lease.

Landlord hereby gives notice of intent to recapture the entire 32nd floor of the Building in accordance with its Contraction Space Recapture Right as described in section 4A. of the First Amendment of the Lease dated July 30, 1999. Per Landlord’s conversations with Tenant regarding the timing of the delivery of the floor, Tenant agrees to deliver to Landlord the 32nd floor by November 1, 2000.

Please execute where indicated below to acknowledge your agreement with the forgoing.

Sincerely,

BRE/RANDOLPH DRIVE L.L.C.

By:	/s/ Marshall Findley
Marshall Findley
Vice President

Agreed To And Acknowledged:

By:	/s/ Jordan O. Hemphill
Name:	Jordan O. Hemphill
Title:	Manager-Corporate Real Estate

345 Park Avenue

New York, NY 10154

212 583-5000

Blackstone Real Estate Advisors L.P.

BREM L.L.C., General Partner

BP Amoco Corporation

200 East Randolph Drive

Mail Code 2203

Chicago, IL 60601

October 3, 2000

Re: Office Lease dated as of December 11, 1998 between BRE/Randolph Drive L.L.C. (“Landlord) and BP Amoco Corporation (formerly know as Amoco Corporation. “Tenant”), as amended by that certain First Amendment to Office Lease dated as of July 30, 1999 between Landlord and Tenant (as so amended, the “Lease”)

Ladies and Gentlemen::

Reference is made herein to the above-captioned Lease. Any capitalized term used and not otherwise defined herein shall be as defined in the Lease.

Landlord hereby gives notice of intent to recapture the entire 30th and 31st floors of the Building in accordance with its Contraction Space Recapture Right as described in section 4A. of the First Amendment of the Lease dated July 30, 1999. Per Landlord’s conversations with Tenant regarding the timing of the delivery of the floor, Tenant agrees to deliver to Landlord the 30th and 31st floors by April 1, 2001.

Please execute where indicated below to acknowledge your agreement with the forgoing.

Sincerely,

BRE/RANDOLPH DRIVE L.L.C.

By:	/s/ Marshall Findley
Marshall Findley
Vice President

Agreed To And Acknowledged:

By:	/s/ Jordan O. Hemphill
Name:	Jordan O. Hemphill
Title:	Manager-Corporate Real Estate

345 Park Avenue

New York, NY 10154

212 583-5000

[GRAPHIC APPEARS HERE]

VIA HAND DELIVERY

November 2, 2000

BRE/Randolph Drive LLC

200 East Randolph Drive

Chicago, IL 60601

Re: Office Lease dated December 11, 1998 between BRE/Randolph Drive L.L.C., as landlord (“Landlord”) and BP Amoco Corporation (formerly known as Amoco Corporation), as tenant (“Tenant”), as amended by that certain First Amendment to Office Lease dated July 30, 1999 (as amended “Lease”) / Payment of Recapture Payment covering Landlord Recapture of the 32nd Floor of the Aon Center

Gentlemen:

Please refer to that certain Lease covering space in the Aon Center (formerly, the Amoco Building). By letter dated October 3, 2000, Landlord exercised its Contraction Space Recapture Right for the 32nd floor. In accordance with the terms of Section 4 of the Lease, Tenant hereby submits a check in the amount of $780,036 representing the Recapture Payment to be paid by Tenant.

In addition, kindly reissue a correct invoice for Tenant’s Rent for the month of November which reflects the recapture of the 32nd floor.

Please contact me should you have any questions.

Very truly yours,

/s/ Diane C. Walsh-Madden

Diane C. Walsh-Madden

cc: Dee Chigas

      Jordan Hemphill

[GRAPHIC APPEARS HERE]	[GRAPHIC APPEARS HERE]

Jordan O. Hemphill

Manager, Corporate Real Estate

BP Amoco Corporation

28301 Ferry Road

Mail Code 2W

Warrenville, Illinois 60555

VIA OVERNIGHT COURIER

December 7, 2000

BRE/Randolph Drive LLC	Simpson Thacher & Bartlett
C/o Blackstone Real Estate Advisors LP	425 Lexington Avenue
345 Park Avenue	New York, NY 10017-3954
New York, NY 10154	Attention: Gregory J. Ressa
Attention: Gary Summers

Direct 630 836 4253

Fax 630 836 4266

nempnijo@bp.com

Office of the Building

Aon Center

200 East Randolph Drive

Chicago, IL 60601

Attention: Manager

Re: Contraction Notice covering that certain Office Lease (“Office Lease”) dated December 11, 1998 between BRE/Randolph Drive LLC, as landlord (“Landlord”) and BP Amoco Corporation (formerly known as Amoco Corporation), as tenant (“Tenant”), as amended by that certain First Amendment to Office Lease (“First Amendment”) dated July 30, 1999 between Landlord and Tenant, covering space situated in the Aon Center (formerly known as the Amoco Building), Chicago, Illinois

Gentlemen:

Please refer to the terms of the Office Lease and First Amendment. All capitalized terms shall be defined as set forth in such agreements.

Pursuant to the terms of Section 4 of the First Amendment, Tenant hereby notifies Landlord of the exercise of its Contraction Option covering all remaining Contraction Space subject to the Contraction Option, specifically, the entire 34th floor containing 31,576 rsf.

In the event that Landlord’s Contraction Space Recapture Right is found to be defective in some form, Tenant hereby notifies Landlord of the exercise of its Contraction Option covering the entire 30th floor (containing 30,576 rsf) and the entire 31st floor (containing 30,574 rsf).

Landlord has previously exercised it Contraction Space Recapture Right and taken possession of floors 29, 32, 34 and 35.

Should you have any questions, please contact Diane Walsh-Madden at (630) 836-4257.

Very truly yours,

/S/    J. O. HEMPHILL

Jordan O. Hemphill

Murray Air

Russ Cancilla

Dee Chigas

Neal Horowitz

Diane Walsh-Madden

[GRAPHIC APPEARS HERE]

VIA HAND DELIVERY

March 30, 2001

BRE/Randolph Drive LLC

c/o BREA

200 East Randolph Drive

Chicago, IL 60601

Re: Recapture Payment for Floors 30 and 31 / Office Lease dated as of December 11, 1998 between BRE/Randolph Drive LLC (“Landlord”) and BP Amoco Corporation (formerly known as Amoco Corporation) (“Tenant”) as amended by that certain First Amendment to Office Lease dated as of July 30, 1999 between Landlord and Tenant covering space situated at the Aon Center, 200 East Randolph Drive, Chicago, Illinois (as so amended, the “Lease”)

Dear Sir or Madam:

Reference is made herein to the above-referenced Lease. Any capitalized term not defined herein shall be as defined in the Lease.

Pursuant to letter dated October 3, 2000, Landlord exercised its Recapture Right for floors 30 and 31 in the Building, such recapture to be effective April 1 , 2001. Attached is a check in the amount of $868,096.87 representing the Recapture Payment as set forth in Section 4A of the Lease. See attached worksheet.

Additionally, Tenant hereby tenders possession of the 30th and 31st floors to Landlord, effective April 1, 2001.

Please contact Diane Walsh-Madden at (630) 836-4257 should you have any questions.

Very truly yours,

/s/ Dee A. Chigas

Dee A. Chigas

SECOND AMENDMENT TO OFFICE LEASE

THIS SECOND AMENDMENT TO OFFICE LEASE (“Second Amendment”) is made and entered into as of December 1, 2002 (the “Effective Date”) by and between BRE/RANDOLPH DRIVE, L.L.C., a Delaware limited liability company (“Landlord”), and BP CORPORATION NORTH AMERICA INC., an Indiana corporation (formerly known as BP Amoco Corporation and Amoco Corporation) (“Tenant”). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Original Lease (as defined below).

W I T N E S S E T H:

WHEREAS, Landlord, as landlord, and Tenant, as tenant, entered into a certain Office Lease dated as of December 11, 1998 (the “Unmodified Lease”) with respect to (among other things) Tenant’s lease of certain premises located at The Amoco Building (now known as The Aon Center), 200 East Randolph Drive, Chicago, Illinois; and

WHEREAS, the Unmodified Lease was amended by that certain First Amendment to Office Lease between Landlord and Tenant dated as of July 30, 1999 (the Unmodified Lease, as so amended, is sometimes referred to as the “Original Lease”); and

WHEREAS, Landlord and Tenant desire to amend the Original Lease upon the terms, provisions and conditions set forth in this Second Amendment.

NOW, THEREFORE, in consideration of the sum of Ten and no/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby agree as follows:

1. Definitions. All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Original Lease. The term “Lease”, as used in the Original Lease and this Second Amendment, shall mean the Original Lease as amended by this Second Amendment.

2. Modification of Podium Space. Landlord and Tenant hereby agree that, effective as of the Effective Date, 2,246 Rentable Square Feet of space located on L101B, as further identified as the Substitution Podium Space on Exhibit B-1 attached hereto and incorporated herein by this reference (the “Substitution Podium Space”), shall be substituted for that portion of the Podium Space specifically identified on Exhibit A attached hereto, consisting of 4,492 Rentable Square Feet (the “Former Podium Space”), such that, from and after the Effective Date, the Podium Space shall include the Substitution Podium Space and exclude the Former Podium Space. Effective as of the Effective Date, Landlord and Tenant further agree as follows:

(a) The term “Podium Space”, as set forth in the Definitions Section of the Original Lease, is deleted and replaced with the following:

“Podium Space” shall mean the space identified as the “Podium Space” on Exhibit B-1 attached to this Second Amendment, which shall include the Chauffeur’s

Lounge and which shall as of the Effective Date be deemed to consist of 45,754 Rentable Square Feet;

(b) Pages 32 and 33 of Exhibit B attached to the Original Lease are modified and amended to include the Substitution Podium Space, as shown on Exhibit B-1 attached to this Second Amendment, and to exclude the Former Podium Space shown on Exhibit A attached to this Second Amendment;

(c) Effective as of the Effective Date, Rent payable with respect to the Podium Space shall be the amounts indicated on the Podium Space Rent Schedule set forth below, it being understood that the Podium Space is located in lower level, below grade space and is currently used primarily as storage space. That portion of Exhibit C attached to the Original Lease which sets forth the Base Rent payable with respect to the Podium Space is hereby deleted in its entirety and replaced by the following:

Podium Space Rent Schedule:

Period	Annual Rent	Monthly Rent	Rent Sq/ft	Additional Rent
				Exp. Adj.	Tax Adj.
Effective Date—December 10, 2002	$835,468.04	$69,622.34	$18.26	None	None
December 11, 2002—December 10, 2003	852,397.08	71,033.09	18.63	None	None
December 11, 2003—December 10, 2004	869,325.96	72,443.83	19.00	None	None
December 11, 2004—December 10, 2005	886,712.52	73,892.71	19.38	None	None
December 11, 2005—December 10, 2006	904,556.64	75,379.72	19.77	None	None
December 11, 2006—December 10, 2007	922,858.20	76,904.85	20.17	None	None
December 11, 2007—December 10, 2008	941,159.76	78,429.98	20.57	None	None
December 11, 2008—December 10, 2009	959,918.88	79,993.24	20.98	None	None
December 11, 2009—December 10, 2010	979,135.56	81,594.63	21.40	None	None
December 11, 2010—December 10, 2011	998,809.80	83,234.15	21.83	None	None
December 11, 2011—December 10, 2012	1,018,941.40	84,911.79	22.27	None	None
December 11, 2012—December 10, 2013	1,039,530.80	86,627.57	22.72	None	None

From and after the Effective Date, no Additional Rent for Tenant’s Proportionate Share for Taxes and Tenant’s Proportionate Share for Expenses shall be due with respect to the Podium Space but Tenant shall continue to be liable for all additional/special services and utilities provided to the Podium Space to the extent provided in the Original Lease.

(d) Provided Tenant is not in Default under the Lease, Landlord agrees to give Tenant a credit against Monthly Rent for the Podium Space in the amount of One Hundred Fifty-Five Thousand Eight Hundred and Thirty-Six Dollars and 16/100 ($155,836.16), which credit shall be applied against the installments of Monthly Rent for the Podium Space first coming due after the Effective Date (in order of payment). This credit is in full settlement of all claims by Tenant for overpayment of Rent with respect to the Former Podium Space.

(e) Tenant shall cause the consumption of electricity within the Former Podium Space to be subtracted from the meter which measures the consumption of electricity in the Podium Space and, upon notice to Landlord that Tenant has completed such subtraction, Landlord shall cause the consumption of electricity within the Former

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Podium Space to be metered to Landlord. Tenant agrees to reimburse Landlord for one-half of the direct, actual third party reasonable expenses to install the new meter within thirty (30) days after written request or, at Tenant’s option, together with its payment of its next installment of Rent.

(f) Within sixty (60) days after the Effective Date, Landlord shall, at Landlord’s cost, separately demise the Substitution Podium Space (such that such space is separated from all other space in the Building other than other Podium Space leased by Tenant), and install a door in a reasonable location at the Substitution Podium Space providing reasonable access to and from such Substitution Podium Space.

3. Relocation of 79th Floor Premises.

(a) At the request of Landlord and at Landlord’s sole cost and expense, Tenant has agreed to relocate from the 79th Floor Premises to two separate office spaces, located on the 69th floor of the Building, and known as Suite 6952 (consisting of approximately Two Thousand Four Hundred Ninety (2,490) rentable square feet) and known as Suite 6948 (consisting of approximately Two Thousand Thirty-Five (2,035) rentable square feet) (collectively, the “69th Floor Premises”), each suite as further depicted on Exhibit C attached hereto and incorporated herein by this reference. Tenant hereby acknowledges that, with Tenant’s prior review and approval of the space plan and specifications therefor, Landlord has improved the 69th Floor Premises in a manner substantially similar to the 79th Floor Premises, and that the 69th Floor Premises are ready for occupancy. Tenant has inspected the 69th Floor Premises and agrees to accept the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements and no representations respecting the condition of the 69th Floor Premises, except as expressly provided herein.

(b) Tenant agrees to take occupancy of the 69th Floor Premises on or before the date that is thirty (30) days after the Effective Date (the “Occupancy Date”) and Tenant agrees to cooperate fully and promptly with Landlord in connection with the physical relocation to the 69th Floor Premises. Tenant shall, at such times and in such manner as mutually agreed with Landlord, vacate and surrender to Landlord the 79th Floor Premises and relocate to the 69th Floor Premises no later than the Occupancy Date. At Landlord’s expense, Landlord shall cause Tenant’s personal property and equipment located in the 79th Floor Premises to be moved to the 69th Floor Premises no later than the Occupancy Date (“Landlord Move”). Prior to the Landlord Move, Tenant shall require its personnel to pack items of personal property typically found on desktops and in desk drawers and Tenant shall tag any items which Tenant intends to move itself. With respect to those items of personal property and equipment which Tenant prefers to move itself, Tenant shall identify such items to Landlord in writing prior to the date upon which the Landlord Move is scheduled to occur and Tenant shall be responsible for moving such items to the 69th Floor Premises prior to the Occupancy Date (“Tenant Move”). Tenant shall be permitted to conduct the Tenant Move at such times during or after normal business hours and on the weekend as Tenant shall reasonably determine. Tenant shall be responsible for reinstalling and re-connecting its computer and telecommunications equipment in the 69th Floor Premises and Tenant shall coordinate

3

such work with the Landlord Move to avoid interference with or delay in the completion of the Landlord Move. Any items remaining in the 79th Floor Premises after the Occupancy Date shall be deemed abandoned, and can be disposed of by Landlord at Landlord’s discretion, with no further liability or responsibility to Tenant therefor. Landlord agrees to pay or, within thirty (30) days after Tenant’s request, reimburse to Tenant, (at Tenant’s election) the direct, actual third party reasonable expenses of Tenant for (i) the Tenant Move from the 79th Floor Premises to the 69th Floor Premises, (ii) reinstallation of the Tenant’s computers and telecommunications equipment in the 69th Floor Premises, and (iii) replacement of stationery and business cards rendered unusable by such relocation. Landlord agrees to repair damage to ( or replace if necessary) any personal property or equipment of Tenant damaged in the course of the Landlord Move except if such damage is caused by Tenant, or any of Tenant’s employees, agents or contractors.

(c) Effective as of the Occupancy Date, the 69th Floor Premises shall be substituted for 79th Floor Premises, and become a part of the Premises, pursuant to and subject to all of the terms, provisions and conditions set forth in the Original Lease, except as otherwise modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Initial Premises. Exhibit C, attached hereto and incorporated in this Amendment by this reference, shall be substituted for page 31 of Exhibit “B” attached to the Original Lease.

(d) Landlord and Tenant hereby acknowledge that the rentable square footage of the 69th Floor Premises has been determined to be Four Thousand Five Hundred Twenty-Five (4,525) rentable square feet. The foregoing notwithstanding, Tenant’s Base Rent and Additional Rent with respect to the 69th Floor Premises as it exists on the date hereof shall continue to be as set forth in Exhibit C attached to the Original Lease and calculated on the basis of Three Thousand five Hundred Eleven (3,511) Rentable Square Feet and shall not increase as a result of the relocation from the 79th floor to the 69th floor (but shall continue to increase or decrease as set forth in the Lease).

(e) Section 42 of the Original Lease, entitled “79th Floor Cancellation Rights”, shall be applicable to the 69th Floor Premises.

(f) The parenthetical set forth in the first sentence of Section 1(b)(i)(C) is hereby modified and amended by deleting the reference to “79th Floor Premises” and substituting therefor the words “69th Floor Premises”; and

(g) The parenthetical set forth in the second sentence of Section 1(b)(i)(C) is hereby modified and amended by deleting the words “the 79th floor,” and substituting therefor the words “69th floor”.

4. Intentionally Omitted

5. Aon Sublease. Reference is made to that certain Sublease dated as of July 30, 1999 between Tenant, as Sublessor, and Aon Corporation, a Delaware corporation

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(“Aon”), as Sublessee (as the same may be amended, supplemented, renewed and/or restated from time to time, the “Aon Sublease”). The portion of the Premises which Aon subleases from Tenant under the Aon Sublease from time to time is referred to herein as the “Aon Premises”. Landlord and Tenant hereby agree as follows with respect to the Aon Sublease and the Aon Premises.

(i) Landlord will provide those services which Landlord is required to perform under the Lease with respect to the Aon Premises directly to Aon (any such services are referred to herein as “Aon Services”); and

(ii) Landlord will provide bills and invoices for Aon Services directly to Aon (at such address as Tenant shall provide), and simultaneously forward copies of the same to Tenant (in accordance with the notice provisions of the Lease);

(iii) Landlord will accept payment of bills and invoices for Aon Services directly from either Aon or Tenant;

(iv) Landlord will provide copies of any notices of failure to pay any bill or invoice for Aon Services simultaneously to Aon (at the address specified by Tenant pursuant to clause (ii) above) and Tenant (pursuant to the notice provisions of the Lease); and

(v) If neither Aon nor Tenant pays for the cost of any Aon Services as required under the Lease, such failure shall be deemed to be a failure of Tenant to pay for extra or additional services under the Lease.

6. Donation of Art Work. Landlord agrees to donate to the City of Chicago or such other governmental entity or not-for-profit- corporation as directed by Tenant the portion of that certain piece of art work, known by the parties as the Bertoia structure (the “Bertoia”), which is located in the southeast and southwest corners of the plaza of the Building, provided that Tenant donates the portions of the Bertoia that it or any of its affiliates own to the same governmental entity or not-for-profit corporation to which it directs Landlord to donate. Upon Tenant’s written request, which request shall include details of the arrangements with the City of Chicago regarding the physical relocation of the Bertoia from the plaza of the Building to its new location, Landlord shall remove, or cause to be removed, those portions of the Bertoia from the plaza of the Building at Tenant’s expense and Tenant agrees to reimburse to Landlord, upon thirty (30) days prior written notice, the costs incurred by Landlord to remove the Bertoia from the Plaza and to restore and landscape the area of the plaza where the Bertoia was formerly located, including the surrounding area, in a manner consistent with the rest of the plaza. Tenant shall be responsible for relocating the Bertoia from the plaza to the City’s designated location.

7. Landlord’s Expenses Statement. Landlord shall mail the Landlord’s Expenses Statement to Tenant at the following address: 28301 Ferry Road, Mail Code MC2W, Warrenville, Illinois 60555, Attention: Mary Hartkopp. Tenant may from time to time upon written notice to Landlord designate a different address to which the Landlord’s Expenses Statement shall be sent.

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8. Real Estate Brokers. Landlord and Tenant each represent and warrant to the other that it has not dealt with any broker, agent or finder in connection with this Second Amendment, and that insofar as it knows, no other broker negotiated this Second Amendment or is entitled to any commission in connection therewith. Landlord and Tenant each agree to indemnify and hold the other, and its employees, agents and affiliates harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys’ fees) arising from any claims or demands of any other broker, agent or finder with whom it has dealt for any commission or fee alleged to be due in connection with this Second Amendment.

9. Consent. Landlord and Tenant represent and warrant to each other that it has obtained all of authorizations and consents necessary to execute and deliver this Second Amendment and that this Second Amendment constitutes the valid, legal and binding obligations of Tenant and Landlord, subject to Tenant obtaining the consent of Aon.

10. No Offer. The submission and negotiation of this Second Amendment shall not be deemed an offer to enter the same by Landlord. This Second Amendment shall not be binding until executed by both parties; provided that the execution and delivery of this Second Amendment by Tenant shall constitute an irrevocable offer by Tenant to amend the Original Lease on the terms and conditions herein contained, which offer may not be withdrawn or revoked for ten (10) days after the execution and delivery of this Second Amendment by Tenant to Landlord.

11. Miscellaneous. This Second Amendment shall be binding upon and shall muré to the benefit of Landlord and Tenant and their respective beneficiaries, legal representatives, heirs, successors and assigns. Except to the extent amended or modified by this Second Amendment, all other terms, conditions and provisions of the Lease are, and shall remain, in full force and effect and are hereby ratified and confirmed. This Second Amendment, together with the Original Lease, sets forth the entire agreement between the parties with respect to the subject matter set forth herein and therein and may not be modified, amended or altered except by subsequent written agreement between the parties. There have been no additional oral or written representations or agreements. In the event that any provision of this Second Amendment shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Second Amendment. In case of any inconsistency between the provisions of the Original Lease and this Second Amendment, the latter provisions shall govern and control. This Second Amendment may be executed in one (1) or more counterparts, all of which taken together shall constitute one (1) original document.

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first above written.

LANDLORD:			TENANT:

BRE/RANDOLPH DRIVE, L.L.C., a Delaware limited liability company			BP CORPORATION NORTH AMERICA INC., an Indiana corporation

By:	Blackstone Real Estate Randolph Drive L.L.C., a Delaware limited liability		By:
Its:

	By:	[ILLEGIBLE]
	Its:	V.P

CONSENT OF MORTGAGEE / LENDER

The undersigned, the “Mortgagee” under the Lease and the “Lender” under that certain Subordination, Nondisturbance and Attornment Agreement dated as of December 11, 1998 among Landlord, Tenant and the undersigned, does hereby consent to the execution, delivery and performance of the terms and provisions of this Second Amendment by Landlord and Tenant.

CMF CAPITAL COMPANY, L.L.C., a Delaware limited liability company

By:	[ILLEGIBLE]
Its:	Authorized Signatory

CONSENT OF AON CORPORATION

The undersigned, the “Sublessee” under the Aon Sublease does hereby consent to the execution, delivery and performance of the terms and provisions of this Second Amendment by Tenant.

AON CORPORATION, a Delaware corporation

By:
Its:

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first above written.

LANDLORD:		TENANT:

BRE/RANDOLPH DRIVE, L.L.C., a Delaware limited liability company		BP CORPORATION NORTH AMERICA INC., an Indiana corporation

By:	Blackstone Real Estate Randolph Drive L.L.C., a Delaware limited liability	By:	[ILLEGIBLE]
		Its:	Vice President

By:
Its:

CONSENT OF MORTGAGEE / LENDER

The undersigned, the “Mortgagee” under the Lease and the “Lender” under that certain Subordination, Nondisturbance and Attornment Agreement dated as of December 11, 1998 among Landlord, Tenant and the undersigned, does hereby consent to the execution, delivery and performance of the terms and provisions of this Second Amendment by Landlord and Tenant.

CMF CAPITAL COMPANY, L.L.C., a Delaware limited liability company

By:
Its:

CONSENT OF AON CORPORATION

The undersigned, the “Sublessee” under the Aon Sublease does hereby consent to the execution, delivery and performance of the terms and provisions of this Second Amendment by Tenant.

AON CORPORATION, a Delaware corporation

By:
Its:

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first above written.

LANDLORD:		TENANT:

BRE/RANDOLPH DRIVE, L.L.C., a Delaware limited liability company		BP CORPORATION NORTH AMERICA INC., an Indiana corporation

By:	Blackstone Real Estate Randolph Drive L.L.C., a Delaware limited liability	By:
Its:

By:
Its:

CONSENT OF MORTGAGEE / LENDER

The undersigned, the “Mortgagee” under the Lease and the “Lender” under that certain Subordination, Nondisturbance and Attornment Agreement dated as of December 11, [1998 among Landlord, Tenant and the undersigned, does hereby consent to the execution, delivery and performance of the terms and provisions of this Second Amendment by Landlord and Tenant.

CMF CAPITAL COMPANY, L.L.C., a Delaware limited liability company

By:
Its:

CONSENT OF AON CORPORATION

The undersigned, the “Sublessee” under the Aon Sublease does hereby consent to the execution, delivery and performance of the terms and provisions of this Second Amendment by Tenant.

AON CORPORATION, a Delaware corporation

By:	/s/ Harvey N. Medvin
Its:	Harvey N. Medvin
Executive Vice President and Chjef Financial Officer

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BRE/RANDOLPH DRIVE L.L.C.

VIA FEDERAL EXPRESS	February 19, 2003

Re:	Office Lease between BRE/Randolph Drive L.L.C.
(“Landlord”) and BP Amoco Corporation (“Tenant”), dated as
of December 11, 1998 (as amended, supplemented or
modified from time to time, the “Lease”)

BP Amoco Corporation

200 East Randolph Drive

Chicago, Illinois 60601

Attn: Facilities and Service, Chicago Regional Manager

(Mail Code 2203) and

Manager of Regional Administration

Facilities and Services, Chicago Region

(Mail Code 2203)

Ladies and Gentlemen:

Reference is made to the Lease. All terms used herein, but otherwise not defined, shall have the meaning given to them in the Lease.

This letter is to inform you that Landlord desires to sell the Building and the Land. Pursuant to Section 41 of the Lease, this letter shall constitute a Sale Notice to Tenant. If you do not deliver to us an Offer to Purchase the Building and the Land in the next 30 days, you have no further rights under Section 41 of the Lease. Therefore, in the event that you do not intend to deliver an Offer to Purchase within the next 30 days, we request that you execute and deliver to us the enclosed waiver immediately. Should you have any questions in connection with this letter, please contact me at (212) 583-5854 or Marshall Findley at (212) 583-5876.

Sincerely,

/s/ Karen Sprogis

Karen Sprogis

Managing Director

cc:	General Counsel
Manager of Real Estate
Diane Walsh-Madden

WAIVER OF RIGHT OF OFFER

Reference is made to that Office Lease between BRE/Randolph Drive L.L.C. (“Landlord”) and BP Amoco Corporation (“Tenant”), dated as of December 11, 1998 (as amended, supplemented or modified from time to time, the “Lease”). Capitalized terms used in this waiver but otherwise not defined shall have the meaning given to them in the Lease. Tenant acknowledges receipt of a Sale Notice dated February 19, 2003 (the “Sale Notice”) from Landlord. Tenant hereby waives any and all rights, now and in the future, to deliver to Landlord an Offer to Purchase in connection with the Sale Notice or claim any rights of first offer pursuant to Section 41 of the Lease.

Tenant:

BP AMOCO CORPORATION

By:
Name: Title:

Dated:                     , 2003

BRE/RANDOLPH DRIVE, L.L.C.

VIA FEDERAL EXPRESS	February 21, 2003

Re:	Office Lease between BRE/Randolph Drive L.L.C.
(“Landlord”) and BP Amoco Corporation (“Tenant”), dated as
of December 11, 1998 (as amended, supplemented or
modified from time to time, the “Lease”)

BP Amoco Corporation

200 East Randolph Drive

Chicago, Illinois 60601

Attn: Facilities and Service, Chicago Regional

Manager (Mail Code 2203) and

Manager of Regional Administration

Facilities and Services, Chicago Region

(Mail Code 2203)

Ladies and Gentlemen:

Reference is made to the Lease. All terms used herein, but otherwise not defined, shall have the meaning given to them in the Lease.

Landlord sent to you a letter dated February 19, 2003 (the “Notice Letter”), informing you that Landlord intends to sell the Land and the Building and requesting that you waive any right of first offer you might have under the Lease. Upon further review of the Lease, it has become evident that Tenant’s right of first offer under Section 41 of the Lease is applicable only if the Tenant Occupancy Requirement is satisfied. As you know, Tenant’s current occupancy is substantially below this required threshold. Therefore, Landlord has no obligations to Tenant at this time under Section 41 of the Lease and intends to sell the Land and the Building in the near future without further reference to Section 41 of the Lease. As a courtesy to Landlord, we would still appreciate your execution and delivery of the waiver certificate delivered to you in the Notice Letter.

February 21, 2003

If you have any questions in connection with this letter, please contact Steven Orbuch at 212-583-5358.

Sincerely,

/s/ Karen Sprogis

Karen Sprogis

Managing Director

cc:	General Counsel
Manager of Real Estate
Diane Walsh-Madden

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[GRAPHIC APPEARS HERE]

February 26, 2003

BP Corporation North America Inc.

200 East Randolph Drive

Mail Code 2203

Chicago, Illinois 60601

Attention:	Facilities and Services,
Chicago Regional Manager

Re:	Sublease dated as of July 30, 1999 between BP North America Inc. (successor by name change to BP Amoco Corporation), as sublessor (“Sublessor”), and Aon Corporation, as sublessee (“Sublessee”), for Certain Subleased Premises located at Aon Center, 200 East Randolph Drive, Chicago, Illinois (the “Sublease”).

Ladies and Gentlemen:

Reference is made to the Sublease described above. Initially capitalized terms used in this letter which are not otherwise defined in this letter shall have the meanings ascribed thereto as set forth in the Sublease.

This letter will confirm that the address for notices for the Sublessee, as set forth in Section 19 of the Sublease, is hereby modified as follows:

If to Sublessee:

Aon Corporation

200 E. Randolph Drive

Chicago, Illinois 60601

Attn: Brian Egan

This letter will further confirm that either Sublessee or Sublessor may hereafter change its address from time to time for purposes of notices under the Sublease, by written notice to the other party in the manner specified in Section 19 of the Sublease. This letter may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and facsimile copies of this letter shall constitute originals hereof.

Sincerely,

AON CORPORATION, a Delaware corporation

By:	/s/ Harvey N. Medvin
Its:	Harvey N. Medvin
Executive Vice President and Chief Financial Officer

AGREED AND ACCEPTED,

as of the date set forth above

BP CORPORATION NORTH AMERICA

INC., an Indiana corporation

By:	/S/ DIANE C. WALSH MADDEN
Its:	Sr. Real Estate Attorney

ACKNOWLEDGMENT OF LANDLORD

The undersigned, as Landlord under the Prime Lease, hereby acknowledges receipt of this letter, and further acknowledges and agrees that any notices to be sent by the Landlord to the Sublessee pursuant to Section 5 of that certain Second Amendment to the Prime Lease dated as of December 1, 2002 shall be sent to the Sublessee at its addresses set forth above in this letter.

BRE/RANDOLPH DRIVE, L.L.C., a Delaware limited liability company

By:	Blackstone Real Estate Randolph Drive L.L.C., a Delaware limited liability company

	By:	[ILLEGIBLE]
	Its:	VP

cc:	BP Corporation North America Inc.
28100 Torch Parkway
Mail Code 4N
Warrenville, IL 60555
Attention: Manager of Real Estate

Sidley Austin Brown & Wood
Bank One Plaza
10 South Dearborn
Chicago, Illinois 60603
Attention: Anthony J. Aiello, Esq.

AGREED AND ACCEPTED,

as of the date set forth above

BP CORPORATION NORTH AMERICA

INC., an Indiana corporation

By:
Its:

ACKNOWLEDGMENT OF LANDLORD

The undersigned, as Landlord under the Prime Lease, hereby acknowledges receipt of this letter, and further acknowledges and agrees that any notices to be sent by the Landlord to the Sublessee pursuant to Section 5 of that certain Second Amendment to the Prime Lease dated as of December 1, 2002 shall be sent to the Sublessee at its addresses set forth above in this letter.

BRE/RANDOLPH DRIVE, L.L.C., a Delaware limited liability company

By:	Blackstone Real Estate Randolph Drive L.L.C., a Delaware limited liability company

	By:	[ILLEGIBLE]
	Its:	VP

cc:	BP Corporation North America Inc.
28100 Torch Parkway
Mail Code 4N
Warrenville, IL 60555
Attention: Manager of Real Estate

Sidley Austin Brown & Wood
Bank One Plaza
10 South Dearborn
Chicago, Illinois 60603
Attention: Anthony J. Aiello, Esq.

2

BP CORPORATION NORTH AMERICA INC.

28301 Ferry Road

Warresville, Illinois 60555

March 14, 2003

BRE/Randolph Drive L.L.C.

c/o Blackstone Real Estate Advisors L.P.

345, Park Avenue,

New York, New York 10154

Re:	200 East Randolph Drive, Chicago, Illinois—Second Amendment to Office Lease dated as of December 1, 2002 (the “Amendment”).

Ladies and Gentlemen:

Reference is made to the Amendment described above. All initially capitalized terms used in this letter that are not otherwise defined in this letter shall have the meanings described thereto as set forth in the Amendment.

This letter will confirm that the term “Occupancy Date”, as used in Section 3 of the Amendment, shall mean the date that is thirty (30) days after the date of this letter, rather than the date that is thirty (30) days after the Effective Date (as set forth in said Section 3 of the Amendment). Except as modified hereby, the Amendment remains modified, is in full force and effect, and is hereby justified by the parties.

Please sign this letter in the space below indicating the Landlord’s agreement to the foregoing. This letter may be signed in multiple counterparts, all of which, when taken together, shall constitute a single agreement, and facsimile copies of this letter shall constitute originals hereof.

Sincerely,

BP CORPORATION NORTH AMERICA INC.

By:	/S/ DIANE C. WALSH MADDEN
Its:	Sr. Real Estate Attorney

AGREED AND ACCEPTED

as of the date set forth above

BRE/RANDOLPH DRIVE, L.L.C., a

Delaware limited liability company

By:	Blackstone Real Estate Randolph Drive L.L.C., a Delaware limited liability

	By:	[ILLEGIBLE]
	Its:	VP